FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-21

Free Writing Prospectus

 Structural and Collateral Term Sheet

$748,633,043

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2021-C60

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

LMF Commercial, LLC

 Wells Fargo Bank, National Association

 Column Financial, Inc.

UBS AG

 BSPRT CMBS Finance, LLC

 Ladder Capital Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-C60

July 8, 2021

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	CREDIT SUISSE Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
LMF Commercial, LLC	24	27	$226,356,953	30.2%
Wells Fargo Bank, National Association	10	23	181,540,000	24.2
Column Financial, Inc.	4	4	102,741,723	13.7
UBS AG	6	26	89,110,000	11.9
BSPRT CMBS Finance, LLC	10	10	75,807,589	10.1
Ladder Capital Finance LLC	7	17	73,076,778	9.8
Total	61	107	$748,633,043	100.0%

Loan Pool:

Initial Pool Balance:	$748,633,043
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$12,272,673
Number of Mortgaged Properties:	107
Average Cut-off Date Balance per Mortgaged Property(1):	$6,996,570
Weighted Average Mortgage Interest Rate:	3.766%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	46.5%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	357
Weighted Average Remaining Amortization Term (months)(2):	356
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.32x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	59.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	55.3%
% of Mortgage Loans with Additional Subordinate Debt(3):	9.4%
% of Mortgage Loans with Single Tenants(4):	9.4%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	For certain of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.

(3)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(4)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

II.       COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurance that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As-Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	June Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full May Rent Payment (%)	UW May Base Rent Paid (%)	Total SF or Unit Count Making Full June Rent Payment (%)	UW June Base Rent Paid (%)

WFB	6/29/2021	6/28/2021	Velocity Industrial Portfolio	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
Column	6/24/2021	11/17/2020	The Grace Building(1)	Office	Y	Y	Y	N	N	Y	97.0%	97.0%	95.5%	94.0%
LMF	6/30/2021	5/6/2021	Malibu Colony Plaza	Retail	NAP(2)	NAP(2)	Y	N	N	Y(3)	93.9%(3)	83.0%(3)	93.9%(3)	97.5%(2)
UBS AG	6/25/2021	6/30/2021	Mason Multifamily Portfolio	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	94.8%	92.2%	95.6%	94.7%
WFB	6/22/2021	6/11/2021	Gramercy Plaza	Office	NAP(5)	NAP(5)	NAP(5)	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
Column	6/21/2021	11/24/2020	Bell Towne Centre(7)	Retail	Y	Y	Y	N	N	N	98.2%	98.3%	98.2%	98.3%
UBS AG	6/24/2021	5/13/2021	Rollins Portfolio	Various	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	6/3/2021	1010 Building and Heinen’s Rotunda Building	Mixed Use	NAP(4)	NAP(4)	NAP(4)	N	N	N	98.9%	99.7%	93.3%	96.9%
LCF	7/2/2021	6/30/2021	2302 Webster	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	NAV	NAV	100%	100%
LMF	6/14/2021	6/25/2021	The Wyatt at Northern Lights	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	96.7%	98.6%
LCF	6/30/2021	7/1/2021	Trader Joe’s LIC	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	N	100%	100%	100%	100%
Column	6/21/2021	1/21/2021	The Westchester(8)	Retail	Y	Y	Y	N	N	Y	NAV	NAV	NAV	NAV
WFB	6/28/2021	6/17/2021	Metro Crossing	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(12)	100.0%	100.0%	100.0%	100.0%
WFB	6/28/2021	6/4/2021	ExchangeRight 47	Various	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	4/5/2021	Seacrest Homes	Multifamily	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/22/2021	6/18/2021	Ranch Self Storage	Self Storage	NAP(4)	NAP(4)	NAP(4)	N	N	N	(9)	(9)	(9)	(9)
UBS AG	6/25/2021	6/25/2021	Elmwood Distribution Center	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	Y(10)	97.0%	99.1%	98.8%	99.8%
BSPRT	7/2/2021	3/24/2021	Herndon Square	Office	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	6/18/2021	6/29/2021	The Plaza at Williams Centre	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(11)	100.0%	102.3%	100.0%	102.3%
BSPRT	7/2/2021	6/30/2021	Lafayette Arms Apartments	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	94.0%	NAV	85.0%	NAV
LMF	6/22/2021	6/25/2021	231 Hudson Leased Fee	Other	NAP(4)	NAP(4)	NAP(4)	N	N	Y(26)	100.0%	100.0%	100.0%	100.0%
LCF	7/2/2021	7/2/2021	The Woodlands of Charlottesville	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	NAV	NAV	98.6%	98.6%
LMF	6/21/2021	5/26/2021	884 Riverside Drive	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	84.7%	92.9%
WFB	6/24/2021	5/10/2021	Securlock HAC Self-Storage Portfolio	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	N/A	98.7%	N/A	98.7%
LMF	6/30/2021	2/20/2020	TownePlace Suites - La Place	Hospitality	Y	Y	Y	Y(13)	N	N	(14)	(14)	(14)	(14)
WFB	6/28/2021	6/7/2021	Envy Self Storage and RV	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	N/A	99.9%	N/A	N/A
LMF	6/24/2021	5/25/2021	Interstate Self Storage	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	(12)	(12)	(12)	(12)
LCF	7/2/2021	3/11/2020	122nd Street Portfolio	Multifamily	Y	Y	Y	N	N	N	100%	100%	91.7%	91.7%
LMF	6/25/2021	6/17/2021	Heights Marketplace	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(15)	100.0%	100.0%	100.0%	100.0%
WFB	6/13/2021	6/29/2021	TownePlace Suites The Villages	Hospitality	NAP(4)	NAP(4)	NAP(4)	N	N	N	(23)	(23)	(23)	(23)
UBS AG	6/25/2021	6/15/2021	Garver Little Rock	Office	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/7/2021	Home2Suites Hilton Head	Hospitality	NAP(5)	NAP(5)	NAP(5)	N	N	N	(25)	(25)	(25)	(25)
LMF	6/28/2021	6/18/2021	Lowy Bronx Multifamily Portfolio	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	93.2%	93.2%	86.4%	85.3%
LMF	6/21/2021	3/5/2021	Arizona Pavilions	Retail	Y	Y	Y	N	N	Y(16)	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	6/24/2021	Boonton Industrial	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	(17)	(17)	(17)	(17)
Column	6/23/2021	5/19/2021	Leisure Living	Manufactured Housing	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/18/2021	Walmart Deland	Other	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/14/2021	Bronxwood Mixed Use	Mixed Use	NAP(5)	NAP(5)	NAP(5)	N	N	Y(18)	80.5%	83.7%	74.8%	76.3%
LMF	6/23/2021	4/22/2021	Lost River Self Storage	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	(19)	(19)	(19)	(19)
LMF	6/18/2021	4/28/2021	Clara Point Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	6/30/2021	4/22/2021	Belamere Suites II	Hospitality	NAP(2)	NAP(2)	Y	N	N	N	100%	100%	100%	100%
WFB	7/2/2021	6/1/2021	AC Self Storage - Missouri City	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.6%	99.4%	99.1%	98.6%
WFB	7/2/2021	5/27/2021	AC Self Storage – Arlington, TX	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.3%	99.4%	99.2%	99.2%
BSPRT	7/2/2021	3/31/2021	Walgreens – Newport News, VA	Retail	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/24/2021	Walgreens San Tan Valley	Retail	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	4/19/2021	Amidon Place Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	98.2%	96.3%	92.9%	91.1%
LMF	6/30/2021	4/29/2021	Estrella Crossroads	Retail	NAP(2)	NAP(2)	Y	N	N	Y(20)	(27)	(27)	(27)	(27)
LCF	6/30/2021	12/12/2019	Federales Chicago	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/24/2021	5/3/2021	Shops at Valle Vista	Retail	NAP(2)	NAP(2)	Y	N	N	Y(21)	100.0%	100.0%	100.0%	100.0%
LMF	6/9/2021	6/25/2021	Villas at the Woodlands	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	98.4%	99.4%	90.5%	89.8%
UBS AG	6/25/2021	6/30/2021	Turtle Creek Apartments	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	92.8%	94.6%	91.2%	93.1%
BSPRT	7/2/2021	5/3/2021	FleetPride Industrial	Industrial	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/4/2021	Walgreens Cambridge	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/7/2021	Parq on 8th Apartments	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	95.1%	95.1%	95.1%	95.1%
LMF	6/24/2021	4/14/2021	Lord Duplin Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	June Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full May Rent Payment (%)	UW May Base Rent Paid (%)	Total SF or Unit Count Making Full June Rent Payment (%)	UW June Base Rent Paid (%)

LMF	6/15/2021	6/15/2021	Oak Hill & City Walk MHC Portfolio	Manufactured Housing	NAP(4)	NAP(4)	NAP(4)	N	N	N	96.3%	97.7%	78.5%(22)	83.4%(22)
LMF	6/24/2021	6/7/2021	4070 Butler Pike Office	Office	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/6/2021	7-Eleven Tampa	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/11/2021	CVS Mars Hill	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/25/2021	6/25/2021	5800 Brookhollow	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	6/30/2021	6/29/2021	Dollar General-Siginaw (E. Washington Road)	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%

(1)	With respect to The Grace Building Mortgage Loan, four (4) retail tenants, representing 1.8% of net rentable area and 2.5% of underwritten base rent, have not made rent payments for the past several months. The borrower sponsor is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under the lease. The borrower sponsor is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender at origination for anticipated parking rent shortfalls.

(2)	The related Mortgage Loans have their first due date in June 2021.

(3)	With respect to the Malibu Colony Plaza Mortgaged Property, seven tenants totaling 14,830 square feet (13.0% of net rentable area and 32.6% of underwritten base rent) received rent deferral. The guarantors of the Malibu Colony Plaza Mortgage Loan signed master leases for a term of 10 years for each of these seven spaces, agreeing to pay any shortfalls for rent not paid by any of these tenants for the term of the Malibu Colony Plaza Mortgage Loan.

(4)	The related Mortgage Loans have their first due date in August 2021.

(5)	The related Mortgage Loans have their first due date in July 2021.

(6)	With respect to the Gramercy Plaza Mortgage Loan, one (1) tenant, representing 0.8% of net rentable area and 0.8% of underwritten base rent, received a three month rent deferral.

(7)	With respect to the Bell Towne Centre Mortgage Loan, the borrower sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. All tenants are current on rent with the exception of Sylvan Learning (1.6% of net rentable area).

(8)	With respect to The Westchester Mortgage Loan, as of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The borrower sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their lease through December 2021. Rent deferrals are expected to be paid back in equal monthly installments starting in 2021, with a few tenants electing to make one lump sum payment. The Westchester Mortgaged Property is 92.2% as of May 11, 2021 occupied. The sponsor collected 84% to 86% of tenant rents monthly from October 2020 through January 2021 and since their portfolio has returned to pre-COVID property collections they are no longer tracking monthly collections.

(9)	With respect to the Ranch Self Storage Mortgage Loan, as of June 22, 2021, 0.8% of underwritten base rents were 31-60 days overdue, 0.1% of underwritten base rents were 61-90 days overdue and 0.1% of underwritten base rents were 91-120 days overdue.

(10)	With respect to the Elmwood Distribution Center Mortgage Loan, according to the borrower sponsor, six (6) tenants, representing 8.1% of net rentable area and 10.8% of underwritten base rent, were granted rent deferrals, including Tiffany & Co Dance Studio, The Leather Factory LP, Triumph Fitness LLC, V Solar Nails, Pioneer Wine & Spirits of LA and Coleman American Moving Srvcs. Tiffany & Co received three months of rent deferral for the months of May, June and July 2020, with the six-month rent payback period beginning October 2020. The Leather Factory received three months of rent deferral for the months of April, May and June 2020, with the six-month rent payback period beginning October 2020. Triumph received two months of rent deferral for the months of May and June 2020, with the six-month rent payback period beginning December 2020. V Solar Nails (no longer in occupancy) received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. LA Spirit Cheer received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. Coleman Moving received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. The Sponsor confirmed that the six (6) tenants who received rent deferrals are all current on their respective payback schedules. Tiffany & Co has already paid back all deferred rent ahead of their expected rent payback schedule (paid back by November 2020).

(11)	With respect to The Plaza at Williams Centre Mortgage Loan, 11 tenants, representing 25.1% of net rentable area and 29.4% of underwritten base rent, received rent deferral or modification.

(12)	With respect to the Metro Crossing Mortgage Loan, 18 tenants, representing 33.3% of net rentable area and 39.9% of underwritten base rent requested and received rent relief.

(13)	With respect to the TownePlace Suites - La Place Mortgaged Property, the borrower received forbearance which deferred interest payments for six months from April through October 2020 (the total amount deferred was $209,300). The borrower is required to pay $209,300 in monthly installments of $16,852.22, starting January 2021. The borrower is current on its repayments.

(14)	With respect to the TownePlace Suites - La Place Mortgaged Property, for the trailing 12 months as of May 31, 2021, occupancy, ADR and RevPAR information was 54.9%, $100.42 and $55.11, respectively.

(15)	With respect to the Heights Marketplace Mortgaged Property, six (6) tenants deferred rent. Lovett Dental (approximately 14.7% of the net rentable area) deferred base rent for April 2020, which was repaid in full from September to December 2020. Citrus Nail Spa (approximately 12.7% of net rentable area) deferred base rent for May 2020, which was repaid in full from June to August 2020. Smashburger (approximately 12.1% of the net rentable area) deferred rent from April through June 2020, extended its lease for an additional three years and agreed to pay an additional $775.25 per month for the remainder of its lease term. Jimmy John’s (approximately 7.3% of the net rentable area) deferred rent for April and May 2020, which was repaid in full by February 2021. The Joint (approximately 5.2% of the net rentable area) deferred rent for April 2020, which was repaid in May 2020. Aqua Cleaners (approximately 4.5% of the net rentable area) deferred full rent in April and May 2020 and partial rent in June, July and December 2020 and January 2021, which deferred rent was repaid in full by May 2021.

(16)	With respect to the Arizona Pavilions Mortgaged Property, two (2) tenants deferred rent. Mattress Firm (approximately 16.4% of the net rentable area) was late on approximately three months of rent in 2020, however all amounts due were repaid in 2020 and Mattress Firm executed its second renewal option in December 2020. Sport Clips (approximately 4.5% of the net rentable area) deferred 50% of its rent from June through December 2020, repayment of which was included in an executed lease extension.

(17)	With respect to the Boonton Industrial Mortgaged Loan, the lease between the Boonton Industrial borrower and J. Supor Realty LLC commenced on June 24, 2021.

(18)	With respect to the Bronxwood Mixed Use Mortgaged Property, Michael Angelo Studio (approximately 12.0% of the net rentable area) is delinquent on approximately one year of rent. The tenant recently extended its lease for five years to 2026. One year of rent totaling $35,400 was reserved at loan origination, which will be released to the borrower when Michael Angelo Studio pays 12 consecutive months of full unabated rent.

(19)	With respect to the Lost River Self Storage Mortgaged Loan, as of June 23, 2021, 3.3% of underwritten base rents were 31-60 days overdue, 0.8% of underwritten base rents were 61-90 days overdue and 0.7% of underwritten base rents were 91-120 days overdue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Highlights

(20)	With respect to the Estrella Crossroads Mortgaged Property, three (3) leases were amended in 2020. Pretty Nails & Spa (approximately 9.6% of the net rentable area) received free rent in April, May and June 2020. The borrower waived payment of the April, May and June 2020 rent upon tenant’s execution of a lease modification that extended its lease for five years. Sammy’s Burgers (approximately 7.9% of the net rentable area) received free rent in July 2020. The borrower waived payment of the July 2020 rent upon tenant’s execution of a lease modification that extended its lease for five years]. Subway (approximately 5.7% of the net rentable area) received a rent abatement of base rent in April and May 2020. The borrower waived payment of the April and May 2020 rent upon tenant’s execution of a lease modification that extended its lease for four months.

(21)	With respect to the Shops at Valle Vista Mortgaged Property, three (3) tenants deferred rent. Freddy’s Frozen Custard (approximately 23.1% of the net rentable area) deferred 50% of rent for May, June and July 2020, which is required to be repaid in monthly installments of $1,186.72 from January 2021 through December 2021. Visionworks (approximately 20.4% of the net rentable area) deferred base rent in May and June 2020, which is required to be repaid in monthly installments of $158.13 from July 2020 through November 2028. All-Star Nutrition (approximately 9.1% of the net rentable area) deferred rent in May 2020 . The borrower waived payment of the May 2020 rent upon tenant’s execution of a lease modification extending the lease term for one additional month.

(22)	With respect to the Oak Hill & City Walk MHC Portfolio, the borrower acquired the properties on June 15, 2021 and is in the process of transitioning to a new payment system. As such, the reported numbers are as-of June 15, 2021 and do not include a full month of collections.

(23)	With respect to the TownePlace Suites The Villages mortgage loan, the May 2021 occupancy, ADR and RevPAR information was 79.7%, $100.76 and $80.28. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, June 2021 information is not yet available.

(24)	The related Mortgage Loans have their first due date in May 2021.

(25)	With respect to the Home2Suites Hilton Head Mortgage Loan, the May 2021 occupancy, ADR and RevPAR information was 66.1%, $162.11 and $107.17. Occupancy, ADR and RevPAR information for June 2021 is not yet available.

(26)	With respect to the 231 Hudson Leased Fee Mortgaged Property, the borrower and the tenant entered into a lease modification agreement dated April 8, 2020, pursuant to which rents were deferred by $25,000 per month for April 2020 and May 2020. Deferred rent totaling $50,000 has been paid back in full in monthly installments of $4,166.66, in addition to base rent, from June 2020 through May 2021.

(27)	With respect to the Estrella Crossroads Mortgage Loan, the sponsor acquired the Mortgaged Property in April 2021. Five tenants (representing 35.0% of the net rentable area and 41.5% of underwritten base rent) have made rent payments due in May and June 2021. Three tenants (Walgreens, Firestone and JP Morgan Chase, collectively representing 65.0% of net rentable area and 58.5% of underwritten base rent) encountered administrative delays in redirecting their rental payments to the sponsor (as new landlord) following the sponsor’s acquisition of the property. The lender has reviewed correspondence between the sponsor and the three respective tenants and all outstanding rental payments are anticipated to be fully paid in July 2021. The borrower is fully current on principal and interest payments due under the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

III.       Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2020-C58	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Velocity Industrial Portfolio	WFB	$65,000,000	$75,000,000	WFCM 2021-C60	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	Future Securitization(s)	$10,000,000
2	The Grace Building	Column	$50,000,000	$883,000,000	GRACE 2020-GRCE	Wells Fargo Bank, National Association	Situs Holdings, LLC	GRACE 2020-GRCE	$383,000,000
								BANK 2020-BNK29	$75,000,000
								BANK 2020-BNK30	$60,000,000
								BMARK 2020-B21	$100,000,000
								BMARK 2020-B22	$80,000,000
								BMARK 2020-B23	$60,000,000
								CSAIL 2021-C20	$60,000,000
								BANK 2021-BNK33	$15,000,000
7	Rollins Portfolio	UBS AG	$24,400,000	$39,400,000	WFCM 2021-C60	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	Future Securitization(s)	$15,000,000
12	The Westchester	Column	$20,000,000	$343,000,000	CSCM 2020-WEST	Midland Loan Services, a Division of PNC Bank National Association	Pacific Life Insurance Company	CSCM 2020-WEST	$193,000,000
								CSAIL 2020-C19	$50,000,000
								CSAIL 2021-C20	$35,000,000
								Future Securitization(s)	$45,000,000
13	Metro Crossing	WFB	$20,000,000	$34,450,000	WFCM 2021-C60	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	Future Securitization(s)	$14,450,000
15	Seacrest Homes	BSPRT	$18,000,000	$48,000,000	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	WFCM 2021-C59	$30,000,000
18	Herndon Square	BSPRT	$14,936,855	$30,371,606	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	WFCM 2021-C59	$15,434,751
28	122nd Street Portfolio	LCF	$8,000,000	$23,000,000	WFCM 2020-C57	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank National Association	WFCM 2020-C57	$15,000,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.

(2)	The related whole loan is expected to initially be serviced under the BMARK 2020-B21 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2020-C58 certificates after the closing of such securitization. Control rights with respect to the related whole loan will be exercised by the holder of the “lead” pari passu note.

(3)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuation of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool--The Whole Loans--The Non-Serviced A/B Whole Loans--MGM Grand & Mandalay Bay” in the Preliminary Prospectus

(4)	The BMARK 2020-B21 transaction is expected to close on or about November 30, 2020.

(5)	The BANK 2020-BNK29 transaction is expected to close on or about November 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Characteristics of the Mortgage Pool

IV.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	27	$213,069,272	28.5%	58.9%	55.0%	2.22	x	9.8%	9.5%	3.684%
Anchored	3	72,600,000	9.7	54.9	52.8	2.09		9.4	9.0	3.640
Unanchored	3	42,300,000	5.7	66.6	60.2	1.69		8.7	8.5	3.806
Single Tenant	17	41,339,470	5.5	58.5	58.5	2.68		9.5	9.4	3.696
Shadow Anchored	3	36,829,802	4.9	61.4	50.5	1.82		11.1	10.2	3.853
Super-Regional Mall	1	20,000,000	2.7	53.0	53.0	3.61		12.3	11.9	3.250
Multifamily	34	172,065,653	23.0	65.9	61.7	1.74		8.6	8.3	4.035
Garden	16	94,556,653	12.6	68.3	62.6	1.69		9.1	8.7	4.114
Mid Rise	18	77,509,000	10.4	63.0	60.5	1.79		8.0	7.9	3.937
Industrial	20	116,329,705	15.5	57.6	56.5	2.89		10.1	9.6	3.299
Warehouse	3	71,500,000	9.6	58.7	57.6	2.63		9.5	9.1	3.382
Flex	14	24,400,000	3.3	65.4	65.4	2.94		9.6	9.6	3.210
Warehouse Distribution	2	17,000,000	2.3	40.5	40.5	4.20		13.4	12.1	2.850
Warehouse / Distribution	1	3,429,705	0.5	63.5	49.4	1.44		9.7	9.1	4.430
Office	6	103,336,103	13.8	51.7	49.5	3.53		11.5	11.1	3.107
Suburban	4	51,893,515	6.9	61.9	57.4	2.83		11.3	10.7	3.512
CBD	1	50,000,000	6.7	41.1	41.1	4.25		11.8	11.6	2.692
Medical	1	1,442,588	0.2	53.0	53.0	3.63		10.8	10.7	2.900
Self Storage	9	58,540,000	7.8	60.5	57.4	1.99		9.0	8.8	4.161
Self Storage	9	58,540,000	7.8	60.5	57.4	1.99		9.0	8.8	4.161
Mixed Use	2	30,250,000	4.0	58.6	49.1	1.39		8.8	8.6	4.621
Multifamily/Retail/Office	1	24,250,000	3.2	57.0	46.5	1.38		8.8	8.6	4.680
Multifamily/Retail	1	6,000,000	0.8	65.2	59.7	1.42		8.7	8.5	4.383
Hospitality	4	29,025,586	3.9	54.8	45.5	2.12		16.2	14.5	5.139
Extended Stay	3	23,445,866	3.1	57.8	49.4	2.07		14.3	12.8	4.680
Limited Service	1	5,579,720	0.7	42.3	29.1	2.32		24.1	21.8	7.068
Other	2	16,750,000	2.2	50.7	44.7	1.99		9.8	9.8	3.652
Leased Fee	2	16,750,000	2.2	50.7	44.7	1.99		9.8	9.8	3.652
Manufactured Housing	3	9,266,723	1.2	59.5	49.6	1.37		8.4	8.3	4.491
Manufactured Housing	3	9,266,723	1.2	59.5	49.6	1.37		8.4	8.3	4.491
Total/Weighted Average:	107	$748,633,043	100.0%	59.1%	55.3%	2.32	x	10.0%	9.6%	3.766%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Velocity Industrial Portfolio
1 2750 Morris Road Lansdale, PA
2 1180 Church Road Lansdale, PA
Hatfield
Lansdale
North Wales
Montgomeryville
Kulpsville
Willowyck
Chalfont
New Britain
Warrington
Welsh Woods
Spring House
Maple Glen
Ambler
Fort Washington
Blue Bell
Norristown
Plymouth Meeting
BUCKS COUNTY
MONTGOMERY COUNTY
Merck
Abington Lansdale Hospital
Montgomery Mall
Montgomery Commons
Water Tower Square
Teva Pharmaceuticals
Gwynedd Mercy Univ.
Montgomery County Comm. College
Temple University - Ambler Campus
Wings Field
Allentown 34 miles
Philadelphia 18 miles
PA Tpke. Northeast Ext.
PA Turnpike
Ft. Wash. Expwy
SEPTA
PENNSYLVANIA
PHILADELPHIA
CAMDEN
NJ
DELAWARE
WILMINGTON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Velocity Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Warehouse
	Original Principal Balance:	$65,000,000		Location:	Lansdale, PA
	Cut-off Date Balance(1):	$65,000,000		Size:	1,130,782 SF
	% of Initial Pool Balance:	8.7%		Cut-off Date Balance Per SF(1):	$66.33
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$66.33
	Borrower Sponsor:	Zachary Moore; Anthony Grelli, Jr.		Year Built/Renovated:	Various/2021
	Guarantor:	Zachary Moore; Anthony Grelli, Jr.		Title Vesting:	Fee
	Mortgage Rate:	3.2300%		Property Manager:	Last Mile Management LLC
	Note Date:	June 28, 2021		Current Occupancy (As of):	89.3% (6/23/2021)
	Seasoning:	0 months		YE 2020 Occupancy(4):	49.2%
	Maturity Date:	July 11, 2031		YE 2019 Occupancy(4):	93.7%
	IO Period:	120 months		YE 2018 Occupancy(4):	60.8%
	Loan Term (Original):	120 months		As-Is Appraised Value(5):	$129,800,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(5):	$114.79
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 26, 2021
	Call Protection(2):	L(24),D(92),O(4)
	Lockbox Type:	Hard/In Place		Underwriting and Financial Information(6)
	Additional Debt:	Yes		TTM NOI(7):	NAV
	Additional Debt Type (Balance):	Pari Passu/Mezzanine ($10,000,000/$10,000,000)		YE 2020 NOI(7):	NAV
				YE 2019 NOI(7):	NAV
				YE 2018 NOI(7):	NAV
				U/W Revenues:	$9,346,779
				U/W Expenses:	$2,274,576
Escrows and Reserves(3)				U/W NOI:	$7,072,203
	Initial	Monthly	Cap	U/W NCF:	$6,676,429
Taxes	$234,923	$78,308	NAP	U/W DSCR based on NOI/NCF(1):	2.88x / 2.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 8.9%
Replacement Reserve	$0	$9,423	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.4% / 8.9%
Leasing Reserve	$0	$23,558	NAP	Cut-off Date LTV Ratio(1):	57.8%
Upfront Leasing Reserve	$4,000,000	$0	NAP	LTV Ratio at Maturity:	57.8%
Gap Rent Reserve	$784,601	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$75,000,000	88.2%	Loan payoff(8)	$70,404,507	82.8%
Mezzanine Loan	10,000,000	11.8	Upfront reserves	5,019,524	5.9
			Closing costs	1,315,870	1.6
			Return of equity	8,260,099	9.7
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the Velocity Industrial Portfolio Whole Loan (as defined below) and the Velocity Industrial Portfolio Mezzanine Loan (as defined below) are $75, 8.3%, 1.92x, and 65.5%, respectively. See “Additional Secured Indebtedness (not including trade debts)” below.

(2)	At any time after the earlier of (i) June 28, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Velocity Industrial Portfolio Whole Loan to be securitized, and prior to April 11, 2031, the borrower has the right to defease the Velocity Industrial Portfolio Whole Loan in whole, but not in part.

(3)	See “Escrows” section.

(4)	Information obtained from a third party report and represents combined occupancy as of the fourth quarter.

(5)	The appraisal for the 1180 Church Road Property (as defined below) excludes an excess parking area that is subject to a free release. See “Partial Release” below.

(6)	While the Velocity Industrial Portfolio Whole Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Velocity Industrial Portfolio Whole Loan more severely than assumed in the underwriting of the Velocity Industrial Portfolio Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The Velocity Industrial Portfolio Borrower (as defined below) purchased the 2750 Morris Road Property (as defined below) in September 2020 and the 1180 Church Road Property in December 2020. Historical operating performance is not available.

(8)	Includes preferred equity buyout of $31,869,599 to JCR Capital.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The largest mortgage loan (the “Velocity Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Velocity Industrial Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000. The Velocity Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering two industrial properties totaling 1,130,782 square feet, located in Lansdale, Pennsylvania (the “Velocity Industrial Portfolio Properties”). The Velocity Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	WFCM 2021-C60	Yes
A-2	$10,000,000	$10,000,000	WFB	No
A-3	$5,000,000	$5,000,000	WFCM 2021-C60	No
Total	$75,000,000	$75,000,000

The Borrowers and Borrower Sponsors. The borrowers comprise two single purpose entities: VV2750 LLC and VVChurch LLC (collectively, the “Velocity Industrial Portfolio Borrower”), each a Delaware limited liability company. The Velocity Industrial Portfolio Borrower has two independent directors and legal counsel to the Velocity Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Velocity Industrial Portfolio Whole Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Velocity Industrial Portfolio Whole Loan are Zachary Moore and Anthony Grelli, Jr.

Mr. Moore and Mr. Grelli are founding partners of Velocity Ventures. Velocity Ventures is a Philadelphia-based investment firm that specializes in the acquisition and management of opportunistic industrial real estate assets in the greater Philadelphia area. The company currently owns and manages over 4.0 million square feet of industrial space in the greater Philadelphia area.

The Properties. The Velocity Industrial Portfolio Properties comprise two, class B industrial warehouse properties totaling 1,130,782 square feet located in Lansdale, Pennsylvania. As of June 23, 2021, the portfolio is 89.3% leased to 11 tenants.

2750 Morris Road

The 2750 Morris Road Property is a 681,126 square foot, industrial building located in Lansdale, Pennsylvania (the “2750 Morris Road Property”). Originally constructed in 1989 and renovated between 2015 and 2021, the 2750 Morris Road Property offers recently renovated fully climate-controlled manufacturing space. The net rentable area contains approximately 84.3% warehouse space with 21’-23.5’ clear heights, 35 dock height loading doors and 7 drive-in doors. The remaining 15.7% of the building is office space. The 2750 Morris Road Property is situated on an approximately 84.5-acre site and includes 1,448 surface parking spaces (2.1 spaces per 1,000 square feet). The Velocity Industrial Portfolio Borrower purchased the 2750 Morris Road Property in September 2020 for $33 million, when it was 57% leased. As of June 23, 2021 the 2750 Morris Road Property was 89.5% leased to six tenants.

1180 Church Road

The 1180 Church Road Property is a 449,656 SF, industrial building located in Lansdale, Pennsylvania (the “1180 Church Road Property”). Originally constructed in 1966 and renovated in 2021, the net rentable area contains approximately 63.2% warehouse with 20’-24’ clear heights, 8 dock height loading doors and 3 drive-in doors. The remaining 36.8% of the building is office space. The 1180 Church Road Property is situated on an approximately 37.2-acre site and includes 1,416 surface parking spaces (3.1 spaces per 1,000 SF). The Velocity Industrial Portfolio Borrower purchased the 1180 Church Road Property for $19.5 million in December 2020, when it was 50% leased. As of June 23, 2021 the 1180 Church Road Property was 88.9% leased to five tenants.

The 1180 Church Road Property is one of nine units within a land condominium regime, an alternative to land subdivision. The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage, and has no building maintenance responsibilities. The Velocity Industrial Portfolio Borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors.”

The following table presents certain information relating to the Velocity Industrial Portfolio Properties:

Property Name – Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI	Parking Ratio (per 1,000 SF)
2750 Morris Road Lansdale, PA	$42,369,021	56.5%	89.5%	1989/2021	681,126	$74,400,000	56.9%	60.2%	2.1
1180 Church Road Lansdale, PA	$32,630,979	43.5%	88.9%	1966/2021	449,656	$55,400,000	58.9%	39.8%	3.1
Total/Weighted Average	$75,000,000	100.0%	89.3%		1,130,782	$129,800,000	57.8%	100.0%	2.5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Major Tenants.

Organon & Co. (125,127 square feet; 11.1% of net rentable area; 20.2% of underwritten base rent; December 31, 2022 lease expiration) – Organon & Co. is a global healthcare company formed through a spinoff from Merck, to focus on improving the health of women throughout their lives. The company has more than 60 medicines and other products across a range of areas including reproductive health, heart disease, dermatology, allergies and asthma. Headquartered in Jersey City, New Jersey, Organon & Co. employs approximately 9,000 people and serves over 140 markets internationally.

Organon & Co. has been a tenant at the 1180 Church Road Property since 2005 and 100% of its space is classified as office. The tenant recently spent $18 million, approximately $144 per square foot, of their own money to upgrade their space. Organon & Co. has two, one-year renewal options at 2% above the base rent payable during the last month of the prior term, with six months’ notice. The tenant also pays approximately $240,000 for parking per year.

Keystone Technologies (248,104 square feet; 21.9% of net rentable area; 18.9% of underwritten base rent; March 31, 2031 lease expiration) – Keystone Technologies was founded in 1945 and manufacturing and delivers a variety of lighting products including LED, HID, and fluorescent products, transformers, sign solutions, sensors, and emergency back-up systems. The company operates out of 17 warehouse locations and guarantees next day delivery.

Keystone Technologies has been a tenant at the 2750 Morris Road Property since 2019, originally occupying 160,326 square feet. The tenant subsequently expanded into an additional 87,778 square feet in April and September 2021, and extended the original lease through March 31, 2031. The tenant has one, five-year renewal option at 95% of the fair market rent, with six months’ notice.

Jillamy (152,827 square feet; 13.5% of net rentable area; 13.3% of underwritten base rent; August 31, 2026 lease expiration) – Jillamy’s lease at the 2750 Morris Road Property commenced on December 18, 2020, with rent payments beginning on September 1, 2021. Jillamy was founded in 2001 and is a full service third party logistics provider with a full complement of freight forwarding solutions including a customs brokerage as well as packaging and warehouse services.

The following table presents certain information relating to the tenancy at the Velocity Industrial Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Organon & Co.	NR/NR/NR	125,127	11.1%	$10.42	$1,303,580(2)	20.2%	12/31/2022	2, 1- year	N
Keystone Technologies	NR/NR/NR	248,104	21.9%	$4.90	$1,216,932	18.9%	3/31/2031	1, 5-year	N
Jillamy	NR/NR/NR	152,827	13.5%	$5.61	$857,359	13.3%	8/31/2026	None	N
Hughes Relocation Services	NR/NR/NR	127,661	11.3%	$5.50	$702,136	10.9%	1/31/2034	3, 3-year	N
Total Major Tenants		653,719	57.8%	$6.24	$4,080,006	63.2%

Non-Major Tenant		355,862	31.5%	$6.67	$2,373,457	36.8%

Occupied Collateral Total		1,009,581	89.3%	$6.39	$6,453,463	100.0%

Vacant Space		121,201	10.7%

Collateral Total		1,130,782	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2022 totaling $150,763.

(2)	The Organon & Co. space is classified as 100% office. Additionally, the Annual U/W Base Rent includes $240,000 for parking (the free release of excess parking area at the 1180 Church Road Property does not impact related lease obligations).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the Velocity Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	3	167,127	14.8%	167,127	14.8%	$1,766,420	27.4%	$10.57
2023	2	99,432	8.8%	266,559	23.6%	$648,392	10.0%	$6.52
2024	2	77,926	6.9%	344,485	30.5%	$585,863	9.1%	$7.52
2025	1	68,000	6.0%	412,485	36.5%	$302,600	4.7%	$4.45
2026	1	152,827	13.5%	565,312	50.0%	$857,359	13.3%	$5.61
2027	0	0	0.0%	565,312	50.0%	$0	0.0%	$0.00
2028	0	0	0.0%	565,312	50.0%	$0	0.0%	$0.00
2029	1	67,466	6.0%	632,778	56.0%	$373,762	5.8%	$5.54
2030	0	0	0.0%	632,778	56.0%	$0	0.0%	$0.00
2031	3	248,104	21.9%	880,882	77.9%	$1,216,932	18.9%	$4.90
Thereafter(3)	2	128,699	11.4%	1,009,581	89.3%	$702,136	10.9%	$5.46
Vacant	0	121,201	10.7%	1,130,782	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	1,130,782	100.0%			$6,453,463	100.0%	$6.39
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 1,038 square feet of space leased to Amazon with no associated rent or expiration date.

The following table presents historical occupancy percentages at the Velocity Industrial Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/23/2021(2)
60.8%	93.7%	49.2%	89.3%

(1)	Information obtained from a third-party market research provider and represents occupancy as of the fourth quarter of each year.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 29, 2021, the Velocity Industrial Portfolio Properties are open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by square footage paid full rent in May and June. The first payment date for the Velocity Industrial Portfolio Whole Loan will be August 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Velocity Industrial Office Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)(4)	$7,268,374	71.5%	$6.43
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$7,268,374	71.5%	$6.43
Other Income(5)	250,000	2.5	0.22
Parking/Garage/Other(6)	733,200	7.2	0.65
Total Recoveries	1,910,116	18.8	1.69
Net Rental Income	$10,161,690	100.0%	$8.99
(Vacancy & Credit Loss)	(814,911)	(11.2)	(0.72)
Effective Gross Income	$9,346,779	92.0%	$8.27

Real Estate Taxes	985,305	10.5	0.87
Insurance	158,322	1.7	0.14
Management Fee	280,403	3.0	0.25
Other Operating Expenses	850,546	9.1	0.75
Total Operating Expenses	$2,274,576	24.3%	$2.01

Net Operating Income	$7,072,203	75.7%	$6.25
Replacement Reserves	113,078	1.2	0.10
TI/LC	282,696	3.0	0.25
Net Cash Flow	$6,676,429	71.4%	$5.90

NOI DSCR(7)	2.88x
NCF DSCR(7)	2.72x
NOI Debt Yield(7)	9.4%
NCF Debt Yield(7)	8.9%
(1)	The Velocity Industrial Portfolio Borrower purchased the 2750 Morris Road Property in September 2020 and the 1180 Church Street Property in December 2020. Historical operating performance is not available.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Base Rent includes contractual rent steps through June 2022 totaling $150,763.

(4)	Base Rent includes underwritten rent for Jillamy, representing 13.5% of net rentable area, with rent beginning in September 1, 2021. Free rent associated with the lease was reserved at loan origination. Additionally, Base Rent includes Keystone Technologies expansion space, representing 3.5% of net rentable area, with a lease beginning October 1, 2021, and Hughes Relocation Services, representing 11.3% of net rentable area, with a lease beginning August 1, 20121. Free rent and gap rent associated with these leases was reserved at loan origination.

(5)	Other Income includes income from a diesel-powered electricity generating facility at the 2750 Morris Road Property that is leased to PECO.

(6)	Parking/Garage/Other income relates to a parking lease with Amazon at the 2750 Morris Road Property for the use of 611 parking spaces, with a lease expiration of May 30, 2030. Amazon may terminate the lease after the 84th month of the term (August 1, 2027).

(7)	The NOI and NCF DSCR and the NOI and NCF Debt Yield are based on the Velocity Industrial Portfolio Whole Loan.

Appraisal. As of April 26, 2021, the appraiser concluded to as-is market values of $74.4 million for the 2750 Morris Road Property, and $55.4 million for the 1180 Church Road Property (excluding the excess parking area that is subject to a free release). The aggregate appraised value for the Velocity Industrial Portfolio Properties is $129.8 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Environmental Matters. The Phase I environmental site assessments dated December 8, 2020 (1180 Church Road Property) and August 12, 2020 (2750 Morris Road Property) identified a controlled recognized environmental condition (CREC) related to the 1180 Church Road Property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site. No further action was recommended other than ongoing compliance with due care requirements, including limiting the 1180 Church Road Property to commercial and industrial uses and prohibiting the extraction or use of groundwater. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Velocity Industrial Portfolio Properties are located in Lansdale, Pennsylvania, within Montgomery County. The Velocity Industrial Portfolio Properties are located 3.3 miles from one another and are approximately 27.0 miles north of the Philadelphia central business district. The Velocity Industrial Portfolio Properties are located within 4.5 miles of I-476 and 14.4 miles of I-276. Additionally, the Velocity Industrial Portfolio Properties are within 6.4 miles of Pennsylvania Route 309, and the 1180 Church Road Property is located approximately 0.6 miles to the SEPTA Pennbrook train station.

According to a third party market research report, the Velocity Industrial Portfolio Properties are situated within the East Montgomery City Industrial submarket of the Philadelphia Industrial market. As of March 5, 2021 the submarket reported a total inventory of approximately 61.2 million square feet with a 6.3% vacancy rate. The appraisal identified six comparable industrial buildings, which reported an average occupancy rate of approximately 100% with an average rental rate of $5.80 per square foot. The appraiser identified six comparable office leases with an average rental rate of $12.73 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 2750 Morris Road Property:

Market Rent Summary(1)

	Valmet Off/Ind	Flex	Warehouse	Office	Office – Former Café Space
Market Rent (PSF)	$9.25	$6.50	$5.50	$10.00	$9.50
Lease Term (Years)	5	5	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1180 Church Road Property:

Market Rent Summary(1)

	Flex	Warehouse	Office
Market Rent (PSF)	$7.50	$5.50	$9.00
Lease Term (Years)	5	5	5
Lease Type (Reimbursements)	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales, which pertain to all of the Velocity Industrial Portfolio Properties identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Interstate Business Park	Bellmawr, NJ	131,500	Mar-21	$11,975,000	$91.06
Ferguson Enterprises Building	Philadelphia, PA	86,325	May-20	$8,750,000	$101.36
South Jersey Industrial Portfolio	Swedesboro, NJ	556,707	Apr-20	$42,925,000	$77.11
AmeriSource Building	West Deptford Township, NJ	191,500	Mar-20	$20,200,000	$105.48
Bishops Gate Corporate Center	Mount Laurel, NJ	292,466	Jan-20	$32,200,000	$110.10
(1)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to comparable industrial leases related to the Velocity Industrial Portfolio Properties:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
2750 Morris Road Lansdale, PA (subject)	1989/2021	681,126(2)	89.5%(2)	Jillamy(2)	152,827(2)	Dec-20(2)	5.0 Yrs. (2)	$5.61(2)	Net(2)
1180 Church Road Lansdale, PA (subject)	1966/2021	449,656(2)	88.9%(2)	Hughes Relocation Services(2)	127,661(2)	Aug-21(2)	12.5 Yrs. (2)	$5.50(2)	Net(2)
700 Pattison Avenue Philadelphia, PA	1970/2001	288,766	100.0%(3)	NAV	116,000	Jan-21	10.0 Yrs.	$5.50	Net
1510 Gehman Road Harleysville, PA	1990/2011	152,625	100.0%	Deacon Industrial Supply	152,625	Dec-20	10.0 Yrs.	$5.60	Net
9 Runway Road Levittown, PA	2004/NAP	60,000	100.0%	Recall Total Information Management, Inc.	60,000	Sep-20	5.0 Yrs.	$6.25	Net
Amazon Building 6300 Bristol Pike Levittown, PA	1963/NAP	149,180	100.0%	Amazon	149,180	Aug-20	13.0 Yrs.	$6.25	Net
3601 Island Avenue Philadelphia, PA	1986/NAP	84,400	100.0%(3)	Stadium Casino	30,200	Mar-20	3.0 Yrs.	$5.25	Net
Bristol Commerce Center 2401 Green Lane Bristol, PA	2019/NAP	308,959	100.0%	Urban Outfitters, Inc.	308,959	May-19	15.0 Yrs.	$5.95	Net

(1)           Information obtained from the appraisal.

(2)           Information obtained from the underwritten rent roll.

(3)           Information obtained from a third party report.

The following table presents certain information relating to comparable office leases related to 2750 Morris Road Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
2750 Morris Road Lansdale, PA (subject)	1989/2021	681,126(2)	89.5%(2)
The Pinnacle 1684 S. Broad Street Lansdale, PA	1999/NAP	344,000	71.7%(3)	Current Offering	96,280	May-21	3.0 Yrs.	$8.50	Net
1010 West Germantown Pike Norristown, PA	1979/NAP	30,000	NAV	Current Offering	5,000	May-21	3.0 Yrs.	$10.00	Net
Wyncote Industrial Commons 827 Glenside Avenue Wyncote, PA	1900/NAP	99,626	NAV	Current Offering	13,600	May-21	3.0 Yrs.	$10.00	Net
Pennsylvania Business Campus 300-309 Lakeside Drive Horsham, PA	1982/NAP	43,832	100.0%	Jefferson School of Nursing	43,882	Jul-20	15.0 Yrs.	$15.85	Net
2005 Cabot Boulevard West Langhome, PA	1984/NAP	61,969	83.3%(3)	Penndel Health	18,333	Jul-19	7.0 Yrs.	$12.00	Net
Great Valley Corporate Center One Great Valley Parkway Malvem, PA	1982/NAP	60,880		Phase Bio Pharmaceuticals, Inc.	15,881	Aug-18	5.0 Yrs.	$15.80	Net
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Escrows.

Real Estate Taxes – The Velocity Industrial Portfolio Whole Loan documents require an upfront real estate tax reserve of $234,923 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $78,308).

Insurance – The Velocity Industrial Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Velocity Industrial Portfolio Borrower or borrower affiliate provides the lender with evidence that the Velocity Industrial Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the Velocity Industrial Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals no later than ten business days prior to the expiration of the policies.

Replacement Reserve – The Velocity Industrial Portfolio Whole Loan documents require ongoing monthly replacement reserves of $9,423.

Leasing Reserve – The Velocity Industrial Portfolio Whole Loan documents require ongoing monthly general TI/LC reserves of $23,558.

Upfront Leasing Reserve – The Velocity Industrial Portfolio Whole Loan documents require an upfront tenant improvements and leasing commissions (“TI/LC”) reserve of $4,000,000 (the “Upfront Leasing Reserve”).

Provided that no event of default then exists, the Upfront Leasing Reserve will be disbursed to the Velocity Industrial Portfolio Borrower upon the satisfaction of the following conditions:

(i)	no Cash Trap Event Period (as defined below) then exists;

(ii)	the Combined NCF DSCR (as defined below) is equal to or greater than 0.825 to 1.00;

(iii)	Organon & Co. has renewed its lease for a term of no less than five years at a rental rate no less than the rental rate in effect prior to such renewal; and

(iv)	all leasing expenses incurred in connection with such renewal have been paid in full and the tenant is in occupancy and paying full, unabated rent.

“Combined NCF DSCR” means, assuming a mortgage loan constant of ten percent, the net cash flow divided by the combined debt service of the Velocity Industrial Portfolio Whole Loan and the debt service due under the mezzanine loan payable during the subsequent twelve month period.

Gap Rent Reserve – The Velocity Industrial Portfolio Whole Loan documents require an upfront reserve of $784,601 for gap rent related to certain existing leases which will be disbursed in accordance with the Velocity Industrial Portfolio Whole Loan documents.

Lockbox and Cash Management. The Velocity Industrial Portfolio Whole Loan requires a hard lockbox and in-place cash management. The Velocity Industrial Portfolio Borrower is required to cause all rents to be deposited directly into the lockbox account, and all rents received by the Velocity Industrial Portfolio Borrower or property manager be deposited into the lockbox account within two business days of receipt. Funds in the deposit account will be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow waterfall will be transferred to the Velocity Industrial Portfolio Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the Velocity Industrial Portfolio Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Velocity Industrial Portfolio Whole Loan, unless the Cash Trap Event Period is caused solely by the continuance of a mezzanine loan event of default, in which case excess cash flow will be disbursed to or at the direction of the mezzanine lender in accordance with the disbursement instructions provided by the mezzanine lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the Combined NCF DSCR being less than 0.70 to 1.00;

(iii)	the occurrence of a Specified Tenant Cash Trap Event Period (as defined below); or

(iv)	the occurrence and continuance of a mezzanine loan event of default.

A “Specified Tenant Cash Trap Event Period” means (a) a Specified Tenant (as defined below) vacates, abandons, or otherwise goes dark in its leased space, or gives notice of its intent to do so, or (b) a Specified Tenant has not renewed its lease twelve months prior to the scheduled expiration of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

A Specified Tenant Cash Trap Event Period will end upon the occurrence of the following:

●	With regard to clause (a) receipt of evidence that the applicable Specified Tenant has renewed or extended its lease or entered into a new lease, in each case for a term of at least five years at terms approved by the lender, with no outstanding landlord obligations, and has taken possession of, and resumed operations in all of the leased space and is paying full, unabated rent;

●	With regard to a Specified Tenant terminating the applicable lease, receipt, in writing, of the Specified Tenant revoking its termination and reaffirming its lease; or

●	With regard to clause (b) the entire space leased to the Specified Tenant has been leased to one or more replacement tenants acceptable to the lender, at terms approved by the lender, with no outstanding landlord obligations, and each replacement tenant is in occupancy, open for business and paying full, unabated rent.

A “Specified Tenant” means together with any guarantor of its lease, sublease or other occupancy agreement, (i) Organon & Co. (ii) Keystone Technologies, LLC, and (iii) any replacement tenant occupying all or a portion of the space leased to a Specified Tenant as of the date of the Velocity Industrial Portfolio Whole Loan agreement, pursuant to a replacement lease entered into in accordance with the terms of the Velocity Industrial Portfolio Whole Loan agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the Combined NCF DSCR being greater than or equal to 0.80 to 1.00 for two consecutive calendar quarters;

●	With regard to clause (iii), the expiration of a Specified Tenant Cash Trap Event Period; or

With regard to clause (iv), the receipt of notice from the mezzanine lender that all mezzanine loan events of default have been cured.

Property Management. The Velocity Industrial Portfolio Properties are managed by Last Mile Management LLC.

Partial Release. The Velocity Industrial Portfolio Borrower can obtain the free release of an excess parking area (approximately 5.0 acres) at the 1180 Church Street Property in connection with an arms-length, third party sale, subject to the certain  conditions, including (i) the remaining properties’ having a loan-to-value no greater than that at the time of loan origination, and a debt yield no less than that at the time of loan origination, (ii) ongoing compliance with lease and zoning requirements, and (iii) an opinion of counsel that the partial release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the Velocity Industrial Portfolio Whole Loan, Wells Fargo Bank made a $10,000,000 mezzanine loan (the “Velocity Industrial Portfolio Mezzanine Loan”) to the sole member of the Velocity Industrial Portfolio Borrower, which is secured by the sole member’s ownership interest in the Velocity Industrial Portfolio Borrower. The Velocity Industrial Portfolio Mezzanine Loan is coterminous with the Velocity Industrial Portfolio Whole Loan and is subject to an intercreditor agreement. The Velocity Industrial Portfolio Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.000% and is interest-only through the Velocity Industrial Portfolio Loan term. See “Description of the Mortgage Pool– Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the Velocity Industrial Portfolio Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Velocity Industrial Portfolio Mezzanine Loan	$10,000,000	10.000%	120	0	120	1.92x	8.3%	65.5%

Ground Lease. None.

Terrorism Insurance. The Velocity Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Velocity Industrial Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Velocity Industrial Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

JP Morgan Chase Tower
Tower 49
MetLife Building
Chrysler Building
Graybar Building
Chanin Building
Time-Life Building
Exxon Building
Rockefeller Center
McGraw-Hill Building
Grand Central Terminal
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Barclay's Capital Building
One Bryant Park
Morgan Stanley Global Headquarters
151 W 42nd
Salesforce Tower
Bryant Park
One Astor Plaza
Times Square Tower
World Apparel Center
New York Times Building

GRACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Floor	Tenants
49	Mechanical
48	The Trade Desk 31,860 SF 8/2030
47	The Trade Desk 31,860 SF 8/2030
46	The Trade Desk 31,860 SF 8/2030
45	EQT Partners Inc. 10,787 SF 8/2025; EQT Partners Inc. 6,215 SF 8/2025; EQT Partners Inc. 14,905 SF 8/2025
44	Bain & Company, Inc. 31,860 SF 2/2030
43	Bain & Company, Inc. 31,860 SF 2/2030
42	Bain & Company, Inc. 31,868 SF 2/2030
41	Bain & Company, Inc. 25,674 SF 2/2030; Toyota Motor North America, Inc. 4,836 SF 12/2023
40	Eversheds Sutherland (US) LLP 30,440 SF 9/2030
39	iStar Financial Inc. 30,440 SF 8/2026
38	iStar Financial Inc. 2,376 SF 8/2026; Eversheds Sutherland (US) LLP 10,551 SF 9/2030; Eversheds Sutherland (US) LLP 9,069 SF 9/2030; iStar Financial Inc. 9,141 SF 8/2026
37	Partners Group USA 31,285 SF 6/2032
36	Insight Venture Management LLC 31,285 SF 2/2030
35	Steptoe & Johnson LLP 31,285 SF 12/2026
34	People's Bank of China 10,055 SF 1/2024; Steptoe & Johnson Expansion 12,167 SF 12/2026; People's Bank of China 4,293 SF 1/2024; People's Bank of China 4,770 SF 1/2024
33	Vinson & Elkins L.L.P. 31,285 SF 6/2035
32	Vinson & Elkins L.L.P. 31,285 SF 6/2035
31	Vinson & Elkins L.L.P. 13,927 SF 6/2035; Prudential Insurance 8,559 SF 5/2027; 1114 6th Avenue Co. LLC 3,363 SF 12/2023; Brookfield Properties 5,469 SF 11/2024
30	Vacant 16,690 SF; Prudential Insurance 9,097 SF 5/2027; Wipro Limited 5,497 SF 7/2021
29	Insight Venture Management LLC 31,285 SF 2/2030
28	Insight Venture Partners Expansion 19,927 SF 2/2030; Insight Venture Partners Expansion 11,501 SF 2/2030
27	The Trade Desk 29,666 SF 8/2030
26	The Trade Desk 10,442 SF 8/2030; The Trade Desk 18,870 SF 8/2030
25	Heidrick & Struggles International 29,294 SF 1/2024
24	Heidrick & Struggles International 29,294 SF 1/2024
23	Torys LLP 30,097 SF 5/2027
22	Kilpatrick Townsend & Stockton 14,862 SF 8/2024; Brookfield Financial 4,681 SF 5/2024; Southpoint Capital Advisors 10,644 SF 8/2024
21	Kilpatrick Townsend & Stockton 30,097 SF 8/2024
20	Norddeutsche Landesbank Giozen 32,001 SF 3/2026
19	Campari America LLC 32,175 SF 12/2028
18	Campari America LLC 32,473 SF 12/2028
17	The Clearing House Payments 22,770 SF 2/2030; Brooklyn NY Holdings LLC 8,670 SF 2/2030; The Clearing House Payments 1,441 SF 2/2030
16	AMP Capital Investors (US) Limited 8,014 SF 10/2029; AMP Capital Partners (Exp) 6,056 SF 10/2029; Willis Towers Watson Northeast, Inc. 7,670 SF 10/2029; Vacant 11,608 SF
15	Humanscale Corporation 32,113 SF 9/2028
14	Vacant 33,279 SF
12	Vacant 11,171 SF; Colliers International 23,540 SF 1/2036
11	Colliers International 35,512 SF 1/2036
10	Israel Discount Bank 36,751 SF 12/2040
9	Israel Discount Bank 37,972 SF 12/2040
8	Israel Discount Bank 39,320 SF 12/2040
7	Bank of America, N.A. 40,848 SF 5/2042
6	Bank of America, N.A. 42,432 SF 5/2042
5	Bank of America, N.A. 44,145 SF 5/2042
4	Fronteo Government Services, Inc. 19,152 SF 10/2023; Flow Traders U.S. LLC 27,004 SF 10/2023
2	Israel Discount Bank 26,811 SF 12/2040
1	GAB.K. LLC 6,008 SF 8/2035; Sweetgreen NY LLC 2,334 SF 3/2030; Joe & the Juice NY LLC 1,235SF 4/2026; Israel Discount Bank 1,679 SF 12/2040; STK Midtown LLC 6,121 SF 8/2031; Bank of America 540 SF 5/2042; Bank of America, N.A 1,068 SF 5/2042; 1114 6th Avenue Owner LLC 1,339 SF 12/2023
B1	Bank of America, N.A. 26,237 SF 5/2042; GAB.K. LLC [illegible]; Humanscale Corp. [illegible]; Joe & the Juice [illegible]; Vacant [illegible]; Vinson & Elkins [illegible]; Steptoe & Johnson [illegible]; STK Midtown LLC [illegible]; The Clearing House Payments [illegible]; Torys LLP [illegible]; Sweetgreen [illegible]; [illegible]; Eversheds Sutherland (US) LLP [illegible]

Vacant | Building | 2020 – 2022 | 2023 – 2026 | 2027 – 2030 | 2031+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Midtown
Theatre District
Midtown West
Midtown East
The Grace Building
1114 Avenue of the Americas
New York, NY 10036
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Broadway
50TH ST.
49TH ST.
ROCKEFELLER CTR.
TIMES SQUARE
TIMES SQ. SHUTTLE
TIMES SQ.
42ND ST./ PORT AUTHORITY
42ND ST./ BRYANT PARK
5TH AVE.
42ND ST.
34TH ST./ PENN STATION
HERALD SQUARE
PENN STATION
Gershwin Theatre
Paramount Plaza
The Michelangelo
Time-Life Building
One Worldwide Plaza
Amsterdam Court
Ambassador Theatre
Exxon Building
The Eugene O'Neill Theater
Belvedere Hotel
Hilton Garden Inn Times Sq.
Crowne Plaza
McGraw-Hill Building
Longacre Theatre
Morgan Stanley Bldg.
Barrymore Theatre
Renaissance NY Times Square
Cort Theatre
News Corp. Building
The Brooks Atkinson Theatre
The Lunt-Fontanne Theatre
Paramount Hotel
Sanctuary Hotel
Palace Theatre
The Marquis Theatre
Marriott Marquis
Lyceum Theatre
Americas Tower
Comfort Inn Times Square West
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Hudson Theatre
1155 Ave. of the Americas
Sofitel
Iroquois New York
Harvard Club
Gotham Hotel
Brooks Bros.
InterContinental New York Times Sq.
Paramount Communications
Royalton Hotel
Cornell Club
The Westin
Hotel Carter
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
Cinemax
SUNY College of Optometry
500 Fifth Avenue
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Bryant Theatre
Bryant Park
New York Public Library
Port Authority Bus Terminal
New York Times Building
Comfort Inn Times Square South
HSBC Tower
Renaissance Inn NY Manhattan/ Times Square
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
Marriott Vacation Club Pulse
Fairfield Inn & Suites
400 Fifth Avenue
DoubleTree by Hilton Times Sq. South
The Langham
TRYP by Wyndham Times Sq. South
Hilton Garden Inn NY/ W. 35th St.
Hotel Metro
Manhattan Center
The New Yorker Hotel
Nelson Tower
Regency Inn & Suites
Macy's
CUNY Graduate Center
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
One Penn Plaza
Hotel Pennsylvania
Manhattan Mall
Hotel Stanford
The Hotel @ Fifth Ave.
General Post Office
Madison Square Garden
Penn Station
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
MANHATTAN
Chelsea
East River
HUDSON COUNTY
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – The Grace Building

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	A/A-/Baa2		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$50,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$50,000,000		Size:	1,556,972 SF
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per SF:	$567.13
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$567.13
	Borrower Sponsor:	Brookfield Office Properties, Inc.		Year Built/Renovated:	1974/2018
	Guarantors:	BOP NYC OP LLC and Swig Investment Company, LLC		Title Vesting:	Fee
	Mortgage Rate:	2.6921%		Property Manager:	TRZ Holdings IV LLC
	Note Date:	November 17, 2020		Current Occupancy (As of):	94.8% (10/19/2020)
	Seasoning:	7 months		YE 2019 Occupancy:	91.0%
	Maturity Date:	December 6, 2030		YE 2018 Occupancy:	97.6%
	IO Period:	120 months		YE 2017 Occupancy:	94.7%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$2,150,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,380.89
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	September 8, 2020
	Call Protection(2):	L(31),DorYM1(82),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance):	Pari Passu ($833,000,000); Subordinate ($367,000,000); Future Mezzanine		Underwriting and Financial Information(3)
				TTM NOI (9/30/2020)(4):	$46,272,539
				YE 2019 NOI(4):	$52,538,193
				YE 2018 NOI(4):	$73,206,664
				YE 2017 NOI(4):	$67,159,674
				U/W Revenues:	$157,612,989
				U/W Expenses:	$53,319,272
Escrows and Reserves				U/W NOI(4):	$104,293,717
	Initial	Monthly	Cap	U/W NCF:	$102,347,502
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.33x / 4.25x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.8% / 11.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.8% / 11.6%
TI/LC Reserve	$56,172,399	Springing	NAP	Cut-off Date LTV Ratio:	41.1%
Free Rent	$25,964,570	$0	NAP	LTV Ratio at Maturity:	41.1%
Parking Rent	$1,608,940	$0	NAP
Lobby/Elevator Work	$5,970,240	$0	NAP

Sources and Uses
Sources			Uses
A Notes:	$883,000,000	70.6%	Loan Payoff(5)	$905,439,802	72.4%
B Notes:	367,000,000	29.4	Return of equity	239,965,013	19.2
			Upfront reserves	89,716,149	7.2
			Closing costs	14,879,035	1.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	The Grace Building Mortgage Loan (as defined below) is part of a larger split whole loan evidenced by 21 senior pari passu notes with an aggregate Cut-off Date balance of $883.0 million (collectively, “The Grace Building A Notes”) and four pari passu promissory notes that are subordinate to The Grace Building A Notes with an aggregate Cut-off Date balance of $367.0 million (collectively, “The Grace Building B Notes”, and together with The Grace Building A Notes, “The Grace Building Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of The Grace Building A Notes. The Grace Building Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Column Financial, Inc. (“Column”), and DBR Investments Co. Limited (“DBRI”). Column will be contributing Notes A-3-3 and A-3-5, in the original principal amount of $50,000,000.

(2)	On and after the defeasance lockout expiration date, The Grace Building Whole Loan may be voluntarily prepaid with, if such a prepayment is made prior to June 6, 2030, a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

(3)	While The Grace Building Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Grace Building Whole Loan more severely than assumed in the underwriting of The Grace Building Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

(4)	The volatility in cash flow at The Grace Building Property (as defined below) is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 square feet of space. The cash flow declines reflected in 2019 and in 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and of the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at origination.

(5)	Loan Payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization trust.

The Mortgage Loan. The Grace Building mortgage loan ( “The Grace Building Mortgage Loan”) is part of a whole loan (“The Grace Building Whole Loan”) that is evidenced by 21 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $883,000,000 (collectively, “The Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $367,000,000 (collectively, “The Grace Building Subordinate Companion Loan”). The Grace Building Whole Loan is secured by the borrower’s first priority fee simple mortgage encumbering a Class A office building located in New York, New York (“The Grace Building Property”). The Grace Building Mortgage Loan is comprised of the non-controlling notes A-3-3 and A-3-5, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $50,000,000.

The Grace Building Whole Loan was co-originated by Bank of America, N.A., JPMorgan Chase Bank, National Association, Column Financial, Inc. and DBR Investments Co. Limited on November 17, 2020.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Notes A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Y(1)
Notes A-3-2, A-3-4, A-4-5	60,000,000	60,000,000	CSAIL 2021-C20	N
Note A-1-2	75,000,000	75,000,000	BANK 2020-BNK29	N
Notes A-1-3-1	60,000,000	60,000,000	BANK 2020-BNK30	N
Notes A-1-3-2	15,000,000	15,000,000	BANK 2021-BNK33	N
Notes A-2-2, A-2-3, A-4-2	100,000,000	100,000,000	BMARK 2020-B21	N
Note A-2-4, A-4-3	60,000,000	60,000,000	BMARK 2021-B23	N
Notes A-2-5, A-2-6, A-2-7, A-4-4	80,000,000	80,000,000	BMARK 2020-B22	N
Notes A-3-3, A-3-5	50,000,000	50,000,000	WFCM 2021-C60	N
Notes B-1, B-2, B-3, B-4	367,000,000	367,000,000	GRACE 2020-GRCE	Y(1)
Total	$1,250,000,000	$1,250,000,000
(1)	Pursuant to the related co-lender agreement, the controlling holder is the GRACE 2020-GRCE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsor. The borrowing entity for the loan is 1114 6th Avenue Owner LLC (“The Grace Building Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Grace Building Borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.).

The borrower sponsor is Brookfield Office Properties Inc. and the non-recourse carve-out guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for bankruptcy related events are capped at 15% of the outstanding principal balance of The Grace Building Whole Loan. BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million square feet of office space in markets such as New York, San Francisco, and Southern California.

The Property. The Grace Building Property is a 1.56 million square foot, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by Skidmore, Owings & Merrill-partner Gordon Bunshaft. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River and the city skyline. The Grace Building Property also includes an 188-space underground parking garage.

as of October 19, 2020, The Grace Building Property was 94.8% occupied by 35 tenants. Major tenants at The Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 square feet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

(2.0% of net rentable area) of retail space, which is 95.0% occupied by two fine dining restaurants, STK and Gabriel Kruether, and two quick service restaurants, Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced a major tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, The Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average. Over 950,000 square feet of new and renewed leases have been signed at The Grace Building Property since 2016. As a result, less than 16.0% of tenants by net rentable area will have leases that expire in the next five years. Recent leasing activity includes 58,978 square feet of additional space leased to The Trade Desk, 127,425 square feet of expansion space leased to Bank of America, N.A., and 41,957 square feet of renewal and expansion space leased to iStar Financial.

COVID-19 Update. The Grace Building Whole Loan is current through the June 2021 payment date and is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 95.5% of tenants by occupied net rentable area and 94.0% of tenants by underwritten base rent having paid their June 2021 rent payments. The four retail tenants (1.8% of net rentable area, 2.5% of underwritten rent) have not made full rent payments for the last three months or more. The borrower sponsor is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The borrower sponsor is in the process of replacing the current parking operator and intends to employ a new parking operator under a management agreement. The Grace Building Borrower deposited $1,608,940 with the lender at loan origination for anticipated parking rent shortfalls. We cannot assure you the borrower sponsor will employ a new parking operator as anticipated or at all.

Major Tenants.

The largest tenant at The Grace Building Property, Bank of America, N.A. (“BANA”), which is also one of the originating lenders, leases 155,270 square feet (10.0% of net rentable area, 9.0% of underwritten rent) of combined space on the 5th, 6th and 7th floors of The Grace Building Property, together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 square feet in each of (i) the 5th, 6th and 7th floors and (ii) the portion of the total premises (i.e., such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed. BANA’s lease does not provide any termination options.

BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 per square foot and its annual base rent for the pavilion premises is currently $92.50 per square foot. BANA paid all charged rent for the May 2021 period. All free rent associated with the BANA lease, in the amount of $1,884,169, was fully reserved at loan origination. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan origination.

The second largest tenant at The Grace Building Property, The Trade Desk (“Trade Desk”), leases 154,558 square feet (9.9% of net rentable area, 14.4% of underwritten rent). Trade Desk is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 square feet on the 26th, 27th, 46th, 47th and 48th floors through August 31, 2030. The commencement date (the “Additional Premises Commencement Date”) with respect to the 26th and 27th floors (“Additional Premises”) will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one, five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space.

Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 per square foot from August 10, 2020 through August 31, 2025, and then $148.00 per square foot from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 per square foot initially and then $128.00 per square foot after the fifth anniversary of the Additional Premises Commencement Date through August 31, 2030. Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan origination. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan origination. We cannot assure you that Trade Desk will take possession of the Additional Premises or begin paying rent as expected or at all.

The third largest tenant at The Grace Building Property, Israel Discount Bank (“IDB”), leases 142,533 square feet (9.2% of net rentable area, 5.5% of underwritten base rent). IDB is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 square feet of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB has two, five-year renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises, and IDB is leasing at least two full floors on the date it exercises the renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

IDB’s annual base rent for the ground floor is $317.08 per square foot, which steps to $352.08 per square foot, $392.08 per square foot and $442.08 per square foot every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 per square foot, which steps to $58.08 per square foot, $65.08 per square foot and $72.08 per square foot every five years. The Grace Building Borrower has completed its work required under the lease and delivered the space to IDB and IDB took possession of the space and commenced paying rent in January 2021 and is expected to commence paying operating expenses and real estate taxes in January 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan origination. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan origination. We cannot assure you that IDB will begin paying operating expenses or real estate taxes as expected or at all.

The fourth largest tenant at The Grace Building Property, Bain & Company, Inc. (“Bain”), leases 121,262 square foot (7.8% of net rentable area, 9.2% of underwritten base rent). Bain is an American global management consulting firm headquartered in Boston, Massachusetts. Bain provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors through February 28, 2030. Bain has two, five-year renewal options, with 18 months’ prior written notice; provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the building and (y) 66.66% of its space. The lease does not contain any termination options.

Bain’s annual base rent for the 41st floor is currently $133.00 per square foot, increasing to $143.00 per square foot on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 per square foot, increasing to $106.00 per square foot on March 1, 2025. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan origination.

The following table presents certain information relating to the tenancy at The Grace Building Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (3)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Bank of America, N.A. (2)	A+/A2/A-	155,270	10.0%	$81.42	$12,642,238	9.0%	5/31/2042	Y	N
The Trade Desk(2)	NR/NR/NR	154,558	9.9	130.99	20,245,024	14.4	8/31/2030	Y	Y(4)
Israel Discount Bank	NR/NR / BBB+	142,533	9.2	54.21	7,727,200	5.5	12/31/2040	Y	Y(5)
Bain & Company, Inc. (2)	NR/NR/NR	121,262	7.8	106.59	12,925,648	9.2	2/28/2030	Y	N
Insight Venture Management LLC(2)	NR/NR/NR	93,998	6.0	102.69	9,652,225	6.9	2/28/2030	N	N
Subtotal / Wtd. Average		667,621	42.9%	$94.65	$63,192,334	45.0%
Other Office and Storage		780,613	50.1	94.55	73,804,124	52.5
Retail		28,103	1.8	122.91	3,454,052	2.5
Occupied Collateral Total		1,476,337	94.8%	$95.13	$140,450,510	100.0%
Vacant Space		80,635	5.2
Collateral Total		1,556,972	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC were entitled to a total of approximately $12,022,739 of free rent which was fully reserved by the lender.

(3)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(4)	Trade Desk has the right to terminate its lease solely as to the 26th and 27th floors if the related lease commencement date does not commence by May 31, 2021 as such date may be extended by force majeure (not to exceed 150 days in the aggregate). Provided Trade Desk is not in bankruptcy and no default is occurring under its lease, Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the Additional Premises Commencement Date occurs. If Trade Desk has elected to terminate its lease with respect to both the 26th and 27th floors, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk has elected to terminate its lease with respect to either the 26th or 27th floor, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination. We cannot assure you that the Trade Desk lease for the Trade Desk Additional Premises will commence as expected or at all.

(5)	Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at The Grace Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	5,497	0.4%	5,497	0.4%	$412,275	0.3%	$75.00
2022	1	600	0.0%	6,097	0.4%	$0	0.0%	$0.00
2023	5	55,694	3.6%	61,791	4.0%	$3,991,172	2.8%	$71.66
2024	10	143,459	9.2%	205,250	13.2%	$14,251,502	10.1%	$99.34
2025	3	31,907	2.0%	237,157	15.2%	$3,765,480	2.7%	$118.01
2026	9	121,137	7.8%	358,294	23.0%	$12,381,404	8.8%	$102.21
2027	3	47,753	3.1%	406,047	26.1%	$4,090,693	2.9%	$85.66
2028	4	97,651	6.3%	503,698	32.4%	$7,914,676	5.6%	$81.05
2029	3	21,740	1.4%	525,438	33.7%	$2,201,776	1.6%	$101.28
2030	24	459,310	29.5%	984,748	63.2%	$51,997,764	37.0%	$113.21
2031	4	10,727	0.7%	995,475	63.9%	$1,032,656	0.7%	$96.27
Beyond	21	480,862	30.9%	1,476,337	94.8%	$38,411,114	27.3%	$79.88
Vacant	0	80,635	5.2%	1,556,972	100.0%	$0	0.0%	$0.00
Total/Weighted Average	88	1,556,972	100.0%			$140,450,510	100.0%	$95.13(3)
(1)	Information based on the underwritten rent roll.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Weighted Average Annual U/W Rent Base PSF excludes Vacant Space.

The following table presents historical occupancy percentages at The Grace Building:

Historical Occupancy

2015(1)	2016(1)	2017(1)	2018(1)	2019(1)	Current(2)
93.1%	87.0%	94.7%	97.6%	91.0%	94.8%
(1)	Source: Historical Occupancy is provided by the borrower sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated October 19, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Grace Building Property:

Cash Flow Analysis(1)

	2017	2018	2019	9/30/2020 TTM(1)	U/W(2)	%(2)	U/W $ PSF
Base Rental Income(3)	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	86.6%	$90.21
Expense Reimbursements	10,212,232	12,529,407	8,566,979	6,267,900	12,766,325	7.9	8.20
Straight-Lined Rent(4)	0	0	0	0	1,439,207	0.9	0.92
Vacant Income(5)	0	0	0	0	7,464,675	4.6	4.79
Net Rental Income	$110,045,785	$119,543,900	$99,686,431	$94,244,896	$162,120,717	100.0%	$104.13
Other Income(6)	3,209,878	3,195,652	3,230,812	2,759,133	2,956,947	1.8	1.90
(Vacancy & Credit Loss)(5)	0	0	0	0	(7,464,675)	(4.6)	(4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	97.2%	$101.23

Taxes	25,496,191	27,159,739	29,139,042	30,649,698	31,927,579	20.3	20.51
Insurance	1,019,973	1,226,645	1,134,711	1,220,279	1,455,626	0.9	0.93
Other Operating Expenses	19,579,826	21,146,504	20,105,297	18,861,512	19,936,067	12.6	12.80
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	33.8%	$34.25

Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	66.2%	$66.98
TI/LC	0	0	0	0	1,556,972	1.0	1.00
Capital Expenditures	0	0	0	0	389,243	0.2	0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	64.9%	$65.73

NOI DSCR	2.79x	3.04x	2.18x	1.92x	4.33x
NCF DSCR	2.79x	3.04x	2.18x	1.92x	4.25x
NOI Debt Yield	7.6%	8.3%	5.9%	5.2%	11.8%
NCF Debt Yield	7.6%	8.3%	5.9%	5.2%	11.6%
(1)	The volatility in cash flow at The Grace Building Property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 square feet of space. The cash flow declines reflected in 2019 and in 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at loan origination.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	U/W Base Rental Income includes contractual rent steps of $4,566,719 underwritten for various tenants through March 1, 2022.

(4)	Represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.

(5)	U/W Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.

(6)	U/W Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The Grace Building Borrower is actively pursuing the termination of the lease and a replacement arrangement with a new parking manager. At origination, The Grace Building Borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls, through October 2021.

Appraisal. The appraiser concluded to an “as-is” appraised value of $2,150,000,000 for The Grace Building Property as of September 8, 2020.

Environmental Matters. According to a Phase I environmental report dated September 22, 2020, there are no recognized environmental conditions or recommendations for further action at The Grace Building Property.

Market Overview and Competition. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property offers commuters access to multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of The Grace Building Property, providing access to commuters coming from Penn Station, the Upper West Side, and Queens. The S subway line provides a quick cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, The Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. According to a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000 square foot lease at 151 West 42nd Street that was the largest new lease signed in the Sixth Avenue / Rockefeller Center area in the quarter. Other recent lease executions include Colliers relocating to The Grace Building Property for approximately 59,000 square feet and TripleMint leasing 31,000 square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

feet at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward in recent years to around 4.4% at the end of the second quarter of 2020.

According to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 per square foot. The average in-place office rent at The Grace Building Property is currently approximately $95 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for The Grace Building Property:

Market Rent Summary – Office (1)

	Office (Floors 2-12)	Office (Floors 14-19)	Office (Floors 20-25)	Office (Floors 26-37)	Office (Floors 38-41)	Office (Floors 42-48)
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	$10.00 Per Square Foot Every 5 Years
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to The Grace Building Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built (Renovated)	Sale Date	Actual Sale Price	Sale Price (PSF)
One Madison Avenue	New York, NY	1,392,565	1932 (2023)	Contract	$2,300,000,000	$1,652
1633 Broadway	New York, NY	2,561,512	1972 (2013)	May 2020	$2,400,000,000	$937
330 Madison Avenue	New York, NY	854,664	1963	Feb 2020	$900,000,000	$1,053
55 Hudson Yards	New York, NY	1,431,155	2019	Jan 2020	$2,500,000,000	$1,747
150 East 42nd Street	New York, NY	1,698,603	1955 (2010)	Oct 2019	$1,300,000,000	$765
30 Hudson Yards	New York, NY	1,463,234	2019	April 2019	$2,155,000,000	$1,473
640 Fifth Avenue	New York, NY	315,886	1948 (2014)	April 2019	$975,000,000	$3,087
3 Columbus Circle	New York, NY	753,405	1927 (2011)	Nov 2018	$1,035,000,000	$1,374
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

The following tables present certain information relating to comparable office buildings for The Grace Building Property:

Comparable Office Properties(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	No. of Stories	Office Rents Asking & Taking	Occupancy
One Bryant Park New York, NY	2009	2,354,000	54	--	100.0%
Three Bryant Park New York, NY	1972 / 2008	1,484,325	42	$95 - $115	96.8%
Seven Bryant Park New York, NY	2015	473,672	28	$120 - $150	97.9%
1100 Avenue of the Americas New York, NY	1906 / 2021	373,016	15	--	90.4%
660 Fifth Avenue New York, NY	1958 / 2021	1,436,839	40	$90 - $150	66.0%
1 Vanderbilt New York, NY	2020	1,732,955	67	$125 - $200	65.0%
1 Manhattan West New York, NY	2019	2,100,000	67	$115 - $135	86.0%
2 Manhattan West New York, NY	2022	1,900,000	56	$90 - $150	25.3%
50 Hudson Yards New York, NY	2022	2,900,000	62	$110 - $200	30.0%
55 Hudson Yards New York, NY	2019	1,434,038	51	$105 - $135	98.0%
4 Times Square New York, NY	1999 / 2018	1,800,000	48	$80 - $100	94.1%
(1)	Information obtained from the appraisal.

Property Management. The Grace Building Property is currently managed by TRZ Holdings IV LLC (an affiliate of the borrower sponsors) (“TRZ”), pursuant to a management agreement and is sub-managed by Brookfield Properties (USA II) LLC (an affiliate of a borrower sponsor pursuant to a sub-management agreement). Under the Grace Building Whole Loan documents, the Grace Building Property is required to be managed by TRZ and submanaged by Brookfield Properties (USA II) LLC, respectively, or any qualified manager as defined in The Grace Building Whole Loan documents. The lender has the right to replace, or require The Grace Building Borrower to replace, each of the property manager and the property sub-manager with a property manager or property sub-manager, as applicable, selected by The Grace Building Borrower (or selected by the lender in the event of an event of default under The Grace Building Whole Loan documents) (i) during the continuance of an event of default under The Grace Building Whole Loan documents, (ii) during the continuance of a material default by the property manager under the management agreement or the property sub-manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), or (iii) if the property manager or property sub-manager becomes bankrupt or insolvent.

Escrows and Reserves. At loan origination, The Grace Building Borrower deposited into escrow $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent, $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems and $1,608,940 for anticipated parking rent shortfalls from the origination date through November 2021 (1/12th of which reserve will be deposited into the lockbox account on each monthly payment date for such period).

Real Estate Taxes – During a Trigger Period (as defined below), The Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes.

Insurance – During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums (unless The Grace Building Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis $0.20 per square feet per annum (which was $25,950 as of the origination date) for capital expenditures.

TI/LC Reserves –During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis $1.50 per square feet per annum (which was $194,622 as of the origination date) for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Lockbox / Cash Management. The Grace Building Whole Loan is structured with a hard lockbox and springing cash management. Revenues from The Grace Building Property are required to be deposited into the lockbox account directly by the tenants and any funds received by The Grace Building Borrower and property manager must be deposited within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to The Grace Building Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to The Grace Building Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to The Grace Building Borrower for (unless already paid) debt service due under The Grace Building Whole Loan or any mezzanine loan, shortfalls in the required reserve accounts, deposit of cash in an amount to satisfy the debt yield test to cure a low cash flow period, emergency and, life safety expenses, approved operating expenses, disbursements to The Grace Building Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs, and other permitted uses under The Grace Building Whole Loan documents.

A “Trigger Period” means the period (i) beginning upon the occurrence of an event of default under The Grace Building Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and ending when the event of default has been cured or waived; or (ii) beginning when the debt yield (including any mezzanine loan) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) The Grace Building Borrower has delivered cash or a letter of credit in an amount which, when applied to the outstanding principal balance of The Grace Building Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

Current Mezzanine or Subordinate Indebtedness. The Grace Building Property also secures The Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Subordinate Companion Loan accrues interest at an interest rate of 2.6921% per annum. The Grace Building Senior Loan is senior in right of payment to The Grace Building Subordinate Companion Loan. At or around loan origination, the holders of The Grace Building Senior Loan and The Grace Building Subordinate Companion Loan entered into a co-lender agreement that sets forth the allocation of collections on The Grace Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. An affiliate of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Whole Loan results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Grace Building Whole Loan or is freely prepayable after the maturity date of the Grace Building Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Whole Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Grace Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of The Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, The Grace Building Borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Thousand Oaks
12 miles
Malibu Creek
Brents Mountain
Tapia Park
N1
Malibu Canyon Rd
Monte Nido
Malibu Creek State Park
Mesa Peak
Malibu Canyon Rd
Malibu Creek
LOS ANGELES COUNTY
Graziadio Business School
Caruso School of Law
HRL Laboratories
Cross Creek Rd
Eastern Malibu
Los Angeles 26 miles
Eddy D. Field Baseball Stadium
Pepperdine University
Malibu Canyon Rd
Malibu City Hall
Malibu Library
Malibu Park at Cross Creek
Malibu Plaza
Pacific Coast Hwy
Carbon Beach
Firestone Fieldhouse
Oxnard 33 miles
Malibu
Civic Center Way
Malibu Lumber Yard
Malibu Pier
Pacific Coast Hwy
Malibu Rd
Adamson House Museum
Malibu Lagoon
Malibu Bluffs Park
Malibu Rd
Puerco Beach
Amarillo Beach
Malibu Beach
Malibu Lagoon State Beach
Malibu Colony Plaza
23705 Malibu Road
Malibu, CA 90265
Pacific Ocean
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Ojai
Castaic
Santa Clarita
Mira Monte
Fillmore
Piru
Valencia
Newhall
Santa Paula
SANTA SUSANA MTS.
San Fernando
Ventura
VENTURA COUNTY
Moorpark
Somis
Simi Valley
Oxnard
Camarillo
Thousand Oaks
Port Hueneme
Agoura Hills
Westlake Village
Calabasas
Beverly Hills
SANTA MONICA MTS.
LOS ANGELES
Malibu
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Malibu Colony Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$48,000,000		Location:	Malibu, CA
	Cut-off Date Balance:	$48,000,000		Size:	114,370 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF:	$419.69
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$419.69
	Borrower Sponsors:	KW Partnership, L.P. and KW Two Partnership, L.P.		Year Built/Renovated:	1989/NAP
	Guarantors:	KW Partnership, L.P. and KW Two Partnership, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.7500%		Property Manager:	TKG Management, Inc. (borrower-related)
	Note Date:	May 6, 2021		Current Occupancy (As of)(2):	89.5% (4/8/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	90.0%
	Maturity Date:	May 6, 2031		YE 2019 Occupancy:	91.0%
	IO Period:	120 months		YE 2018 Occupancy:	86.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	85.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$95,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$830.64
	Call Protection:	L(24),YM1(92),O(4)		As-Is Appraisal Valuation Date:	April 18, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (3/31/2021)(3):	$2,841,060
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$3,263,415
				YE 2019 NOI:	$4,297,116
				U/W Revenues:	$7,154,679
				U/W Expenses:	$3,246,859
Escrows and Reserves(1)				U/W NOI:	$3,907,820
	Initial	Monthly	Cap	U/W NCF:	$3,833,479
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.14x / 2.10x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 8.0%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 8.0%
TI/LC Reserve	$0	Springing	$285,925	Cut-off Date LTV Ratio:	50.5%
				LTV Ratio at Maturity:	50.5%

Sources and Uses
Sources			Uses
Original loan amount	$48,000,000	100.0%	Loan payoff	$41,221,217	85.9%
			Closing costs	426,299	0.9
			Return of equity	6,352,483	13.2
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.
(2)	Current Occupancy includes Zinque (the 3rd largest tenant), which represents 6,387 square feet (5.6% of net rentable area and 7.6% of underwritten base rent). It is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property (as defined below) in April 2022. The borrower sponsors have signed a 10-year Master Lease (as defined below) on the space until Zinque is in occupancy and paying rent. Zinque is working to obtain the proper zoning approval from the City of Malibu. U/W vacancy adjustment includes Zinque rent and recoveries.
(3)	The U/W NOI increased compared to TTM NOI is due to the fact that because of the COVID-19 pandemic several tenants (Coogie’s Beach Café, Becker Surfboards, Bui Sushi, Pinnacle Estate Properties, Vitamin Barn, The Nail Spa, and Malibu Oasis Salon (representing approximately 13.0% of the net rentable area and approximately 32.7% of the underwritten base rent)) received rent abatements and/or deferred rent payments, affecting actual rent collections. The borrower sponsors signed Master Leases on all of the above tenants’ spaces for a term of 10 years at rents equal to the rents payable under the applicable leases with a deduction for the amount of rent actually paid by the applicable underlying tenant.

The Mortgage Loan. The mortgage loan (the “Malibu Colony Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 114,370 square feet anchored retail property located in Malibu, California (the “Malibu Colony Plaza Property”).

The Borrower and Borrower Sponsors. The borrower is KW Malibu Colony, L.L.C. (the “Malibu Colony Plaza Borrower”), a Missouri limited liability company and single purpose entity with two independent directors. Legal counsel to the Malibu Colony Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Malibu Colony Plaza Mortgage Loan. The nonrecourse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

carve-out guarantors and borrower sponsors of the Malibu Colony Plaza Mortgage Loan are KW Partnership, L.P. and KW Two Partnership, L.P.

The borrower sponsors are owned by Ann W. Kroenke, Audrey J. Walton and Audrey J. Walton Revocable Trust. Ann W. Kroenke is an heir to the Walmart fortune; Audrey Walton is the ex-wife of James L. “Bud” Walton, Sam Walton’s younger brother and a co-founder of Walmart. Ann W. Kroenke is the wife of E. Stanley Kroenke, a repeat borrower sponsor. E. Stanley Kroenke is chairman, cofounder, and owner of THF Realty, a real estate development firm.

The Property. The Malibu Colony Plaza Property is a retail anchored shopping center, containing 114,370 square feet of net rentable area located in Malibu, California. Built in 1989, the Malibu Colony Plaza Property consists of two, one-story retail buildings located on a 13.9 acre parcel. The Malibu Colony Plaza Property is anchored by Ralphs Fresh Store and junior anchored by CVS. The Malibu Colony Plaza Property contains 601 surface parking spaces, resulting in a parking ratio of 5.25 spaces per 1,000 square feet of net rentable area. As of April 8, 2021, the Malibu Colony Plaza Property was 89.5% occupied by 22 national, regional and local tenants. Verizon Wireless is dark at the Malibu Colony Plaza Property and still paying rent; however, the tenant has been underwritten as vacant.

Major Tenants.

Largest Tenant: Ralphs Fresh Fare (36,200 square feet, 31.7% of net rentable area; 5.8% of underwritten base rent; 8/30/2023 lease expiration; Fitch/Moody’s/S&P: NR/Baa1/BBB) – Ralphs Fresh Fare is part of Ralphs Grocery Company, which was founded in 1873. Ralphs Grocery Company division headquarters are located in Los Angeles, California. Ralphs Grocery Company operates 465 Ralph’s stores in the southern and northern regions of California and the Midwest. Ralphs Grocery Company is a subsidiary of The Kroger Co. (“Kroger”). As of January 30, 2021, Kroger operated, either directly or through its subsidiaries, 2,742 supermarkets under a variety of local banner names, of which 2,255 had pharmacies and 1,596 had fuel centers. Kroger also manufactures and processes some of the food for sale in its supermarkets. For fiscal year ended January 2021, Kroger reported net sales of approximately $132.5 billion, an increase of 8.4% from the previous year. Ralphs Fresh Fare has been a tenant at the Malibu Colony Plaza Property since 1984 and has no renewal options remaining.

2nd Largest Tenant: CVS (22,880 square feet, 20.0% of net rentable area; 3.0% of underwritten base rent; 1/31/2025 lease expiration; Fitch/Moody’s/S&P: NR/Baa2/BBB) – Founded in 1963, CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2020, CVS operated approximately 9,900 retail locations, 1,100 walk-in medical clinics, of which 80 clinics operated within Target stores. CVS retail/long-term care segment focuses on prescription and over-the-counter drugs and personal care products. For the fiscal year ended December 2020, the CVS retail/long-term care segment reported revenue of approximately $91.2 billion, up 5.3% over the prior year’s total sales of approximately $86.6 billion. CVS has been a tenant at the Malibu Colony Plaza Property since 1985 and has one, 5-year renewal options remaining.

3rd Largest Tenant: Zinque (6,387 square feet; 5.6% of net rentable area; 7.6% of underwritten base rent; 3/31/2032 lease expiration) – Zinque is a restaurant featuring French-inspired dishes, small plates and a curated wine and beer selection. Zinque currently has six restaurants in southern California and one located in Scottsdale, Arizona. Zinque signed its lease on October 1, 2019, and it is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property in April 2022. The borrower sponsors have signed a 10-year master lease on the space until Zinque is in occupancy and paying rent. Zinque is working to obtain the proper zoning approval from the City of Malibu. On June 7, 2021, Zinque obtained a conditional use permit, and the tenant is working to obtain the other necessary licenses, permits and government approvals. Zinque has one, 5-year renewal option remaining. If Zinque cannot obtain a Type 47 liquor license, and all other necessary permits, licenses and other government approvals needed for the tenant’s work and to operate its business at the Malibu Colony Plaza Property by November 8, 2021, Zinque has the right to terminate its lease. The Zinque lease provides for one, 5-year renewal.

COVID-19 Update. As of June 24, 2021, the Malibu Colony Plaza Property is open and operating. Collection for June at the Malibu Colony Plaza Property was at 93.9% of total square feet and 97.5% of total UW base rent. As of the date hereof, the Malibu Colony Plaza Mortgage Loan is not subject to any modification or forbearance agreement, and the Malibu Colony Plaza Borrower has not requested any modification or forbearance to the Malibu Colony Plaza Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the tenancy at the Malibu Colony Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Ralphs Fresh Fare	NR/Baa1/BBB	36,200	31.7%	$7.90	$286,000	5.8%	8/30/2023	None	N
CVS	NR/Baa2/BBB	22,880	20.0%	$6.56	$150,000	3.0%	1/31/2025	1, 5-year	N
Total Anchor Tenants		59,080	51.7%	$7.38	$436,000	8.9%

Major Tenants
Zinque(3)	NR/NR/NR	6,387	5.6%	$58.24	$372,000	7.6%	3/31/2032	1, 5-year	Y
Bank of America	A+/A2/A-	5,032	4.4%	$146.06	$734,974	14.9%	12/31/2026	2, 5-year	N
Coogie’s Beach Café	NR/NR/NR	3,594	3.1%	$140.26	$504,110	10.2%	11/11/2025	1, 5-year	N
Becker Surfboards	NR/NR/NR	3,229	2.8%	$75.73	$244,532	5.0%	10/31/2025	1, 5-year	N
Chase Bank	AA-/Aa1/A+	3,020	2.6%	$102.00	$308,040	6.3%	9/30/2028	2, 5-year	N
Total Major Tenants		21,262	18.6%	$101.76	$2,163,656	43.9%

Non-Major Tenants		21,997	19.2%	$105.75	$2,326,100	47.2%

Occupied Collateral Total		102,339	89.5%	$48.13	$4,925,756	100.0%

Vacant Space		12,031	10.5%

Collateral Total		114,370	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2022 totaling $49,800.
(3)	It is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property in April 2022. The borrower sponsors have signed a 10-year Master Lease on the space until Zinque is in occupancy and paying rent. Zinque has the option to terminate its lease on November 8, 2021 if it cannot obtain a Type 47 liquor license and all other necessary permits, licenses and other government approvals needed for the tenant’s work and to operate its business at the Malibu Colony Plaza Property.

The following table presents certain information relating to tenant sales at the Malibu Colony Plaza Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2020	Anchor Tenant Occupancy Cost(2)
Ralphs Fresh Fare	5.8%	NAP	$616	$720	5.1%
CVS	3.0%	$481	$451	$490	6.8%
(1)	Occupancy Cost is based on 2020 sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the lease rollover schedule at the Malibu Colony Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	3,088	2.7%	3,088	2.7%	$300,442	6.1%	$97.29
2021	0	0	0.0%	3,088	2.7%	$0	0.0%	$0.00
2022	1	1,080	0.9%	4,168	3.6%	$105,840	2.1%	$98.00
2023	4	42,366	37.0%	46,534	40.7%	$937,147	19.0%	$22.12
2024	1	1,202	1.1%	47,736	41.7%	$118,024	2.4%	$98.19
2025	7	36,678	32.1%	84,414	73.8%	$1,668,130	33.9%	$45.48
2026	3	7,173	6.3%	91,587	80.1%	$936,370	19.0%	$130.54
2027	0	0	0.0%	91,587	80.1%	$0	0.0%	$0.00
2028	2	4,365	3.8%	95,952	83.9%	$487,803	9.9%	$111.75
2029	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
2030	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
2031	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
Thereafter	1	6,387	5.6%	102,339	89.5%	$372,000	7.6%	$58.24
Vacant	0	12,031	10.5%	114,370	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	22	114,370	100.0%			$4,925,756	100.0%	$48.13
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

The following table presents historical occupancy percentages at the Malibu Colony Plaza Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	4/8/2021(2)
86.0%	91.0%	90.0%	89.5%
(1)	Information obtained from the Malibu Colony Plaza Borrower.
(2)	Information obtained from the underwritten rent roll dated April 8, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Malibu Colony Plaza Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$4,606,043	$3,764,696	$3,573,023	$4,875,956	55.5%	$42.63
Contractual Rent Steps(2)	0	0	0	49,800	0.6	0.44
Percentage Rent	44,589	97,129	100,786	100,786	1.1	0.88
Grossed Up Vacant Space	0	0	0	1,051,360	12.0	9.19
Gross Potential Rent	$4,650,633	$3,861,825	$3,673,809	$6,077,903	69.1%	$53.14
Other Income	19,389	5,364	892	15,570	0.2	0.14
Total Recoveries	3,145,775	2,577,042	2,271,429	2,698,641	30.7	23.60
Net Rental Income	$7,815,797	$6,444,231	$5,946,130	$8,792,114	100.0%	$76.87
(Vacancy & Credit Loss)	0	0	0	(1,637,435)(3)	(26.9)	(14.32)
Effective Gross Income	$7,815,797	$6,444,231	$5,946,130	$7,154,679	81.4%	$62.56

Real Estate Taxes	2,056,558	2,153,979	2,153,979	2,148,539	30.0	18.79
Insurance	98,454	136,432	139,818	139,818	2.0	1.22
Management Fee	495,479	161,727	138,957	286,187	4.0	2.50
Other Operating Expenses	868,190	728,678	672,315	672,315	9.4	5.88
Total Operating Expenses	$3,518,681	$3,180,817	$3,105,070	$3,246,859	45.4%	$28.39

Net Operating Income(4)	$4,297,116	$3,263,415	$2,841,060	$3,907,820	54.6%	$34.17
Replacement Reserves	0	0	0	17,156	0.2	0.15
TI/LC	0	0	0	57,185	0.8	0.50
Net Cash Flow	$4,297,116	$3,263,415	$2,841,060	$3,833,479	53.6%	$33.52

NOI DSCR	2.35x	1.79x	1.56x	2.14x
NCF DSCR	2.35x	1.79x	1.56x	2.10x
NOI Debt Yield	9.0%	6.8%	5.9%	8.1%
NCF Debt Yield	9.0%	6.8%	5.9%	8.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through April 2022.
(3)	The underwritten economic vacancy is 18.7%. The Malibu Colony Plaza Property was 89.5% leased as of April 8, 2021.
(4)	The increase in U/W NOI from TTM 3/31/2021 is primarily attributed to the fact that because of the COVID-19 pandemic several tenants (Coogie’s Beach Café, Becker Surfboards, Bui Sushi, Pinnacle Estate Properties, Vitamin Barn, The Nail Spa, and Malibu Salon) received rent abatements and/or deferred rent payments, affecting actual rent collections. The borrower sponsors signed Master Leases on all of the above tenants’ spaces for a term of 10 years at rents equal to the rents payable under the applicable leases with a deduction for rent paid by the applicable underlying tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Appraisal. As of the appraisal valuation date of April 18, 2021, the Malibu Colony Plaza Property had an “as-is” appraised value of $95,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 20, 2021, there was no evidence of any recognized environmental conditions at the Malibu Colony Plaza Property.

Market Overview and Competition. The Malibu Colony Plaza Property is located in Malibu, Los Angeles County, California. Malibu has a coastal location along the Pacific Ocean in the western section of Los Angeles County. Malibu is bounded by the Santa Monica mountains to the north, the city of Los Angeles community of Pacific Palisades to the east, the Pacific Ocean to the south, and unincorporated Los Angeles County land (Leo Carrillo State Beach) to the west. Malibu includes approximately 27 miles of coastline and extends inland approximately two miles. Land uses within the neighborhood primarily consist of residential and commercial uses. Residential development is the largest land use and is mainly located south of the Pacific Coast Highway. Commercial land uses are also located along Pacific Coast Highway. The Pacific Coast Highway is the primary arterial for the city of Malibu and is located parallel to the Pacific Ocean between Santa Monica and Oxnard. The Pacific Coast Highway provides access from the West Los Angeles/Santa Monica area.

The Pepperdine University is located approximately 1.25 miles west of the Malibu Colony Plaza Property. According to a third party market research report, the 2020 population within a one, three, and five-mile radius of the Malibu Colony Plaza Property was 972, 5,801 and 10,572, respectively. The average household income within the same radii was $208,424, $208,758 and $216,153, respectively.

Submarket Information – According to a third-party market research report, the Malibu Colony Plaza Property is situated within the Pacific Palisades/Malibu retail submarket, which contained approximately 1.2 million square feet of retail space as of first quarter 2021. The Pacific Palisades/Malibu retail submarket reported a vacancy rate of 7.4% and an average quoted rental rate of $71.64 per square feet. The Pacific Palisades/Malibu retail submarket reported 7,350 square feet under construction, with no new deliveries and no absorption.

Appraiser’s Comp Set – The appraiser identified seven competitive properties for the Malibu Colony Plaza Property totaling approximately 252,017 square feet, which reported an average occupancy rate of approximately 78.0%. The appraiser concluded to market rents of $66.00 per square foot for shop space $66 tenants, $84.00 per square foot for shop space $84 tenants, $102.00 per square foot for shop space $102 tenants, $120.00 per square foot for shop space $120 tenants, $144.00 per square foot for shop space $144 tenants, $18.00 per square foot for drug store tenants, $18.00 per square foot for grocery store tenants and $30.00 per square foot for newsstand tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Malibu Colony Plaza Property:

Market Rent Summary(1)

	Shop Space $66	Shop Space $84	Shop Space $102	Shop Space $120	Shop Space $144	Drug Store MLA	Grocery Store MLA	Newsstand MLA
Market Rent (PSF)	$66.00	$84.00	$102.00	$120.00	$144.00	$18.00	$18.00	$30.00
Lease Term (Years)	7	7	7	7	7	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	3.00%	3.00%	None	None	3.00%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Malibu Colony Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Aliso Creek Shopping Center	Laguna Beach, CA	49,149	Oct-19	$57,600,000	$1,171.95
5th & PCH	Huntington Beach, CA	96,639	Oct-19	$65,000,000	$627.61
Gelson’s Village At Calabasas	Calabasas, CA	63,789	Jul-19	$39,500,000	$619.23
The Balcony at Beverwil	Los Angeles, CA	71,184	Nov-18	$50,250,000	$705.92
Center at Carbon Beach	Malibu, CA	20,102	Aug-18	$21,370,000	$1,063.08
Malibu Village	Malibu, CA	50,498	May-14	$120,000,000	$2,376.33
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The table below presents certain information relating to four comparable retail properties to the Malibu Colony Plaza Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Malibu Colony Plaza (Subject) Malibu, CA	1989/NAP	114,370	89.5%	-	Ralphs Fresh Fare, CVS
Malibu Country Mart 1 3835 Cross Creek Road Malibu, CA	1955/NAP	52,914	77.0%	0.4 miles	Brandi Melville, Vuori, Luckys Restaurant
Malibu Country Mart III 3822-3844 Cross Creek Road Malibu, CA	1972/NAP	13,167	95.0%	0.4 miles	John Varvatos, Oliver Peoples
Malibu Village NEC PCH & Cross Creek Malibu, CA	1966/2012	51,167	90.0%	0.4 miles	Lululemon, European Shoe Repair
Malibu Lumberyard 23641 Pacific Coast Highway Malibu, CA	2008/NAP	30,125	78.0%	0.3 miles	All Saints, Vilebrequin, Alex Bittar
Malibu Park at Cross Creek 23401 Civic Center Way Malibu, CA	2019/NAP	39,350	88.0%	0.4 miles	Howdys Café, Real Coconut Restaurant, D’Amore Café, Malibu In Sight Optometrist
Malibu Sands 22333 Pacific Coast Highway Malibu, CA	1955/2016	16,294	40.0%	1.8 miles	East Coast Defenders
Trancas Country Mart 30745 Pacific Coast Highway Malibu, CA	1950/2015	49,000	78.0%	8.7 miles	NAV
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to comparable leases to those at the Malibu Colony Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Malibu Country Mart I 3835 Cross Creek Road, 23410 Civic Center Way Malibu, CA	1955/NAP	52,914	0.4 miles	77.0%	5.0 – 10.0 Yrs	1,043 - 1,400 SF	$102.00 - $216.00	NAV	NNN
Malibu Country Mart III 3822 – 3844 Cross Creek Road Malibu, CA	1972/NAP	13,167	0.4 miles	95.0%	5.0 Yrs	2,067 – 2,090 SF	$215.28 -$264.00	NAV	NNN
Malibu Village NEC PCH & Cross Creek Malibu, CA	1966/2012	51,167	0.4 miles	90.0%	3.0 – 5.0 Yrs	578 – 2,597 SF	$86.00 - $126.00	NAV	NNN
Malibu Lumberyard 23641 Pacific Coast Highway, 3939 Cross Creek Road Malibu, CA	2008/NAP	30,125	0.3 miles	78.0%	5.0 – 10.0 Yrs	600 – 1,737 SF	$115.00 - $170.00	NAV	NNN
Malibu Park at Cross Creek 23401 Civic Center Way Malibu, CA	2019/NAP	39,350	0.4 miles	88.0%	10.0 Yrs	945 – 1,692 SF	$159.00 - $206.00	NAV	NNN
Malibu Sands 22333 Pacific Coast Highway Malibu, CA	1955/2016	16,294	1.8 miles	40.0%	5.0 Yrs	600 – 5,924 SF	$94.80 - $96.00	NAV	NNN
Trancas Country Mart 30745 Pacific Coast Highway Malibu, CA	1950/2015	49,000	8.7 miles	78.0%	10.0 Yrs	474 -1,013 SF	$60.00 - $90.00	NAV	NNN
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront real estate tax reserve. Ongoing monthly real estate tax reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event (each as defined below) has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months.

Insurance – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront insurance reserve. Ongoing monthly insurance reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months.

Replacement Reserves – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront replacement reserve. Ongoing monthly replacement reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly replacement reserves of $1,430.

TI/LC Reserve – The loan documents did not require an upfront tenant improvement and leasing commission reserve. Ongoing monthly tenant improvement and leasing commission reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly tenant improvement and leasing commissions of $4,765, subject to a cap of $285,925. In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the Malibu Colony Plaza Borrower is required to deposit in the TI/LC reserve any amounts paid to the Malibu Colony Plaza Borrower in connection with a termination, cancellation, sale or other disposition of a lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Lockbox and Cash Management. The Malibu Colony Plaza Mortgage Loan documents require a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event the Malibu Colony Plaza Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Malibu Colony Plaza Mortgage Loan documents also require that all revenues received by the Malibu Colony Plaza Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Malibu Colony Plaza Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the Malibu Colony Plaza Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the Malibu Colony Plaza Borrower’s second late debt service payment within a 12-month period;
(iii)	a bankruptcy action of the Malibu Colony Plaza Borrower, guarantor or property manager;
(iv)	a Cash Management DSCR Trigger Event (as defined below); or
(v)	a Critical Tenant Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;
●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;
●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malibu Colony Plaza Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Malibu Colony Plaza Borrower replacing the property manager with a qualified property manager acceptable to the lender;
●	with regard to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and
●	with regard to clause (v) above, a Critical Tenant Trigger Event Period Cure (as defined below).

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x, unless within five days of such date, the Malibu Colony Plaza Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Malibu Colony Plaza Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	a bankruptcy action of the Malibu Colony Plaza Borrower, guarantor or property manager;
(iii)	a Cash Management DSCR Trigger Event; or
(iv)	a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;
●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malibu Colony Plaza Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Malibu Colony Plaza Borrower replacing the property manager with a qualified property manager acceptable to the lender;
●	with regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters; and
●	with regard to clause (iv) above, a Critical Tenant Trigger Event Period Cure.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x, unless within five days of such date, the Malibu Colony Plaza Borrower delivers one or more Master Leases that result in a minimum debt service coverage ratio of 1.25x for the Malibu Colony Plaza Mortgage Loan.

A “Critical Tenant Trigger Event” will occur if KW Partnership, L.P. and KW Two Partnership, L.P. are not the guarantors of the Malibu Colony Plaza Mortgage Loan and one of the following occurs:

(i)	If Ralphs Fresh Fare, CVS or any or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease;
(ii)	on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;
(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the Malibu Colony Plaza Borrower of its election to renew its lease, and the Critical Tenant fails to give such notice;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;
(v)	if a bankruptcy action with respect to the Critical Tenant or any guarantor of such Critical Tenant Lease occurs;
(vi)	if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent);
(vii)	if the Critical Tenant discontinues its normal business operations; or
(viii)	the Critical Tenant is downgraded below “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the Malibu Colony Plaza Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iv) above, after a cure of the applicable default;
●	with regard to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;
●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent;
●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; or
●	with regard to clause (viii) above, the date the credit rating of the related Critical Tenant is no longer less than a “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the Malibu Colony Plaza Borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the Master Lease termination date, (a) the debt service coverage ratio is not lease than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the Malibu Colony Plaza Borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions.

Property Management. The Malibu Colony Plaza Property is managed by TKG Management, Inc., an affiliate of the Malibu Colony Plaza Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Malibu Colony Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Malibu Colony Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Malibu Colony Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Mason Multifamily Portfolio
1 University Heights DeKalb, IL
2 Ashbury Court DeKalb, IL
3 James Court DeKalb, IL
4 Old Orchard DeKalb, IL
5 Ashbury East DeKalb, IL
6 Colonial West DeKalb, IL
7 Colonial East DeKalb, IL
8 Cardinal Apartments DeKalb, IL
Sycamore
Bethany Rd
DeKalb High School
Katz Park
W. Dresser Rd
Kishwaukee Country Club
Greenwood Park
Northland Plaza Shopping Center
N. 1st St
Jefferson Elementary School
Hopkins Park
DeKalb Shopping Center
W. Hillcrest Dr
DeKalb
Pappas Park
Outdoor Sports Complex
Eco Park
Welsh Park
NIU College of Business
North 40
NIU Engineering
Northern Illinois University
Sycamore Rd
Littlejohn Elementary School
Clinton Rosette Middle School
Ellwood House Museum
Boutell Mem. Concert Hall
Lucinda Ave
Recreation Dr
NIU Convocation Center
Ralph McKinzie Field
Mary M. Bell Field
Husky Stadium
Pick Museum of Anthropology
John Huber Parkway
W. Lincoln Hwy
Pleasant St
DeKalb Industrial Area
DeKalb Taylor Municipal Airport
Rotary Park
Egyptian Theatre
Franklin St
E. Lincoln Hwy
N. 4th St
N. 7th St
N. Peace Rd
Prairie Park
South Malta Rd
W. Taylor St
E. Taylor St
Founders Elementary
DE KALB COUNTY
S. Annie Glidden Rd
River Heights Golf Course
Lincoln Elementary School
Target Distribution Center
Macom Dr
3M Distribution Center
W. Fairview Dr
E. Fairview Dr
Fairview Park Cemetery
S. 1st St
S. 4th St
S. 7th St
Peace Rd
Nestlé USA Warehouse
Ronald Reagan Mem. Tollway
Chicago 61 miles
Kishwaukee River S. Branch
WISCONSIN
Rockford
Elgin
Schaumburg
Lake Michigan
CHICAGO
Aurora
Naperville
Joliet
ILLINOIS
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Mason Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$37,000,000		Location:	DeKalb, IL
	Cut-off Date Balance:	$37,000,000		Size:	626 Units
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per Unit:	$59,105
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$53,737
	Borrower Sponsors:	James C. Mason and Linda R. Mason		Year Built/Renovated:	Various/NAP
	Guarantors:	James C. Mason and Linda R. Mason		Title Vesting:	Fee
	Interest Rate:	3.9910%		Property Manager:	Self-managed
	Note Date:	June 30, 2021		Current Occupancy (As of):	91.9% (6/15/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	93.8%
	Maturity Date:	July 6, 2031		YE 2019 Occupancy:	93.6%
	Interest-Only Period:	60 months		YE 2018 Occupancy:	96.7%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	98.7%
	Amortization Term (Original):	360 months		As-is Appraised Value:	$51,710,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-is Appraised Value Per Unit:	$82,604
	Call Protection:	L(24),D(92),O(4)		As-is Appraisal Valuation Date:	May 3, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (6/30/2021):	$3,251,609
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$3,168,466
				YE 2019 NOI:	$3,604,418
				YE 2018 NOI:	$3,561,337
				U/W Revenues:	$5,767,919
				U/W Expenses:	$2,361,327
				U/W NOI:	$3,406,592
Escrows and Reserves(1)				U/W NCF:	$3,200,846
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.61x / 1.51x
Taxes	$377,927	$67,487	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 8.7%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.5%
Replacement Reserve	$0	$19,303	$694,908	Cut-off Date LTV Ratio:	71.6%
Immediate Repairs	$44,500	$0	NAP	LTV Ratio at Maturity:	65.1%
Radon Reserve	$5,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$37,000,000	90.2%	Loan Payoff(3)	$36,834,301	89.8%
Escrows (released by prior lender)	4,033,002	9.8	Closing costs	677,120	1.7
			Upfront Reserves	427,427	1.0
			Return of equity	3,094,154	7.5
Total Sources	$41,033,002	100.0%	Total Uses	$41,033,002	100.0%

(1)	See “Escrows” section below.

(2)	While the Mason Multifamily Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Mason Multifamily Portfolio Mortgage Loan more severely than assumed in the underwriting of the Mason Multifamily Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	Loan Payoff includes $4,425,161 in defeasance premiums.

The Mortgage Loan. The mortgage loan (the “Mason Multifamily Portfolio Mortgage Loan”) is evidenced by four promissory notes secured by a first mortgage encumbering the fee interest in eight garden style multifamily properties located in DeKalb, Illinois (each, a “Mason Multifamily Portfolio Property”, and collectively, the “Mason Multifamily Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrower is Mason Properties 2021, LLC (the “Mason Multifamily Portfolio Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Mason Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Mason Multifamily Portfolio Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors of the Mason Multifamily Portfolio Mortgage Loan are James C. Mason and Linda R. Mason, who are principals of Mason Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Mason Properties provides commercial property management and rentals in DeKalb, Illinois and surrounding communities. Its portfolio of properties includes a range of office, retail, and warehouse space. In addition to commercial property management, Mason Properties owns and operates 12 residential properties throughout DeKalb, Sycamore and Rockford, Illinois. Many of its properties are in proximity to the Northern Illinois University campus, Kishwaukee College, downtown Sycamore and DeKalb.

The Properties. The Mason Multifamily Portfolio Properties are comprised of eight garden style multifamily properties located in DeKalb, Illinois. The Mason Multifamily Portfolio Properties were constructed between 1967 and 1984. The Mason Multifamily Portfolio Properties comprise 92 studio units (14.7% of unit count), 219 one-bedroom units (35.0% of unit count), 154 two-bedroom units (24.6% of unit count), 125 three-bedroom units (20.0% of unit count), 2 four-bedroom units (0.3% of unit count) and 34 five-bedroom units (5.4% of unit count). As of June 15, 2021, the Mason Multifamily Portfolio Properties were 91.9% occupied. Since 2014, occupancy at the Mason Multifamily Portfolio Properties ranged from 91.9% to 98.7%, with an average occupancy of 95.8%. Two residents at the Ashbury Court property and one tenant at the Ashbury East property utilize Section 8 vouchers to pay their rent.

The following table presents certain information relating to the Mason Multifamily Portfolio Properties:

Portfolio Summary(1)

Property	Year Built/ Renovated	Occ. %(2)	Units(2)	% of Total Units(2)	Appraised Value	Allocated Cut-off Date Balance (“ALA”)	% of ALA	U/W NCF	% Student(3)
University Heights	1972/NAP	87.7%	171	27.3%	$12,100,000	$8,699,947	23.5%	$680,812	50%
Ashbury Court	1978/NAP	91.7%	144	23.0%	$10,900,000	$7,837,143	21.2%	$668,529	15%
James Court	1967/NAP	92.7%	96	15.3%	$8,430,000	$6,061,204	16.4%	$567,473	15%
Old Orchard	1984/NAP	94.4%	36	5.8%	$4,680,000	$3,364,939	9.1%	$289,890	60%
Ashbury East	1978/NAP	95.0%	60	9.6%	$4,550,000	$3,271,468	8.8%	$290,945	15%
Colonial West	1984/NAP	97.5%	40	6.4%	$3,910,000	$2,811,306	7.6%	$253,528	65%
Colonial East	1984/NAP	92.1%	38	6.1%	$3,720,000	$2,674,695	7.2%	$225,277	65%
Cardinal Apartments	1976/NAP	95.1%	41	6.5%	$3,420,000	$2,279,298	6.2%	$224,392	85%
Total/Wtd. Avg.		91.9%	626	100.0%	$51,710,000	$37,000,000	100.0%	$3,200,846	38%
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	Information obtained from the borrower sponsors.

The following table presents certain information relating to the unit mix of the Mason Multifamily Portfolio Properties:

Portfolio Unit Mix Summary(1)

Property	NRA	Units	Studio, One Bath	One Bed, One Bath	Two Bed, One Bath	Two Bed, Two Bath	Three Bed, One Bath	Three Bed, 1.5 Bath	Three Bed, Two Bath	Four Bed, 2.5 Bath	Five Bed, 2.5 Bath
University Heights	107,468	171	58	70	21	0	17	0	5	0	0
Ashbury Court	103,122	144	24	42	60	0	0	18	0	0	0
James Court	67,705	96	9	39	0	40	0	0	8	0	0
Old Orchard	64,500	36	0	0	0	0	0	0	0	2	34
Ashbury East	41,700	60	0	40	20	0	0	0	0	0	0
Colonial West	44,000	40	0	0	0	0	0	40	0	0	0
Colonial East	40,700	38	1	0	1	0	0	36	0	0	0
Cardinal Apartments	24,816	41	0	28	12	0	1	0	0	0	0
Total/Wtd. Avg.	494,011	626	92	219	114	40	18	94	13	2	34
(1)	Information obtained from the underwritten rent rolls.

The following table presents historical occupancy percentages at the Mason Multifamily Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/15/2021(2)
97.9%	97.1%	96.5%	98.7%	96.7%	93.6%	93.8%	91.9%

(1)	Information obtained from the borrower sponsors.

(2)	Information obtained from the underwritten rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

COVID-19 Update. As of June 15, 2021, the Mason Multifamily Portfolio Properties are open and operating. Approximately 98.2%, 88.1%, 100.0%, 94.9%, 92.2% and 94.7% of rent had been collected for the months of January 2021, February 2021, March 2021, April 2021, May 2021 and June 2021, respectively. The average rent collection from January 2021 through June 2021 was 94.7%. The Mason Multifamily Portfolio Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the Mason Multifamily Portfolio Mortgage Loan is due in August 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mason Multifamily Portfolio Properties:

Cash Flow Analysis

	2018	2019	2020	TTM 6/30/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$5,245,421	$5,402,716	$5,138,546	$5,229,094	$5,319,341	85.4%	$8,497
Grossed Up Vacant Space	0	0	0	0	451,080	7.2	721
Gross Potential Rent	$5,245,421	$5,402,716	$5,138,546	$5,229,094	$5,770,421	92.7%	$9,218
Other Income(2)	490,277	457,576	403,129	407,698	456,558	7.3	729
Net Rental Income	$5,735,698	$5,860,292	$5,541,675	$5,636,792	$6,226,979	100.0%	$9,947
(Vacancy & Credit Loss)	(12,732)	(16,185)	(25,205)	(16,888)	(459,060)(3)	(8.0)(3)	(733)
Effective Gross Income	$5,722,966	$5,844,107	$5,516,470	$5,619,904	$5,767,919	92.6%	$9,214

Real Estate Taxes	771,731	764,480	793,973	768,205	809,844	14.0	1,294
Insurance	160,762	209,117	262,608	202,449	280,082	4.9	447
Management Fee	169,994	177,373	186,567	220,368	173,038	3.0	276
Other Operating Expenses	1,059,143	1,088,719	1,104,857	1,177,272	1,098,364	19.0	1,755
Total Operating Expenses	$2,161,629	$2,239,689	$2,348,005	$2,368,295	$2,361,327	40.9%	$3,772

Net Operating Income	$3,561,337	$3,604,418	$3,168,466	$3,251,609	$3,406,592	59.1%	$5,442
Capital Expenditures	0	0	0	47,007	205,746	3.6	329
Net Cash Flow	$3,561,337	$3,604,418	$3,168,466	$3,204,602	$3,200,846	55.5%	$5,113

NOI DSCR	1.68x	1.70x	1.50x	1.54x	1.61x
NCF DSCR	1.68x	1.70x	1.50x	1.51x	1.51x
NOI Debt Yield	9.6%	9.7%	8.6%	8.8%	9.2%
NCF Debt Yield	9.6%	9.7%	8.6%	8.7%	8.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of laundry income, parking income, storage income, pet fees, late fees, forfeited security deposits and various other fees.

(3)	The underwritten economic vacancy is 8.0%. The Mason Multifamily Portfolio Properties were 91.9% physically occupied as of June 15, 2021.

Appraisals. As of the appraisal valuation date of May 3, 2021, the Mason Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $51,710,000.

Environmental Matters. According to the Phase I environmental site assessments dated May 10, 2021, there was no evidence of any recognized environmental conditions at the Mason Multifamily Portfolio Properties. The Phase I environmental site assessments identified elevated radon levels at the Ashbury East property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Mason Multifamily Portfolio Properties are located in DeKalb, Illinois, approximately 64.4 miles west of Chicago, approximately 58.3 miles west of Chicago O’Hare Airport and approximately 40.5 miles southeast of Rockford, Illinois. Primary access to the Mason Multifamily Portfolio Properties is provided by Interstate-88 with two nearby interchanges at Peace Road and Annie Glidden Road. Development to the southeast of the Mason Multifamily Portfolio Properties along Interstate-88 features several distribution centers: Nestle, Goodyear, 3M, Monsanto, Alloyd and Panduit occupy almost 4,000,000 square feet of industrial space. The Park 88 Business Park at I-88 and Peace Road is a master planned, 565-acre business park. When built out, the development can accommodate 7,000,000 square feet of distribution and bulk warehouse space. The City of DeKalb announced in January 2020 the development of a 1.6 million square foot industrial complex pre-leased to Ferrara Candy Company in the ChicagoWest Business Park. In June 2020, Facebook announced the development of a 907,000 square foot, estimated $800 million data center project along the I-88 corridor in DeKalb. According to the appraisals, the project is estimated to provide 100 permanent jobs and hundreds of construction jobs to the DeKalb area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

DeKalb is best known as the home of Northern Illinois University (“NIU”), the primary economic driver of the county. NIU employs roughly 8,000 people including nearly 3,344 faculty members. According to the appraisals, it is estimated that the university’s impact on the area contributes $385 million to the local economy and accounts for over 17% of all the wages in DeKalb County. NIU is a teaching and research institution with an enrollment of approximately 18,000 students. The university is composed of seven degree-granting colleges, which offer 52 undergraduate majors and 74 graduate programs, including 10 PhD programs, doctoral degrees in Education and the Juris Doctorate (law degree).

The DeKalb Market Square is one of the primary retail centers surrounding the Mason Multifamily Portfolio Properties. The 360,000 square foot center is home to a Wal-Mart Supercenter and Lowes Home Improvement store. Northland Plaza, another major retail center in the market, is comprised of 300,000 square feet and is anchored by national retailers such as Bed Bath & Beyond, Hobby Lobby, Ross Dress for Less, Planet Fitness, PetSmart, and Aldi.

According to the appraisals, as of the first quarter of 2021, the Far Northwest Chicago Suburbs submarket had an inventory of approximately 29,761 units, a vacancy rate of approximately 3.8% and effective rents of $1,228 per unit per month. According to a third party market research report, the Mason Multifamily Portfolio Properties are classified as 2 star with a DeKalb multifamily submarket vacancy of 7.4% and no new supply. The sales comparables for the last 12 months reported an average vacancy of 6.7%. Since 2014, occupancy at the Mason Multifamily Portfolio Properties ranged from 91.7% to 98.7%, with an average occupancy of 95.8%.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Mason Multifamily Portfolio Properties:

Multifamily Market Rent Summary(1)

Property	Units	Avg. Size (SF)	Avg. Monthly In-Place Rent per Unit(2)	Avg. Monthly In-Place Rent PSF(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
University Heights	171	628	$671	$1.13	$689	$1.10
Ashbury Court	144	716	$724	$1.05	$735	$1.03
James Court	96	705	$775	$1.10	$778	$1.10
Old Orchard	36	1,792	$1,174	$0.66	$1,151	$0.64
Ashbury East	60	695	$787	$1.15	$783	$1.13
Colonial West	40	1,100	$878	$0.80	$900	$0.82
Colonial East	38	1,071	$883	$0.84	$892	$0.83
Cardinal Apartments	41	605	$724	$1.23	$726	$1.20
Total/Wtd. Avg.	626	789	$771	$1.05	$779	$1.03
(1)	Information obtained from the underwritten rent rolls.

(2)	Excludes vacant space.

(3)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – The Mason Multifamily Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $377,927 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $67,487).

Insurance – The Mason Multifamily Portfolio Borrower is not required to make monthly escrow deposits for insurance premiums as long as the Mason Multifamily Portfolio Borrower maintains a blanket policy acceptable to the lender. If such condition is not satisfied, the Mason Multifamily Portfolio Borrower is required to make monthly deposits into an insurance reserve equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserves – The Mason Multifamily Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $19,303, subject to a cap of $694,908. However, in lieu of the Mason Multifamily Portfolio Borrower depositing the monthly amount, the Mason Multifamily Portfolio Borrower has an option to deposit a letter of credit in an amount equal to the cap of $694,908.

Immediate Repairs – The Mason Multifamily Portfolio Mortgage Loan documents require an upfront immediate repairs reserve of $44,500.

Radon Reserve –The Mason Multifamily Portfolio Mortgage Loan documents require an upfront reserve of $5,000 with respect to radon testing and any necessary radon work at the Ashbury East property.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Mason Multifamily Portfolio Borrower is required to establish a lender-controlled lockbox account and the Mason Multifamily Portfolio Borrower and property manager are required to deposit all rents into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Mason Multifamily Portfolio Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Mason Multifamily Portfolio Mortgage Loan, operating expenses and cash management bank fees) is required to be applied as follows: (a) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Cash Sweep Trigger Event has occurred and is continuing, to the Mason Multifamily Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.25x; or

(iv)	the indictment for fraud or misappropriation of funds of the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to any of the Mason Multifamily Portfolio Properties), or any director or officer of the aforementioned.

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Mason Multifamily Portfolio Borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Mason Multifamily Portfolio Borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations;

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.30x for two consecutive calendar quarters; or

●	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Mason Multifamily Portfolio Mortgage Loan documents.

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or the property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.20x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Mason Multifamily Portfolio Borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Mason Multifamily Portfolio Borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations; or

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Property Management. The Mason Multifamily Portfolio Properties are self-managed by an affiliate of the borrower sponsors.

Partial Release. The Mason Multifamily Portfolio Borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance (or during the open period, prepayment) in an amount equal to 125% of the allocated loan amount, (ii) after giving effect to such release, the aggregate allocated loan amount with respect to all of the Mason Multifamily Portfolio Properties released will not exceed 25% of the original amount of the Mason Multifamily Portfolio Mortgage Loan, (iii) the debt service coverage ratio after the release is no less than the greater of (a) the debt service coverage ratio prior to the release and (b) the debt service coverage ratio at origination, (iv) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) the loan-to-value ratio at origination, (v) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) the debt yield at origination, (vi) after giving effect to such release, the percentage of units, in the aggregate, leased to students at the remaining Mason Multifamily Portfolio Properties will not be greater than the percentage of units, in the aggregate, leased to students at all of the individual Mason Multifamily Portfolio Properties as of the origination date and (vii) the lender receives a REMIC opinion.

In addition, a partial release is permitted following a casualty or condemnation affecting an individual Mason Multifamily Portfolio Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Terrorism Insurance. The Mason Multifamily Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Mason Multifamily Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Mason Multifamily Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Gramercy Plaza
2050 West 190th Street
Torrance, CA 90504
LOS ANGELES COUNTY
Lennox
Inglewood
Downtown Los Angeles 11 miles
LOS ANGELES
Los Angeles International Airport
El Segundo
Hawthorne
Hawthorne Municipal Airport
Willowbrook
Martin L. King Jr. Community Hospital
Del Aire
Los Angeles Southwest College
Robert F. Kennedy Medical Ctr.
Imperial Hwy
Crenshaw
METRO
GREEN LINE
Vermont
Harbor Freeway
Avalon
Hawthorne
Aviation/LAX
Mariposa
El Segundo
Douglas
Redondo Beach
Boeing
Northrop Grumman
Raytheon
Chevron Oil Refinery
Plaza El Segundo
120th St
El Segundo Blvd
135th St
Rosecrans Ave
Gardena
Compton
Alondra Park
Lawndale
Manhattan Village
Marine Ave
Manhattan Beach Blvd
Manhattan Beach County Park
DOWNTOWN MANHATTAN BEACH
Manhattan Beach
Manhattan Beach Pier, Roundhouse Aquarium
El Camino College
Alondra Park GC
Redondo Beach Blvd
Memorial Hospital of Gardena
Gardena Civic Center
166th St
Alondra Blvd
Artesia Blvd
Grant Ave
South Bay Galleria
Gardena Fwy
Hermosa Beach
Hermosa Beach Pier
Clark Stadium
Ripley Ave
Columbia Regional Park
Honeywell Aerospace
182nd St
Victoria St
Dignity Health Sports Park
Cal. State University - Dominguez Hills
190th St
Anita St
Beryl St
South Bay Medical Center
Torrance Promenade
Victoria Golf Course
Del Amo Blvd
Torrance
Porsche Experience Center
SouthBay Pavilion
Shell Oil
Redondo Beach Pier
DOWNTOWN REDONDO BEACH
Torrance Cultural Arts Ctr.
Torrance Courthouse
Carson Town Ctr.
The Pier Shopping Center
Redondo Beach
Torrance Blvd
Carson City Hall
Pacific Ocean
Del Amo Crossing
Del Amo Center
Carson St
LA BioMed
Harbor UCLA Medical Center
Sepulveda Blvd
223rd St
Redondo Beach State Park
Carson
Torrance Memorial Medical Center
235th St
Pacific Coast Hwy
Torrance Technology Campus
Lomita Blvd
Torrance Airport
Crossroads Shopping Center
Lomita
Kaiser Permanente South Bay Medical Center
Phillips 66
Palos Verdes Golf Course
South Coast Botanic Garden
Harbor Park Muni. GC
Los Angeles Harbor College
Wilmington
Anaheim St
Phillips Corporation
Rolling Hills Country Club
Rolling Hills Estates
Palos Verdes Dr North
Harry Bridges Blvd
Rolling Hills
Downtown Long Beach 3 miles
Park Plaza
Peck Park
VINCENT THOMAS BRIDGE
Front St
San Pedro
San Pedro Medical Center
PORT OF LOS ANGELES
Terminal Island
Rancho Palos Verdes
San Diego Fwy
Harbor Fwy
Crenshaw Blvd
Western Ave
Normandie Ave
Vermont Ave
Van Ness Ave
Hawthorne Blvd
Inglewood Ave
Aviation Blvd
Sepulveda Blvd
Highland Ave
Ocean Dr
Redondo Beach Ave
Anza Ave
Maple Ave
Main St
Avalon Blvd
Central Ave
Figueroa St
Wilmington Blvd
Alameda St
Gaffey St
105
405
110
91
107
1
47
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Florence
Pico Rivera
South Gate
Whittier
Lynwood
Inglewood
Downey
Santa Fe Springs
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Gramercy Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$27,200,000		Location:	Torrance, CA
	Cut-off Date Balance:	$27,200,000		Size:	157,008 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$173.24
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$173.24
	Borrower Sponsor:	Jeffrey Pori		Year Built/Renovated:	1991/2019
	Guarantor:	Jeffrey Pori		Title Vesting:	Fee
	Mortgage Rate:	3.2810%		Property Manager:	KB Property Advisors, LLC
	Note Date:	June 11, 2021		Current Occupancy (As of):	91.3% (6/4/2021)
	Seasoning:	1 month		2020 Occupancy(2):	87.3%
	Maturity Date:	June 11, 2031		2019 Occupancy(2):	70.9%
	IO Period:	120 months		2018 Occupancy(2):	23.7%
	Loan Term (Original):	120 months		2017 Occupancy(2):	94.8%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$45,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$286.61
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	April 26, 2021
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM 3/31/2021 NOI(4):	$1,964,759
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(4):	$1,402,476
				YE 2019 NOI(4):	$42,780
				YE 2018 NOI:	NAV
				U/W Revenues:	$4,906,130
				U/W Expenses:	$1,781,775
Escrows and Reserves(1)				U/W NOI(4):	$3,124,355
	Initial	Monthly	Cap	U/W NCF:	$3,067,832
Real Estate Taxes	$119,760	$29,940	NAP	U/W DSCR based on NOI/NCF:	3.45x / 3.39x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.5% / 11.3%
Replacement Reserve	$0	$4,710	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.5% / 11.3%
TI/LC Reserve	$4,000,000	Springing	NAP	Cut-off Date LTV Ratio:	60.4%
Rent Concession Reserve	$740,024	NAP	NAP	LTV Ratio at Maturity:	60.4%
Existing TI/LC Reserve	$105,255	NAP	NAP

Sources and Uses
Sources			Uses
Original loan amount	$27,200,000	52.8%	Purchase Price	$45,000,000	87.4%
Borrower Equity	24,304,144	47.2	Closing costs	1,539,105	3.0
			Reserves	4,965,039	9.6
Total Sources	$51,504,144	100.0%	Total Uses	$51,504,144	100.0%
(1)	See “Escrows” section below.

(2)	Represents annual occupancy for each year.

(3)	While the Gramercy Plaza Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Gramercy Mortgage Loan more severely than assumed in the underwriting of the Gramercy Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase in net operating income from 2019 to 2020 is primarily driven by three new leases representing 49.2% of in-place underwritten base rent that began during the second half of 2019. The increase in net operating income from 2020 to TTM 3/31/2021 is primarily driven by two leases signed in 2021 representing 5.1% of in-place underwritten base rent. The increase from TTM 3/31/2021 net operating income to U/W net operating income is driven by one new lease representing 3.5% of in-place underwritten base rent, as well as the burn off of free rent for leases signed in 2020 and 2021, primarily U.S. Auto Parts Network, Inc. which represents 19.5% of the in-place underwritten base rent and began paying full rent in February 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “Gramercy Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 157,008 square foot office building located in Torrance, California (the “Gramercy Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is KB Gramercy Plaza, DST (the “Gramercy Plaza Borrower”), a Delaware statutory trust. The Gramercy Plaza Borrower has entered into a master lease with an affiliated master tenant with respect to the Gramercy Plaza Property. The master tenant is structured as a single purpose entity. The master tenant’s interest in the master lease and all rents are assigned to the lender and the borrower sponsor has a 100% ownership interest in the master tenant. The master lease is subordinate to the Gramercy Plaza Mortgage Loan. There is no income underwritten from the master lease as the Gramercy Plaza Property was underwritten to the underlying property income. The Gramercy Plaza Borrower is managed by an affiliated signatory trustee that is controlled by the guarantor. The signatory trustee and the master tenant have one independent director, which is the same for each. Legal counsel to the Gramercy Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Gramercy Plaza Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey Pori (the “Gramercy Plaza Guarantor”), the CEO of Kingsbarn Realty Capital, LLC. Kingsbarn Realty Capital, LLC is a real estate private equity firm focused on providing structured real estate investments to high-net-worth individuals, family trusts, foundations and institutional investors. The company has a current portfolio of approximately 88 assets throughout the United States. Jeffrey Pori reported a deed-in-lieu of foreclosure in 2007 and a personal bankruptcy in 2008. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The lender has the right to require the Gramercy Plaza Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) any event that causes the Gramercy Plaza Mortgage Loan signatory trustee to cease to be the signatory trustee of the Gramercy Park Borrower, (ii) any event resulting in the dissolution of the Gramercy Park Borrower, (iii) an event of default, (iv) the lender’s commercially reasonable determination that the Gramercy Plaza Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the Gramercy Plaza Property, (v) termination of the master lease, (vi) 90 days prior to the maturity date of the Gramercy Plaza Mortgage Loan, if an executed commitment from an institutional lender to refinance the Gramercy Plaza Mortgage Loan is not delivered to the lender, and (vii) Gramercy Plaza Borrower is prohibited by statutory trust law from satisfying or is otherwise unable to satisfy its obligations under the Gramercy Plaza Mortgage Loan documents.

The Property. The Gramercy Plaza Property comprises a 157,008 square foot, Class A, 4-story office property located in Torrance, California. Constructed in 1991 and renovated in 2019, the Gramercy Plaza Property is situated on a 5.5 acre site. There are 378 parking spaces in a parking structure and 147 surface parking spaces for a total of 525 spaces, representing a parking ratio of 3.34 per 1,000 square feet. The seller of the Gramercy Plaza Property bought the asset in 2018 for $26.2 million, when it was approximately 23.7% occupied and has completed approximately $5.9 million in upgrades to the mechanical systems, common areas, tenant spaces and fund tenant improvements. As of June 4, 2021, the Gramercy Plaza Property was 91.3% leased to 11 tenants, with the largest tenant making up 25.3% of the net rentable area and 27.5% of underwritten base rent.

Major Tenants.

CCH Incorporated (NR/Baa1/BBB+; F/M/S&P; 39,793 square feet; 25.3% of net rentable area; 27.5% of underwritten base rent; April 30, 2028 lease expiration) – CCH Incorporated was founded in 1913 and is a provider of software and information services for tax, accounting and audit work. Since 1995, it has been a subsidiary of Wolters Kluwer, which is the rated entity parent company. Wolters Kluwer is headquartered in the Netherlands and is a global provider of professional information software solutions and services for clinicians, nurses, accountants, lawyers, and the tax, finance, audit, and regulatory sectors. The company has customers in over 180 countries and employs approximately 19,000 people worldwide.

CCH Incorporated has been a tenant at the Gramercy Plaza Property since 2019. The tenant has 2, 5-year renewal options at fair market rent, with 10 months’ notice. In addition, the tenant may terminate Suite 112, representing 701 square feet, as of the end of the fourth lease year (8/31/2023), with no less than 6 months’ notice

U.S. Auto Parts Network, Inc. (25,265 square feet; 16.1% of net rentable area; 19.5% of underwritten base rent; February 12, 2026 lease expiration) – U.S. Auto Parts Network, Inc. is an online provider of aftermarket auto parts and accessories. Through their website CarParts.com, the company offers a wide selection of new auto parts for car repair, maintenance and collision, with a catalog of over 1 million products. The company recorded $144.8 million in sales in the first quarter of 2021, which represented a 65% increase over first quarter of 2020. Adjusted EBITDA decreased from $4.3 million in the first quarter of 2020 to $3.6 million in the first quarter of 2021, reportedly due to the ramp up of a new distribution center in Texas, adverse weather, and investments in brand awareness that didn’t exist in the first quarter of 2020.

U.S. Auto Parts Network, Inc. has been a tenant at the Gramercy Plaza Property since 2020, and has one, 5-year renewal option at fair market rent with eight months’ notice. The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

Pioneer Electronics (USA) Inc. (24,652 square feet; 15.7% of net rentable area; 15.3% of underwritten base rent; December 31, 2022 lease expiration) – Pioneer Electronics (USA) Inc. (“Pioneer”) is under the larger Pioneer umbrella, which was founded in 1938. The company develops and manufactures electronics products for the car, home, and business markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Pioneer has been a tenant at the Gramercy Plaza Property since 2018 and has two, 5-year extension options with 9 months’ notice. The rent for the first extension option will be 95% of the then-current fair market rent and rent for the second option will be then current fair market rent.

The following table presents certain information relating to the tenancy at the Gramercy Plaza Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants

CCH Incorporated	NR/Baa1/BBB+	39,793	25.3%	$33.12	$1,317,944	27.5%	4/30/2028	2-5yr	Y(3)

U.S. Auto Parts Network, Inc.	NR/NR/NR	25,265	16.1%	$36.96	$933,794	19.5%	2/12/2026	1-5yr	Y(4)
Pioneer Electronics (USA) Inc.	NR/NR/NR	24,652	15.7%	$29.76	$733,644	15.3%	12/31/2022	2-5yr	N
Sanrio, Inc	NR/NR/NR	21,268	13.5%	$33.74	$717,510	15.0%	4/30/2026	1-5yr	N

Total Major Tenants		110,978	70.7%	$33.37	$3,702,893	77.4%
Non-Major Tenant		32,325	20.6%	$33.46	$1,081,701	22.6%

Occupied Collateral		143,303	91.3%	$33.39	$4,784,593	100.0%

Vacant		13,705	8.7%

Collateral Total		157,008	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through June 2022 totalling $169,495.

(3)	Tenant has the right to terminate Suite 112, representing 701 square feet, as of the end of the fourth lease year (8/31/2023), with no less than 6 months’ notice.

(4)	The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Gramercy Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	1,175	0.7%	1,175	0.7%	$35,250	0.7%	$30.00
2022	2	26,406	16.8%	27,581	17.6%	$796,947	16.7%	$30.18
2023	1	1,297	0.8%	28,878	18.4%	$12,360	0.3%	$9.53
2024	0	0	0.0%	28,878	18.4%	$0	0.0%	$0.00
2025	0	0	0.0%	28,878	18.4%	$0	0.0%	$0.00
2026	4	59,914	38.2%	88,792	56.6%	$2,136,076	44.6%	$35.65
2027	2	14,718	9.4%	103,510	65.9%	$486,016	10.2%	$33.02
2028	2	39,793	25.3%	143,303	91.3%	$1,317,944	27.5%	$33.12
2029	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
2030	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
2031	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
Vacant		13,705	8.7%	157,008	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	157,008	100.0%			$4,784,593	100.0%	$33.39(3)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The following table presents historical occupancy percentages at the Gramercy Plaza Property:

Historical Occupancy(1)

2017	2018	2019	2020	6/4/2021(2)
94.8%	23.7%	70.9%	87.3%	91.3%

(1)	Historical Occupancy obtained from a third party research provider.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 21, 2021, the Gramercy Plaza Property is open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by net rentable area paid full rent in May and June. The first payment date for the Gramercy Plaza Mortgage Loan will be July 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Gramercy Plaza Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,441,141	$2,871,288	$3,427,104	$5,286,196(2)	97.3%	$33.67(2)
Grossed Up Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$1,441,141	$2,871,288	$3,427,104	$5,286,196	97.3%	$33.67
Total Recoveries	4,485	22,332	44,382	116,216	2.1	0.74
Other Income	0	21,516	24,564	24,564	0.5	0.16
Parking/Garage/Other	10,468	9,287	7,774	7,774	0.1	0.05
Net Rental Income	$1,456,094	$2,924,423	$3,503,824	$5,434,750	100.0%	$34.61
(Vacancy & Credit Loss)	0	0	0	(528,620)	(10.0)	(3.37)
Effective Gross Income	$1,456,094	$2,924,423	$3,503,824	$4,906,130	90.3%	$31.25

Real Estate Taxes	418,427	311,156	318,887	524,676	10.7	3.34
Insurance	55,445	72,222	70,683	27,184	0.6	0.17
Management Fee	52,867	86,860	107,652	147,184	3.0	0.94
Other Operating Expenses	886,576	1,051,709	1,041,843	1,082,732	22.1	6.90
Total Operating Expenses	$1,413,314	$1,521,947	$1,539,065	$1,781,775	36.3%	$11.35

Net Operating Income(3)	$42,780	$1,402,476	$1,964,759	$3,124,355	63.7%	$19.90
Replacement Reserves	0	0	0	56,523	1.2	0.36
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$42,780	$1,402,476	$1,964,759	$3,067,832	62.5%	$19.54

NOI DSCR	0.05x	1.55x	2.17x	3.45x
NCF DSCR	0.05x	1.55x	2.17x	3.39x
NOI Debt Yield	0.2%	5.2%	7.2%	11.5%
NCF Debt Yield	0.2%	5.2%	7.2%	11.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent per SF and Annual U/W Base Rent includes rent steps through June 2022 totaling $169,495.

(3)	The increase in net operating income from 2019 to 2020 is primarily driven by three new leases representing 49.2% of in-place underwritten base rent that began during the second half of 2019. The increase in net operating income from 2020 to TTM 3/31/2021 is primarily driven by two leases signed in 2021 representing 5.1% of in-place underwritten base rent. The increase from TTM 3/31/2021 net operating income to U/W net operating income is driven by one new lease representing 3.5% of in-place underwritten base rent, as well as the burn off of free rent for leases signed in 2020 and 2021, primarily U.S. Auto Parts Network, Inc. which represents 19.5% of the in-place underwritten base rent and began paying full rent in February 2021.

Appraisal. The appraiser concluded to an “As-Is and Stabilized” market value of $45,000,000 as of April 26, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated May 3, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the Gramercy Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Market Overview and Competition. The Gramercy Plaza Property is located in Torrance, California, approximately 16.4 miles south of downtown Los Angeles. Torrance is the second largest city in the South Bay area and located approximately 14.3 miles to the Port of Long Beach and 13.4 miles to the Port of Los Angeles. Additionally, it is located 9.6 miles to Los Angeles International Airport. The Gramercy Plaza Property has access throughout the region via I-405 and I-110, located approximately 0.4 miles and 2.0 miles to the Gramercy Plaza Property, respectively.

The Gramercy Plaza Property is located in the northeast section of Torrance in an area that is primarily industrial and office uses. The largest employers within the city include American Honda Motor Company, Robinson Helicopter Company, Honeywell Aerospace, and Lisi Aerospace. The Gramercy Plaza Property is located less than two miles south of the future Torrance Transit Park Ride Regional Terminal, which will eventually be the terminus of the Green Line, a light rail that connects Redondo Beach and Norwalk. The Transit Park is expected to include a 15,000 square foot building for retail, ticket sales, arrival information and security, as well as a 250-car parking lot, a drop off zone and bike storage. According to a third party research report, the estimated 2021 population within a two-and five-mile radius was approximately 70,168 and 643,573, respectively; and the estimated 2021 average household income within the same radii was approximately $104,496 and $109,713, respectively.

According to a third party market research report, the Gramercy Plaza Property is situated within the 190th Street Corridor office submarket of the greater Los Angeles Office Market. As June 17, 2021, the submarket reported a total inventory of approximately 5.2 million square feet with a 13.6% vacancy rate and averaging asking rent of $32.73 per square foot.

The appraiser identified nineteen competitive office buildings in the marketplace with direct rents ranging from $27.00 to $45.60 per square foot, full service gross, with an average of $34.69 per square foot. The appraiser concluded to a market rent of $36.60 per square foot, full service gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Gramercy Plaza Property:

Market Rent Summary(1)

	Office	Café Amenity
Market Rent (PSF)	$36.60	$12.00
Lease Term (Years)	7	7
Lease Type (Reimbursements)	FSG	MG
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renew (PSF)	$35/$15	$10/$5
Free Rent (Months)	7	0
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The table below presents certain information relating to comparable sales pertaining to the Gramercy Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Gramercy Plaza (Subject) 2050 West 190th Street	Torrance, CA	1991/2019	91.3%(2)	157,008(2)	Jun-21	$45,000,000	$286.61
Pacific Gateway 19191 South Vermont Avenue	Torrance, CA	1982/2019(2)	89.5%(3)	237,145	Oct-20	$55,500,000	$234.03

Park Del Amo 2355-2377 Crenshaw Boulevard	Torrance, CA	1985/NAP	93.0%	204,468	May-20	$39,000,000	$190.74

2160 East Grand Avenue 2160 East Grand Avenue	El Segundo, CA	1999/NAP	0.0%	157,049	Nov-19	$63,500,000	$404.33

101 PCH 101 Pacific Coast Highway	El Segundo, CA	1984/2019	91.0%	206,024	Nov-19	$97,150,000	$471.55

The Hubb 100 West Broadway	Long Beach, CA	1986/2018	88.0%	210,428	Nov-18	$60,500,000	$287.51

Gateway Towers 970 & 990 West 190th Street	Torrance, CA	1984/NAP	89.0%	443,517	Oct-18	$106,500,000	$240.13
(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

(3)	Information obtained from a third party report.

The following table presents certain information relating to comparable office leases related to Gramercy Plaza Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Gramercy Plaza (subject) Torrance, CA	1991/2019	157,008(2)	91.3%(2)
Pacific Pointe 879 West 190th Street Gardena, CA	1988/2009	257,156	77.8%	NAV NAV	3,891 990	1Q2021 1Q2021	5.4 Yrs. 3.0 Yrs.	$31.80 $31.80	FSG FSG
The Enclave 970 West 190th Street 990 West 190th Street Torrance, CA	1984/NAP 1987/NAP	228,500 225,627	79.2% 98.1%	NAV NAV NAV	1,830 1,425 6,627	2Q2021 2Q2021 2Q2021	5.4 Yrs. 3.3 Yrs. 3.3 Yrs.	$38.40 $38.40 $37.20	FSG FSG FSG
South Bay Centre 1515 West 190th Street Gardena, CA	1984/NAP	210,919	89.8%	NAV	2,349	1Q2021	2.0 Yrs.	$37.80	FSG
Pacific Gateway 19191 South Vermont Avenue Torrance, CA	1982/2019(3)	237,145	89.5%(3)	NAV	5,681	2Q2021	1.0 Yrs.	$33.00	FSG
Waypoint 21041, 21061, 21081 South Western Avenue Torrance, CA	NAV	NAV	NAV	NAV	1,495	1Q2021	5.3 Yrs.	$30.60	FSG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Escrows.

Real Estate Taxes - The Gramercy Plaza Mortgage Loan documents require an upfront real estate tax reserve of $119,760 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $29,940).

Insurance - The Gramercy Plaza Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the foregoing, the Gramercy Plaza Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the Gramercy Plaza Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the Gramercy Plaza Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of such policies.

Replacement Reserve - The Gramercy Plaza Mortgage Loan documents require ongoing monthly replacement reserves of $4,710. The lender may reassess its estimate no more than once per year and may require the Gramercy Plaza Borrower to increase the monthly deposits if the lender, in its reasonable discretion, determines it is necessary to maintain proper operation of the Gramercy Plaza Property.

TI/LC Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront general TI/LC reserve of $4,000,000 and, commencing on the monthly payment date occurring in July 2025, an ongoing monthly TI/LC reserve of $19,626 ($1.50 per square foot annually).

Rent Concession Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront reserve of $740,024 representing the amount of future rent credits or abatements under existing leases.

Existing TI/LC Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront reserve of $105,255 representing the amount of tenant improvement obligations payable under the lease for AlphaTheta.

Lockbox and Cash Management. The Gramercy Plaza Mortgage Loan is structured with an in-place soft lockbox and the Gramercy Plaza Borrower is required to deposit all rents into the established deposit account. Upon the occurrence of a Cash Trap Event Period (as defined below), a cash management account will be established, into which all funds in the deposit account will be deposited. During the continuance of a Cash Trap Event Period, the lender will withdraw all funds from the cash management account and disburse in accordance with the cash management waterfall, with any excess funds held in an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues. Provided, however, that if the Cash Trap Event Period is caused solely by a Major Tenant Event Period (as defined below), then the excess cash flow sweep is capped at $40 per square foot of the applicable Major Tenant (as defined below) space.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Gramercy Plaza Mortgage Loan documents;

(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x, tested quarterly; or

(iii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters;

●	with regard to clause (iii), a Major Tenant Re-Tenanting Event (as defined below) has occurred

○	or with respect solely to clause (a) of the Major Tenant Event, the Major Tenant has resumed its normal business operations in its entire space and is paying full, unabated rent;

○	or with respect solely to clause (b) of the Major Tenant Event, the Major Tenant bankruptcy or insolvency proceeding has terminated and the Major Tenant lease has been affirmed, both on terms satisfactory to the lender; or

○	or with respect solely to clause (c) of the Major Tenant Event, the Major Tenant renews or extends the term of its lease pursuant to the terms in its lease or otherwise on terms acceptable to the lender.

A “Major Tenant Event” means (a) the Major Tenant (as defined below) goes dark, vacates or otherwise fails to continuously occupy its entire space, (b) the Major Tenant files bankruptcy or otherwise becomes involved as a debtor in a bankruptcy proceeding, or (c) the Major Tenant fails to renew or extend its lease, pursuant to the terms in its lease, or otherwise on terms acceptable to the lender, on or prior to the earlier of (i) nine months prior to the lease expiration and (ii) the deadline under the Major Tenant lease.

A “Major Tenant” means the tenant known as CCH Incorporated, and any replacement tenant that enters into a lease (a) including leases with affiliates, for 15% or more of the gross leasable area of the Gramercy Plaza Property, (b) which contains any option, offer, right of first refusal, or entitlement to acquire all or any portion of the Gramercy Plaza Property, and (c) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (a) and/or (b).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

A “Major Tenant Re-Tenanting Event” means the lender has received satisfactory evidence that the entire Major Tenant space has been leased to one or more satisfactory replacement tenants, on terms satisfactory to the lender, and the tenant(s) has taken occupancy, is operating, all tenant improvement costs and leasing commissions have been paid, or reserved for, and the tenant has commenced paying full, unabated rent.

Property Management. The Gramercy Plaza Property is managed by KB Property Advisors, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In connection with the acquisition of the Gramercy Plaza Property, additional funding was contributed to the Gramercy Plaza Borrower by the direct owner of the Delaware statutory trust depositor, which pledged its interest in such depositor to Crayhill Capital Management as security for the $19.4 million funding.  Such funding is expressly subordinated to the Gramercy Plaza Mortgage Loan, and the lender may not exercise any remedy that results in control of the Gramercy Plaza Borrower, master tenant, or signatory trustee. See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The Gramercy Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Gramercy Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Gramercy Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

SUPER

FedEx Office

FIVE GUYS

URGENT CARE

FAMOUS

maurices

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

Bell Towne Centre
16842 North 7th Street
Phoenix, AZ 85022
PHOENIX
Glendale
Deer Valley
Desert Ridge
Paradise Valley
Sunnyslope
MARICOPA COUNTY
Happy Valley Rd
Pinnacle Peak Rd
Deer Valley Rd
Agua Fria Frwy
Pima Frwy
Union Hills Dr
Bell Rd
Greenway Rd
Greenway Pkwy
Thunderbird Rd
Sweetwater Ave
Cactus Rd
Peoria Ave
Shea Blvd
Hatcher Rd
Dunlap Ave
Northern Ave
Black Canyon Frwy
Piestewa Frwy
N. 51st Ave
N. 43rd Ave
N. 35th Ave
N. 23rd Ave
N. 19th Ave
N. 7th Ave
N. Central Ave
N. 7th St
N. 24th St
N. 32nd St
Cave Creek Rd
17
101
51
USAA
Shops at Norterra
Happy Valley Towne Center
Deer Valley Municipal Airport
The 500 Club at Adobe Dam
Adobe Mtn. Train Museum
Thunderbird Conservation Park
Deer Valley Petroglyph Preserve
Albertsons & Safeway Corp. Office
Honeywell Aerospace
East Reach Sports Complex
Midwestern University
Deer Valley Towne Ctr.
PetSmart Corp. Office
HonorHealth Deer Valley Medical Ctr.
Paradise Valley Community College
Bell Canyon Pavilions
Fountain Square
Plaza de Campana
Paradise Valley Hospital
Turf Paradise
Greenway Park Plaza
Arizona Christian University
Lookout Mtn. Preserve
Cave Creek GC
Moon Valley Country Club
Metro North Corporate Park
Banner Thunderbird Medical Center
Arizona State University - West Campus
North Mountain Park
Paradise Hills Shopping Center
Metro Square
Cognizant Technology Solutions
Rose Mofford Sports Complex
HonorHealth John C. Lincoln Medical Center
UEI College-Phoenix
Blue Cross Blue Shield of Arizona
Northern Crossing
PHOENIX MTS. PRESERVE AND RECREATION AREA
Downtown Phoenix 8 miles
Phoenix Sky Harbor Intl. Airport 12 miles
Deer Valley
Desert Ridge
Sun City
Peoria
El Mirage
Glendale
Scottsdale
PHOENIX
Avondale
Tolleson
Laveen
Maryvale
Mesa
Tempe
Gilbert
Chandler
MARICOPA COUNTY
SOUTH MTS.
MC DOWELL MTS.
Komatke
Sun Lakes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Bell Towne Centre

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Shadow Anchored
	Original Principal Balance:	$26,600,000		Location:	Phoenix, AZ
	Cut-off Date Balance:	$26,600,000		Size:	130,713 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$203.50
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$164.46
	Borrower Sponsor:	Nexus Development Corporation/Central Division		Year Built/Renovated:	1988/NAP
	Guarantor:	Curtis R. Olson		Title Vesting:	Fee
	Mortgage Rate:	3.5210%		Property Manager:	Nexus Development Corporation/Central Division
	Note Date:	November 24, 2020		Current Occupancy (As of):	88.7% (5/25/2021)
	Seasoning:	7 months		YE 2020 Occupancy:	90.3%
	Maturity Date:	December 6, 2030		YE 2019 Occupancy:	93.0%
	IO Period:	12 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$42,500,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$325.14
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraisal Valuation Date:	October 28, 2020
	Call Protection:	L(31),D(85),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt:	None		TTM NOI (2/28/2021):	$3,028,389
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,942,060
				YE 2019 NOI:	$3,116,915
				YE 2018 NOI:	$3,117,461
				U/W Revenues:	$4,064,272
				U/W Expenses:	$1,082,055
Escrows and Reserves				U/W NOI:	$2,982,217
	Initial	Monthly	Cap	U/W NCF:	$2,719,483
Taxes	$81,102	$27,034	NAP	U/W DSCR based on NOI/NCF:	2.08x / 1.89x
Insurance	$42,391	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.2% / 10.2%
Replacement Reserve	$0	$2,832	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.9% / 12.7%
Rollover Reserve	$750,000	$19,062	$1,500,000(2)	Cut-off Date LTV Ratio:	62.6%
				LTV Ratio at Maturity:	50.6%

Sources and Uses
Sources			Uses
Original loan amount	$26,600,000	100.0%	Loan Payoff	$21,514,966	80.9%
			Reserves	873,493	3.3
			Closing Costs	386,139	1.5
			Return of Equity(3)	3,825,402	14.4
Total Sources	$26,600,000	100.0%	Total Uses	$26,600,000	100.0%
(1)	While the Bell Towne Centre Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Bell Towne Centre Mortgage Loan more severely than assumed in the underwriting of the Bell Towne Centre Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	From and after January 1, 2026, the amount on deposit in the Rollover Reserve Fund will be capped at $1,000,000 in the aggregate.

(3)	The Bell Towne Centre Borrower Sponsor (as defined below) has $15.9 million of implied equity remaining in the Bell Towne Centre Property based on the as-is appraised value of $42,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The Mortgage Loan. The mortgage loan (the “Bell Towne Centre Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 130,713 square foot SuperTarget shadow anchored retail center located in Phoenix, Arizona (the “Bell Towne Centre Property”).

The Borrower and Borrower Sponsor. The borrower is CRO BTC Phoenix Associates, LLC, (the “Bell Towne Centre Borrower”), organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Bell Towne Centre Borrower delivered a non-consolidation opinion in connection with the origination of the Bell Towne Centre Mortgage Loan. The borrower sponsor of the Bell Towne Centre Mortgage Loan is Nexus Development Corporation/Central Division (the “Bell Towne Centre Borrower Sponsor”). The non-recourse carve-out guarantor of the Bell Towne Centre Mortgage Loan is Curtis R. Olson. Mr. Olson is the principal investor, Chairman, and CEO of the Bell Towne Centre Borrower Sponsor. As the non-recourse carve-out guarantor, Mr. Olson is required to maintain a net worth of $20,000,000 or greater and liquid assets of $5,000,000 or greater.

The Property. The Bell Towne Centre Property is a 130,713 square foot shadow anchored retail center, located at the southwest corner of Bell Road and N. 3rd Street in Phoenix, Arizona. The Bell Towne Centre Property is 88.7% leased as of May 2021 to a diverse mix of national and regional tenants including Bank of America (5,400 square feet, 8.7% underwritten base rent), Verizon Wireless (3,115 square feet, 3.7% underwritten base rent), Cox Enterprises, Inc. (4,161 square feet, 5.0% underwritten base rent), FedEx Kinko’s (6,845 square feet, 4.4% underwritten base rent), Chipotle Mexican Grill, Inc. (2,470 square feet, 3.3% underwritten base rent), and OneMain Financial (1,955 square feet, 2.1% underwritten base rent).

The tenancy at the Bell Towne Centre Property is granular with 39 distinct tenants with no single tenant comprising more than 8.7% of base rent and 6.7% of net rentable area. Year end 2019 comparable sales totaled $22.5 million ($321 per square foot) at an occupancy cost of 7.6%. Year end 2020 comparable sales totaled $19.1 million ($272 per square foot) at an occupancy cost of 9.1%.

The Bell Towne Centre Property is part of a 308,272 square foot regional shopping center shadow-anchored by a 177,562 square foot SuperTarget (which is not part of the Bell Towne Centre Mortgage Loan collateral), which is the only SuperTarget in the northern valley, with the next-closest location more than 11 miles south. The SuperTarget serves as a draw for the Bell Towne Centre Property, and also pays a portion of the NNN operating expenses for the Bell Towne Centre Property. Built in 1988, the Bell Towne Centre Property is situated on a 14.8-acre site. The Bell Towne Centre Property offers 1,352 surface parking spaces (4.4 cars / 1,000 square feet including the SuperTarget GLA).

The Bell Towne Centre Property is located between Bell Road and West Greenway Parkway, two major east-west arterials that serve the north Phoenix area. Bell Road and N. 3rd Street is a highly trafficked intersection featuring multiple direct access points and frontage to the Bell Towne Centre Property. Bell Road, the primary retail corridor in the submarket, serves as a major east-west arterial, providing transportation for approximately 35,000 vehicles per day. The Bell Towne Centre Property’s eastern boundary E. Greenway Parkway, is also a highly utilized arterial, serving approximately 34,000 vehicles per day. Additionally, the Bell Towne Centre Property is located less than 3.0 miles from Interstate 17 (Black Canyon Freeway) and less than 2.0 miles from Arizona State Route 101 (Agua Fria Freeway/Loop 101), two of Phoenix’s largest freeways. Direct access to both Interstate 17 and Loop 101 is provided via Bell Road and N. 7th Street (serving approximately 36,000 vehicles per day). The Bell Towne Centre Property’s central location in the market is a distinguishing feature compared to other retail centers in the area.

The Bell Towne Centre Property is also adjacent to the Bell Towne Plaza, a 225,906 square foot community shopping center anchored by Sprouts Farmers Market, LA Fitness, and OfficeMax. Both the Bell Towne Centre Property and the adjacent Bell Towne Plaza are owned and managed by the Bell Towne Centre Borrower Sponsor.

Major Tenants.

Largest Tenant by square feet: Royal Dance Works, Inc.(8,796 square feet; 6.7% of net rentable area; 4.2% underwritten base rent; December 2030 lease expiration) is a dance studio in Phoenix with dance classes for children, teens, and adults from beginner to professional levels.

2nd Largest Tenant by square feet: Brown Group Retail, LLC, dba Famous Footwear (7,678 square feet; 5.9% of net rentable area; 5.2% underwritten base rent; October 2022 lease expiration) is a family footwear destination in the United States and Canada, dealing in branded footwear, generally at prices discounted from manufacturer’s suggested prices. Famous Footwear is part of Caleres Inc., a diverse portfolio of global footwear brands. Brown Group has been at the Bell Towne Centre Property since June 2007, with its current lease expiring in 2022. Brown Group’s lease has one, 5-year renewal option remaining.

3rd Largest Tenant by square feet: FedEx Kinko’s (6,845 square feet; 5.2% of net rentable area; 4.4% underwritten base rent; January 2028 lease expiration) is an American multinational delivery services company specializing in air delivery, ground delivery, freight delivery, supply chain management, office services, and various other services across multiple subsidiaries.

COVID-19 Update. As of July 1, 2021, the Bell Towne Centre Property is open and operating. From October 2020 through June 2021 rental collections averaged 98%. The Bell Towne Centre Borrower amended or renewed 11 leases totaling 28,536 square feet. 14 tenants received some form of abated rent and most have either repaid a portion of that, executed a new lease incorporating any unpaid back rent and/or agreed to pay back unpaid rent over equal monthly installments. As of July 1, 2021, all tenants are current on rent with the exception of Sylvan Learning (1.6% of net rentable area), which has been making partial rent payments, however, has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the tenancy at the Bell Towne Centre Property:

Major Tenants

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
Major Tenants
Royal Dance Works, Inc.	NR/NR/NR	8,796	6.7%	$14.60	$128,422	4.2%	12/31/2030	N/A	N
Famous Footwear	B1/B+/BB+	7,678	5.9%	$21.00	$161,238	5.2%	10/31/2022	1 5-year	N
FedEx Kinko’s	Baa2/BBB/NR	6,845	5.2%	$19.84	$135,811	4.4%	1/31/2028	N/A	N
Chili’s Grill & Bar	B1/BB-/NR	6,341	4.9%	$35.48	$225,000	7.3%	1/24/2023	1 5-year	N
Bank of America	A2/A-/AA-	5,400	4.1%	$49.78	$268,800	8.7%	11/30/2022	1 5-year	N
Total Major Tenants		35,060	26.8%	$26.22	$919,271	29.9%

Non-Major Tenants		80,894	61.9%	$26.70	$2,159,976	70.1%

Occupied Collateral Total		115,954	88.7%	$26.56	$3,079,246	100.0%

Vacant Space		14,759	11.3%

Collateral Total		130,713	100.0%
Non-collateral Anchor
Target Corporation	A2/A/A	177,562
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to tenant sales at the Bell Towne Centre Property:

Tenant Sales (PSF)(1)(2)

Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2019 Occupancy Cost	2020	March 2021 TTM	March 2021 TTM Occupancy Cost
Chili’s Grill & Bar	7.3%	$485	$513	6.90%	$225	NAV	7.6%
Panera	7.0%	$504	$519	7.50%	$456	$460	9.2%
Famous Footwear	5.2%	$215	$227	9.30%	$198	$217	10.4%
Royal Dance Works, Inc.	4.2%	$89	$90	15.30%	$72	NAV	21.3%
Five Guys Operations, LLC	4.0%	$510	$501	8.80%	$558	$593	10.7%
Zaytuni, Llc D/B/A Us Egg	2.9%	$313	$361	4.60%	$296	NAV	6.3%
Maurices #2247	2.6%	$115	$121	17.40%	$74	$76	16.5%
Einstein Brothers Bagels	2.1%	$444	$427	6.30%	$381	$385	8.2%
Autonomis, Llc Dba Hallmark	1.7%	$164	$166	7.80%	$158	NAV	10.8%
Rue21	1.5%	$147	$142	7.10%	$125	$138	10.5%
(1)	March TTM sales periods vary on a tenant by tenant basis.

(2)	March TTM sales are considered non-comp as they do not represent a full 12-months of sales history due to government mandated lockdowns.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the Bell Towne Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	8	24,919	19.1%	24,919	19.1%	$708,547	23.0%	$28.43
2023	8	28,024	21.4%	52,943	40.5%	$655,838	21.3%	$23.40
2024	5	12,120	9.3%	65,063	49.8%	$482,087	15.7%	$39.78
2025	6	15,155	11.6%	80,218	61.4%	$437,395	14.2%	$28.86
2026	4	8,220	6.3%	88,438	67.7%	$197,048	6.4%	$23.97
2027	3	5,320	4.1%	93,758	71.7%	$164,874	5.4%	$30.99
2028	2	9,515	7.3%	103,273	79.0%	$182,536	5.9%	$19.18
2029	0	0	0.0%	103,273	79.0%	$0	0.0%	$0.00
2030	2	11,296	8.6%	114,569	87.6%	$250,922	8.1%	$22.21
2031	0	0	0.0%	114,569	87.6%	$0	0.0%	$0.00
Thereafter	1	1,385	1.1%	115,954	88.7%	$0	0.0%	$0.00
Vacant	0	14,759	11.3%	130,713	100.0%	$0	0.0%	$0.00
Total/Weighted Average	39	130,713	100.0%			$3,079,246	100.0%	$26.56(3)
(1)	Information obtained from the underwritten rent roll dated May 25, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bell Towne Centre Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/25/2021(2)
96.1%	93.0%	90.3%	88.7%
(1)	Information obtained from The Bell Towne Centre Borrower.

(2)	Information obtained from the underwritten rent roll dated May 25, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bell Towne Centre Property:

Cash Flow Analysis

	2018	2019	2020	2/28/2021 TTM	U/W(1)	%(2)	U/W $ PSF
Base Rental Income	$3,205,077	$3,270,456	$3,067,382	$3,120,903	$3,083,183	67.7%	$23.59
Rent Steps	0	0	0	0	37,062	0.8	0.28
Grossed Up Vacant Space	0	0	0	0	493,156	10.8	3.77
Gross Potential Rent	$3,205,077	$3,270,456	$3,067,382	$3,120,903	$3,613,401	79.3%	$27.64
Other Income	125,188	102,568	50,273	51,737	51,737	1.1	0.40
Recoveries	962,600	916,663	892,290	941,672	892,290	19.6	6.83
Net Rental Income	$4,292,865	$4,289,687	$4,009,945	$4,114,312	$4,557,428	100.0%	$34.87
(Vacancy & Credit Loss)	0	0	0	0	(493,156)	(13.6)	(3.77)
Effective Gross Income	$4,292,865	$4,289,687	$4,009,945	$4,114,312	$4,064,272	89.2%	31.09

Taxes	349,985	354,489	318,869	313,681	319,954	7.9	2.45
Insurance	38,829	38,964	41,228	34,351	42,391	1.0	0.32
Other Operating Expenses	786,590	779,318	707,788	737,892	719,710	17.7	5.51
Total Operating Expenses	$1,175,404	$1,172,772	$1,067,885	$1,085,923	$1,082,055	26.6%	$8.28

Net Operating Income	$3,117,461	$3,116,915	$2,942,060	$3,028,389	$2,982,217	73.4%	$22.81
TI/LC	0	0	0	0	228,748	5.6	1.75
Capital Expenditures	0	0	0	0	33,985	0.8	0.26
Net Cash Flow	$3,117,461	$3,116,915	$2,942,060	$3,028,389	$2,719,483	66.9%	$20.80

NOI DSCR	2.17x	2.17x	2.05x	2.11x	2.08x
NCF DSCR	2.17x	2.17x	2.05x	2.11x	1.89x
NOI Debt Yield	11.7%	11.7%	11.1%	11.4%	11.2%
NCF Debt Yield	11.7%	11.7%	11.1%	11.4%	10.2%
(1)	Rent Steps taken through May 31, 2022.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of

Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 10.9%. The Bell Towne Centre Property was 88.7% leased as of May 25, 2021.

(4)	Other Income includes Sign Rent, Rental Tax, Other Rental/Storage Income, Other Monthly Charges, Termination Fees, Late Fees, and other miscellaneous revenues.

Appraisal. As of the appraisal valuation date of October 28, 2020, the Bell Towne Centre Property had an “as-is” appraised value of $42,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 9, 2020, there was evidence of one recognized environmental condition at the Bell Towne Centre Property. An environmental liability insurance policy in the amount of $1,000,000 per incident and in the aggregate was obtained to address the recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Bell Towne Centre Property is located in the North Bell Road market of Phoenix, Arizona. Phoenix is the capital and most-populous city in Arizona, and the fifth most populous city in the United States. Phoenix is the anchor of the Phoenix metropolitan area, also known as the Valley of the Sun, which in turn is part of the Salt River Valley.

Phoenix is the 11th-largest metro and the second-fastest growing metropolitan statistical area in the nation, adding more than 96,000 residents in 2018. During the same period, metro Phoenix ranked second for net migration, attracting 72,900 new people, for an average of 200 people moving to Phoenix daily. Axiometrics forecasts an approximate 2.0% annual increase in new multi-family inventory through 2023, while occupancy rates are projected to maintain a stabilized rate near 95%, as net absorption is projected to be positive each year through 2023. Effective rental rates are projected to increase by 3.8% per annum through 2023. Moody’s Analytics’ most recent projections estimate a net total loss of 97,600 jobs this year within metropolitan Phoenix resulting from the COVID-19 pandemic.

Net migration and the presence of large educational institutions and colleges are growing the local labor pool. Metro Phoenix is home to the largest public and private universities in the country: Arizona State University (ASU) and Grand Canyon University (GCU). ASU enrollment surpassed 111,000 students in fall 2018, spread across five campuses and the ASU Skysong Innovation Center. Recent job announcements by Intel, Allstate, Deloitte, Mayo Clinic, Nikola Motor Company, Fox Corporation, Wells Fargo, Infosys, and USAA have contributed to thousands of jobs in the metro.

The market has become a hub for financial services. State Farm selected Tempe for its 2.1 million square foot campus in 2015, which is expected to house up to 8,000 employees. Following State Farm’s lead, insurance and financial services companies have increased their footprints across the Valley, including sizable expansions by Farmers, Voya, Allstate, Freedom Financial, Bank of the West, and Nationwide. Greater Phoenix is also one of the most rapidly expanding high-tech job markets in the nation. Phoenix ranked in the top

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

20 for high tech employment growth in CBRE’s 2019 Scoring Tech Talent report. With more than 85,060 high-tech employees, metro employment has grown 12.3% over a five-year period. Microsoft, Google, and Apple have all invested in building data centers in various parts of the metro.

The Bell Towne Centre Property is located in an established northeast Phoenix neighborhood. The subject neighborhood contains a variety of residential uses including single-family housing, multi-story apartment complexes and mobile home parks. Bell Road serves as a primary commercial corridor for the northeast valley. Day to day shopping needs are served by existing commercial development mainly consisting of neighborhood shopping centers, strip retail centers and gas station/convenience stores.

Submarket Information – According to the appraisal, the Bell Towne Centre Property is situated in the North Bell Road retail submarket, which contained approximately 16.0 million square feet of retail space as of the second quarter of 2020. The North Bell Road retail submarket reported a vacancy rate of 6.6% with an average asking rental rate of $16.60 per square foot.

According to a third-party market report, the Bell Towne Centre Property is situated in the East Phoenix retail submarket. As of May 2021, the East Phoenix retail submarket reported an inventory of 8.9 million square feet, or 3.8% of the metro’s total inventory of retail space. Construction has returned to East Phoenix after limited net new supply over the past few years.

During May 2021, the submarket’s asking rent increased to $17.04 per square foot, up 1.1% from year end 2020. Over the past twelve months, asking rents have increased a total of 1.6%.

Over the last 12 months, submarket absorption totaled 48,200 square feet, 15% lower than the average annual absorption rate of 56,802 square feet recorded since the beginning of 2009. The submarket’s average vacancy rate drifted upward by 10 basis points during May 2021 to 6.8%, which is 3.8% lower than the long-term average, and 0.9% lower than the current metro average. The submarket vacancy rate is expected to finish 2021 at 6.5% and is expected to remain the same by year end 2022.

Appraiser’s Comp Set – The appraiser identified four comparable anchored multi-tenant retail centers within the Bell Towne Centre Property’s immediate market area. The appraiser concluded a market rent of $28.00 per square foot for the shop spaces, $18.00 per square foot for the low visibility shop spaces, $18.00 per square foot for the large shop spaces, $43.00 per square foot for the high visibility/pad shop spaces, $35.00 per square foot for the restaurant ground leased spaces, and $50.00 per square foot for the bank branch ground leased space at the Bell Towne Centre Property.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bell Towne Centre Property:

Market Rent Summary(1)

	Shop	Low Visibility Shop Space	High Visibility Retail	Large Shop Space	GL Pad - Restaurant	GL Pad - Bank
Market Rent (PSF)	$28.00	$18.00	$43.00	$18.00	$35.00	$50.00
Lease Term (Years)	5	5	10	10	20	20
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	3.00%	10.00%/5 Yrs	10.00%/5 Yrs

(1)   Information obtained from the appraisal.

Comparable Property Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Shoppes at Legacy House	Mesa, AZ	54,160	Jul-20	$9,000,000	$166.17
Paradise Point	Phoenix, AZ	54,430	Feb-20	$13,400,000	$246.19
Cactus Village	Phoenix, AZ	60,363	Feb-20	$9,600,000	$159.04
Crossroads at Tolleson	Tolleson, AZ	98,598	Jan-20	$24,500,000	$248.48
Sun City Promenade	Sun City, AZ	70,035	Dec-19	$12,300,000	$175.63
The Shops at Gainey Village	Scottsdale, AZ	138,444	Dec-19	$69,665,350	$503.20
Mountain Vista Plaza	Surprise, AZ	64,193	Nov-19	$14,125,000	$220.04
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to four comparable leases to those at the Bell Towne Centre Property:

Comparable Properties(1)

Property Name/Location	Year Built	Total GLA (SF)	Distance from Subject	Inline Occupancy	Overall Occupancy
Bell Towne Plaza 245 East Bell Road Phoenix, AZ 85022	1988	225,906	0.2 miles	98%	78%

Covington Plaza 731 East Union Hills Drive Phoenix, AZ 85024	1988	105,574	1.0 miles	62%	82%

Fountain Square 310-630 East Bell Road Phoenix, AZ 85022	1986	168,644	0.2 miles	78%	87%

Moon Valley Town Center 707-875 East Bell Road Phoenix, AZ 85022	1988	106,571	0.3 miles	95%	99%
(1)	Information obtained from the appraisal.

Escrows. Real Estate Taxes – The Bell Towne Centre Mortgage Loan documents require an upfront real estate tax reserve of $81,102 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $27,034).

Insurance – The Bell Towne Centre Mortgage Loan documents require an upfront insurance reserve of $42,391 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $42,391). The Bell Towne Centre Borrower is not required to make the deposit for insurance premiums as set forth above provided that (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies maintained by the Bell Towne Centre Borrower covering the Bell Towne Centre Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the Bell Towne Centre Borrower provides the lender evidence of renewal of such policies.

Replacement Reserve – The Bell Towne Centre Mortgage Loan documents require ongoing monthly replacement reserves of $2,832 ($0.26 per square foot annually).

Rollover Reserve – The Bell Towne Centre Mortgage Loan documents require upfront rollover reserves of $750,000 and ongoing monthly rollover reserves of $19,062 ($1.75 per square foot annually). The aggregate amount on deposit in the Rollover Reserve Fund is capped at (i) $1,500,000 in the aggregate until, and including, December 31, 2025 and (ii) from and after January 1, 2026, the aggregate amount on deposit in the Rollover Reserve Fund is capped at $1,000,000 in the aggregate.

Lockbox and Cash Management. The Bell Towne Centre Mortgage Loan is structured with a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Event. At loan origination, the Bell Towne Centre Borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon the occurrence and during the continuance of a Cash Sweep Event (as defined below), the lockbox bank is required to transfer to the cash management account in immediately available funds by federal wire transfer all amounts on deposit in the lockbox account once every business day throughout the continuance of a Cash Sweep Event in accordance with the terms of the lockbox agreement. Other than during the continuance of a Cash Sweep Event, the lockbox bank will transfer to the Bell Towne Centre Borrower operating account all amounts on deposit in the lockbox account once every business day in accordance with the terms of the lockbox agreement. Upon the occurrence of a Cash Sweep Event Cure (as defined below) and so long as no event of default or other Cash Sweep Event is then existing, the lender is required to notify the lockbox bank of such Cash Sweep Event Cure and direct the lockbox bank to transfer, in immediately available funds by federal wire, all amounts on deposit in the lockbox account to the Bell Towne Centre Borrower operating account as set forth in the lockbox agreement.

A “Cash Sweep Event” means the occurrence of: (a) an event of default, (b) any bankruptcy action of the Bell Towne Centre Borrower (c) any bankruptcy action of the manager, provided that the same will not be a Cash Sweep Event if the Bell Towne Centre Borrower replaces the manager with a qualified manager within 60 days of the bankruptcy action of the manager; or (c) a Debt Yield Trigger Event (as defined below).

A “Debt Yield Trigger Event” means a debt yield of less than 8.25% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12 month period immediately preceding such date of determination, as determined by the lender.

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a Debt Yield Trigger Event, (1) the achievement of a debt yield of 8.25% or higher for one calendar quarter based upon the trailing 12 month period immediately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

preceding the date on which the debt yield is calculated or (2) the deposit by the Bell Towne Centre Borrower of a letter of credit in an amount equal to the portion of the outstanding principal balance required to be paid down such that the debt yield is equal to or greater than 8.25% or (b) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) or (c) if the Cash Sweep Event is caused by a bankruptcy action of the manager, if the Bell Towne Centre Borrower replaces the manager with a qualified manager under a replacement management agreement; provided, however, that, such Cash Sweep Event Cure set forth in this definition of “Cash Sweep Event Cure” will be subject to the following conditions, (i) no event of default will have occurred and be continuing under the Bell Towne Centre Mortgage Loan agreement or any of the other Bell Towne Centre Mortgage Loan documents, (ii) a Cash Sweep Event Cure may occur no more than a total of 5 times in the aggregate during the term of the Bell Towne Centre Mortgage Loan and (iii) the Bell Towne Centre Borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorneys’ fees and expenses.

Property Management. The Bell Towne Centre Property is managed by Nexus Development Corporation/Central Division, an affiliate of the Bell Towne Centre Borrower Sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Bell Towne Centre Mortgage Loan documents require that the commercial property and business income insurance required to be maintained by the Bell Towne Centre Borrower covers perils of terrorism and acts of terrorism and the Bell Towne Centre Borrower is required to maintain commercial property and business income insurance, and general liability and umbrella liability insurance, for loss resulting from perils and acts of terrorism at all times during the term of the Bell Towne Centre Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

OREGON
Klamath Falls
Crescent City
Yreka
Weed
Arcata
Eureka
Redding
NEVADA
Susanville
CALIFORNIA
Chico
Fort Bragg
Willits
Mendocino
Oroville
Sparks
Reno
Fernley
Truckee
Ukiah
Yuba City
Carson City
Point Arena
Roseville
S. Lake Tahoe
SACRAMENTO
SIERRA NEVADA MTS
Pacific Ocean
Santa Rosa
Davis
Elk Grove
Napa
OAKLAND
Stockton

Plumas Lake
Trowbridge
Sheridan
North Auburn
SUTTER COUNTY
PLACER COUNTY
Auburn
Robbins
Nicolaus
Rocklin
Roseville
Yolo
Granite Bay
Rio Linda
Foothill Farms
Woodland
North Highlands
El Dorado Hills
Citrus Heights
Folsom
YOLO COUNTY
Carmichael
Arden
Rancho Cordova
West Sacramento
Davis
SACRAMENTO
Florin
Rancho Murieta
Dixon
Vineyard
SACRAMENTO COUNTY
SOLANO COUNTY
Laguna
Wilton
Elk Grove
Courtland
Galt
Clay

Geyserville
Middletown
Esparto
SONOMA COUNTY
Healdsburg
NAPA COUNTY
YOLO COUNTY
Windsor
Calistoga
Angwin
Winters
Guerneville
Larkfield
St. Helena
Santa Rosa
Dixon
Occidental
Sebastopol
Allendale
Kenwood
Yountville
Rohnert Park
Vacaville
Bodega Bay
Cotati
Glen Ellen
Napa
Fairfield
Green Valley
Petaluma
Sonoma
Tomales
SOLANO COUNTY
MARIN COUNTY
American Canyon
Novato
Vallejo
Benicia
Point Reyes Station
Martinez
Fairfax
San Rafael
Antioch
Richmond
Concord
Mill Valley
Walnut Creek
Pacific Ocean
Tiburon
Sausalito
Berkeley
SAN FRANCISCO
OAKLAND
Moraga
Danville
Alameda
Castro Valley
CONTRA COSTA COUNTY

Redding
Chico
Yuba City
Santa Rosa
Sacramento
Vacaville
San Francisco
Sonora
Livermore
San Jose
Fresno
Salinas
CALIFORNIA
Los Angeles
San Diego

Fairfield
Rio Vista
Novato
Vallejo
Benicia
Lodi
San Rafael
Martinez
Richmond
Concord
Antioch
Stockton
Walnut Creek
SAN JOAQUIN COUNTY
CONTRA COSTA COUNTY
Berkeley
Lafayette
OAKLAND
Danville
Lathrop
Alameda
SAN FRANCISCO
Castro Valley
San Ramon
Mountain House
Dublin
Tracy
Daly City
San Leandro
Livermore
Pleasanton
Pacifica
Hayward
San Mateo
ALAMEDA COUNTY
Redwood City
Union City
DIABLO RANGE
Half Moon Bay
Fremont
Santa Clara
Milpitas
Palo Alto
Sunnyvale
SAN JOSE
Pacific Ocean
Cupertino
Campbell
Pescadero
Los Gatos
Morgan Hill

Davis
SACRAMENTO
Santa Rosa
Elk Grove
Napa
Vacaville
Jackson
Fairfield
Petaluma
Lodi
Arnold
San Rafael
Vallejo
Concord
Sonora
Richmond
Stockton
OAKLAND
SAN FRANCISCO
Lake Don Pedro
Tracy
Hayward
Modesto
San Mateo
Fremont
Turlock
Mariposa
Patterson
Santa Clara
Merced
SAN JOSE
Mtn View
Los Banos
Chowchilla
Santa Cruz
Madera
Capitola
Pacific Ocean
Hollister
Mendota
FRESNO
Salinas
Marina
Monterey
Carmel
Soledad

Rollins Portfolio

1	Lodi	Lodi, CA
2	Sacramento	Sacramento, CA
3	Geotech Supply	Sacramento, CA
4	Vacaville	Vacaville, CA
5	Rancho Cordova	Rancho Cordova, CA
6	Modesto	Modesto, CA
7	Auburn	Auburn, CA
8	Livermore	Livermore, CA
9	Salinas	Salinas, CA
10	Yuba City	Yuba City, CA
11	Santa Rosa	Santa Rosa, CA
12	Redding	Redding, CA
13	Chico	Chico, CA
14	Sonora	Sonora, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Rollins Portfolio

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	UBS AG	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR	Property Type – Subtype:	Industrial – Flex
Original Principal Balance(1):	$24,400,000	Location:	Various, CA
Cut-off Date Balance(1):	$24,400,000	Size:	232,340 SF
% of Initial Pool Balance:	3.3%	Cut-off Date Balance Per SF(1):	$169.58
Loan Purpose(2):	Acquisition	Maturity Date Balance Per SF(1):	$169.58
Borrower Sponsors:	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation	Year Built/Renovated:	Various/Various
Guarantors:	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation	Title Vesting:	Fee
Mortgage Rate:	3.2095%	Property Manager:	Self-managed
Note Date:	May 13, 2021	Current Occupancy (As of):	100.0% (7/1/2021)
Seasoning:	1 month	YE 2020 Occupancy(2):	NAP
Maturity Date:	June 6, 2031	YE 2019 Occupancy(2):	NAP
IO Period:	120 months	YE 2018 Occupancy(2):	NAP
Loan Term (Original):	120 months	YE 2017 Occupancy(2):	NAP
Amortization Term (Original):	NAP	Appraised Value:	$60,200,000
Loan Amortization Type:	Interest-only	Appraised Value Per SF:	$259.10
Call Protection:	L(24),YM1(1),DorYM1(90),O(5)	Appraisal Valuation Date:	Various
Lockbox Type:	Hard/Springing Cash Management	Underwriting and Financial Information(4)
Additional Debt(1):	Yes	YE 2020 NOI(2):	NAP
Additional Debt Type (Balance)(1):	Pari Passu ($15,000,000)	YE 2019 NOI(2):	NAP
YE 2018 NOI(2):	NAP
Escrows and Reserves(3)	YE 2017 NOI(2):	NAP
Initial	Monthly	Cap	U/W Revenues:	$3,879,864
Taxes	$0	Springing	NAP	U/W Expenses:	$116,396
Insurance	$0	Springing	NAP	U/W NOI:	$3,763,468
Replacement Reserve	$0	Springing	(3)	U/W NCF:	$3,763,468
TI/LC Reserve	$0	Springing	(3)	U/W DSCR based on NOI/NCF(1):	2.94x / 2.94x
U/W Debt Yield based on NOI/NCF(1):	9.6% / 9.6%
U/W Debt Yield at Maturity based on NOI/NCF(1):	9.6% / 9.6%
Cut-off Date LTV Ratio(1):	65.4%
LTV Ratio at Maturity(1):	65.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$39,400,000	64.6%	Purchase price(2)	$60,575,000	99.4%
Borrower sponsor equity	21,546,233	35.4	Closing costs	371,233	0.6
Total Sources	$60,946,233	100.0%	Total Uses	$60,946,233	100.0%
(1)	The Rollins Portfolio Mortgage Loan (as defined below) is part of the Rollins Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $39,400,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Rollins Portfolio Whole Loan.

(2)	The borrower sponsors recently acquired the Rollins Portfolio Properties (as defined below) in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies and cash flows are not available. The Rollins Portfolio Whole Loan was entered into subsequently to the actual acquisition.

(3)	See “Escrows” section below.

(4)	While the Rollins Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Rollins Portfolio Whole Loan more severely than assumed in the underwriting of the Rollins Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

The Mortgage Loan. The mortgage loan (the “Rollins Portfolio Mortgage Loan”) is part of a whole loan (the “Rollins Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $39,400,000 secured by a first priority fee mortgage encumbering a 232,340 square foot portfolio of 14 industrial flex properties located in California (each, a “Rollins Portfolio Property”, and collectively, the “Rollins Portfolio Properties”). The Rollins Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3 with an aggregate original principal balance of $24,400,000. The non-controlling Note A-2 and Note A-4, with an aggregate original principal balance of $15,000,000, are expected to be contributed to one or more future securitization trusts. The Rollins Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$19,400,000	$19,400,000	WFCM 2021-C60	Yes
A-2	$10,000,000	$10,000,000	UBS AG	No
A-3	$5,000,000	$5,000,000	WFCM 2021-C60	No
A-4	$5,000,000	$5,000,000	UBS AG	No
Total	$39,400,000	$39,400,000

The Borrower and Borrower Sponsors. The borrower is NM CPC, L.P. (the “Rollins Portfolio Borrower”), a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the Rollins Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Rollins Portfolio Whole Loan. The non-recourse carveout guarantors and borrower sponsors of the Rollins Portfolio Whole Loan are New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation. New Mountain Capital, LLC was founded in 1999 and, together with its affiliates, the firm manages private equity, public equity, credit and net lease capital.

The Properties. The Rollins Portfolio Whole Loan is secured by 14 industrial flex properties totaling 232,340 square feet located in California. The Rollins Portfolio Properties were constructed between 1985 and 2015. As of July 1, 2021, the Rollins Portfolio Properties were 100.0% occupied by Clark Pest Control (as defined below) under a 15-year master lease expiring in February 2036. The Lodi property is used as the Clark Pest Control corporate office.

The following table presents certain information relating to the Rollins Portfolio Properties:

Portfolio Summary(1)

Property	City, State	Net Rentable Area (SF)(2)	Year Built/ Renovated	U/W NCF	Allocated Whole Loan Cut-off Date Balance (“ALA”)	% of ALA	“As-Is” Appraised Value	Cut-off Date LTV	Clear Heights (ft.)	Dock Doors	Drive -In Doors
Lodi	Lodi, CA	55,632	2007/NAP	$983,224	$10,293,435	26.1%	$14,850,000	69.3%	30	0	3
Sacramento	Sacramento, CA	19,128	1985/2017	$314,976	$3,297,500	8.4%	$5,300,000	62.2%	20	2	2
Geotech Supply	Sacramento, CA	25,020	2001/NAP	$301,036	$3,151,565	8.0%	$6,600,000	47.8%	28	2	4
Vacaville	Vacaville, CA	13,840	1990/2015	$278,583	$2,916,500	7.4%	$4,090,000	71.3%	24	0	1
Rancho Cordova	Rancho Cordova, CA	15,520	1994/NAP	$256,470	$2,685,000	6.8%	$4,200,000	63.9%	18	2	2
Modesto	Modesto, CA	16,016	2001/NAP	$233,450	$2,444,000	6.2%	$4,400,000	55.5%	16	0	2
Auburn	Auburn, CA	19,750	1999/NAP	$229,247	$2,400,000	6.1%	$4,100,000	58.5%	20	0	2
Livermore	Livermore, CA	9,920	2003 & 2015/NAP	$216,352	$2,265,000	5.7%	$3,020,000	75.0%	20	0	2
Salinas	Salinas, CA	8,005	2004/NAP	$202,119	$2,116,000	5.4%	$2,910,000	72.7%	14	0	1
Yuba City	Yuba City, CA	9,920	2012/NAP	$189,797	$1,987,000	5.0%	$2,890,000	68.8%	20	0	4
Santa Rosa	Santa Rosa, CA	8,525	2002/NAP	$163,482	$1,711,500	4.3%	$2,330,000	73.5%	16	0	2
Redding	Redding, CA	12,480	2007/2011	$155,458	$1,627,500	4.1%	$2,170,000	75.0%	18 - 24	0	4
Chico	Chico, CA	9,634	2012/NAP	$131,817	$1,380,000	3.5%	$1,840,000	75.0%	18 - 26	0	4
Sonora	Sonora, CA	8,950	1998/NAP	$107,459	$1,125,000	2.9%	$1,500,000	75.0%	16	0	2
Total/Wtd. Avg.		232,340		$3,763,468	$39,400,000	100.0%	$60,200,000	65.4%		6	35
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Sole Tenant.

Clark Pest Control (232,340 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 2/29/2036 lease expiration) - Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (collectively, “Clark Pest Control”) are wholly owned subsidiaries of Rollins, Inc., which guarantees the master lease. Through its family of brands, Rollins, Inc. provides pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa and Australia from more than 700 locations. Clark Pest Control operates in 28 locations and offers residential and commercial pest control throughout California and northwestern Nevada. Clark Pest Control’s lease commenced on February 26, 2021. The master lease expires on February 29, 2036 and includes three renewal options for 60 months each and one renewal option for 59 months.

The following table presents certain information relating to the tenancy at the Rollins Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Clark Pest Control	NR / NR / NR	232,340	100.0%	$15.15	$3,519,153	100.0%	2/29/2036	(2)	N
Occupied Collateral Total		232,340	100.0%	$15.15	$3,519,153	100.0%

Vacant Space		0	0.0%

Collateral Total		232,340	100.0%

(1)	Based on the underwritten rent roll, including the rent increase occurring in March 2022.

(2)	Clark Pest Control has three renewal options for 60 months each and one renewal option for 59 months.

The following table presents certain information relating to the lease rollover schedule at the Rollins Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	232,340	100.0%	232,340	100.0%	$3,519,153	100.0%	$15.15
Vacant	0	0	0%	232,340	100.0%	$0	0.0%	$0.00
Total	1	232,340	100.0%			$3,519,153	100.0%	$15.15
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increase occurring in March 2022.

The following table presents historical occupancy percentages at the Rollins Portfolio Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	7/1/2021(2)
NAP	NAP	NAP	NAP	100.0%
(1)	The borrower sponsors recently acquired the Rollins Portfolio Properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies are not available.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

COVID-19 Update. As of June 24, 2021, all of the Rollins Portfolio Properties are open and operating. As of June 24, 2021, 100.0% of rent had been collected for the month of June 2021, and Clark Pest Control has made no request for rent relief or lease modification. The Rollins Portfolio Whole Loan is not subject to any modification or forbearance request. The first debt service payment of the Rollins Portfolio Whole Loan is due in July 2021.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rollins Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$3,450,150	87.1%	$14.85
Straight-Line Rent(3)	323,496	8.2	1.39
Contractual Rent Steps(4)	69,003	1.7	0.30
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$3,842,649	97.1%	$16.54
Other Income	0	0.0	0.00
Total Recoveries	116,396	2.9	0.50
Net Rental Income	$3,959,045	100.0%	$17.04
(Vacancy & Credit Loss)(5)	(79,181)	(2.1)	(0.34)
Effective Gross Income	$3,879,864	98.0%	$16.70

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	116,396	3.0	0.50
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$116,396	3.0%	$0.50

Net Operating Income	$3,763,468	97.0%	$16.20
Capital Expenditures	0	0.0	0.00
TI/LC	0	0.0	0.00
Net Cash Flow	$3,763,468	97.0%	$16.20

NOI DSCR(6)	2.94x
NCF DSCR(6)	2.94x
NOI Debt Yield(6)	9.6%
NCF Debt Yield(6)	9.6%
(1)	The borrower sponsors recently acquired the Rollins Portfolio Properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical cash flows are not available.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents the straight-line rent through the end of term of the Rollins Portfolio Whole Loan in April 2031.

(4)	Represents the rent step occurring in March 2022.

(5)	The U/W economic vacancy is 2.0%. As of July 1, 2021, the Rollins Portfolio Properties were 100.0% occupied.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Rollins Portfolio Whole Loan.

Appraisals. The sum of the individual “as-is” appraised values for each of the Rollins Portfolio Properties equates to $60,200,000. The valuation dates range from January 15, 2021 to January 22, 2021.

Environmental Matters. According to the Phase I environmental site assessments dated December 24, 2020, there was no evidence of any recognized environmental conditions at the Rollins Portfolio Properties. One of the Rollins Portfolio Properties has a controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Market Overview and Competition. The Rollins Portfolio Properties are located across 10 metropolitan statistical areas and 14 submarkets in California.

The table below presents certain market information with respect to the Rollins Portfolio Properties:

Market Overview(1)

Property	Year Built/ Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	U/W Base Rent PSF(2)	Appraisal Market Rent PSF
Lodi	2007/NAP	55,632	Lodi	0.0%	1.8%	0.0%	1,479,211	$15.87	$14.40
Sacramento	1985/2017	19,128	McClellan	0.0%	5.2%	0.0%	17,463,054	$16.32	$15.00
Geotech Supply	2001/NAP	25,020	Mather	0.0%	4.3%	0.0%	5,694,717	$15.30	$15.00
Vacaville	1990/2015	13,840	Vacaville	0.0%	7.4%	0.0%	12,940,150	$17.34	$16.80
Rancho Cordova	1994/NAP	15,520	Sunrise	0.0%	4.5%	0.0%	12,966,620	$15.81	$15.00
Modesto	2001/NAP	16,016	Ceres	0.0%	0.7%	0.0%	5,371,054	$16.83	$15.00
Auburn	1999/NAP	19,750	Auburn/Newcastle	0.0%	3.5%	0.0%	3,200,627	$12.24	$11.00
Livermore	2003 & 2015/NAP	9,920	Livermore	0.0%	7.2%	0.0%	20,028,190	$16.32	$16.20
Salinas	2004/NAP	8,005	North Monterey County	0.0%	1.8%	0.0%	14,118,905	$20.40	$19.80
Yuba City	2012/NAP	9,920	Marysville/Yuba City(3)	0.0%	2.7%(3)	0.0%	7,735,885(3)	$17.09	$16.80
Santa Rosa	2002/NAP	8,525	Santa Rosa	0.0%	4.2%	0.0%	11,264,964	$15.30	$15.00
Redding	2007/2011	12,480	Redding(3)(4)	0.0%	3.5%(3)	0.0%	5,087,831(3)	$10.20	$9.60
Chico	2012/NAP	9,634	Chico(3)(4)	0.0%	5.3%(3)	0.0%	9,708,099(3)	$11.22	$10.80
Sonora	1998/NAP	8,950	Sonora(3)(4)	0.0%	2.5%(3)	0.0%	572,337(3)	$9.43	$12.50
Total/Wtd. Avg.		232,340		0.0%	3.6%	0.0%	127,631,644	$15.15	$14.36
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	Information obtained from third party market research reports.

(4)	No submarket information is available. Market information is shown.

The following table presents certain demographic information with respect to the Rollins Portfolio Properties:

Demographics Overview

Property	City, State	Net Rentable Area (SF)(1)	ALA	% of ALA	U/W NCF	% of U/W NCF	Estimated 2021 Population (5-mile Radius)(2)	Estimated 2021 Average Household Income (5-mile Radius)(2)
Lodi	Lodi, CA	55,632	$10,293,435	26.1%	$983,224	26.1%	10,352	$109,427
Sacramento	Sacramento, CA	19,128	$3,297,500	8.4%	$314,976	8.4%	346,597	$85,609
Geotech Supply	Sacramento, CA	25,020	$3,151,565	8.0%	$301,036	8.0%	191,117	$102,556
Vacaville	Vacaville, CA	13,840	$2,916,500	7.4%	$278,583	7.4%	89,144	$125,694
Rancho Cordova	Rancho Cordova, CA	15,520	$2,685,000	6.8%	$256,470	6.8%	159,635	$112,536
Modesto	Modesto, CA	16,016	$2,444,000	6.2%	$233,450	6.2%	41,850	$75,281
Auburn	Auburn, CA	19,750	$2,400,000	6.1%	$229,247	6.1%	40,664	$104,205
Livermore	Livermore, CA	9,920	$2,265,000	5.7%	$216,352	5.7%	93,139	$194,266
Salinas	Salinas, CA	8,005	$2,116,000	5.4%	$202,119	5.4%	155,265	$88,029
Yuba City	Yuba City, CA	9,920	$1,987,000	5.0%	$189,797	5.0%	126,288	$74,198
Santa Rosa	Santa Rosa, CA	8,525	$1,711,500	4.3%	$163,482	4.3%	96,833	$123,800
Redding	Redding, CA	12,480	$1,627,500	4.1%	$155,458	4.1%	66,809	$83,756
Chico	Chico, CA	9,634	$1,380,000	3.5%	$131,817	3.5%	91,397	$85,512
Sonora	Sonora, CA	8,950	$1,125,000	2.9%	$107,459	2.9%	24,139	$86,460
Total/Wtd. Avg.		232,340	$39,400,000	100.0%	$3,763,468	100.0%	100,468	$105,886
(1)	Information obtained from the underwritten rent rolls.

(2)	Information obtained from third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Escrows.

Real Estate Taxes – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for real estate taxes as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event (as defined below) is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all taxes, (iv) Clark Pest Control pays all such taxes prior to the date of delinquency and (v) upon request of the lender, the Rollins Portfolio Borrower provides to the lender paid receipts for the payment of taxes prior to the delinquency thereof. If the above conditions are not satisfied, the Rollins Portfolio Borrower is required to make monthly deposits into a real estate tax reserve equal to 1/12 of the estimated annual real estate taxes.

Insurance – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for insurance premiums as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all insurance premiums, (iv) Clark Pest Control pays all such insurance premiums prior to the expiration of such policies and (v) upon request of the lender, prior to the expiration of the policies, the Rollins Portfolio Borrower provides to the lender evidence that such insurance premiums have been paid. If the above conditions are not satisfied, the Rollins Portfolio Borrower is required to make monthly deposits into an insurance reserve equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserve – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for capital expenditures as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all capital expenditures, (iv) Clark Pest Control pays all such capital expenditures within the time frame set forth in the master lease and (v) upon request of the lender, the Rollins Portfolio Borrower provides to the lender evidence that such capital expenditures have been performed and all costs associated with such capital expenditures have been paid. If the above conditions are not satisfied, the Rollins Portfolio Whole Loan documents require ongoing monthly deposits into a replacement reserve of approximately $3,872, subject to a cap of $69,702.

TI/LC Reserve – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for tenant improvements and leasing commissions (“TI/LC”) as long as the Clark Pest Control lease or a single replacement lease remains in full force and effect. If during the term of the Rollins Portfolio Whole Loan, the Clark Pest Control lease or a single replacement lease for the entire Rollins Portfolio Properties is not in full force and effect, the Rollins Portfolio Whole Loan documents require ongoing monthly deposits into a TI/LC reserve of approximately $14,521, subject to a cap of approximately $261,383.

A “Clark Pest Control Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	Clark Pest Control or a replacement tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;

(ii)	on or prior to 12 months prior to the then applicable expiration date under the Clark Pest Control lease or a replacement lease, as applicable, Clark Pest Control or the replacement tenant fails to give irrevocable notice of its election to renew its lease upon terms and conditions reasonably acceptable to the lender;

(iii)	on or prior to the date on which Clark Pest Control or the replacement tenant is required under its lease to notify the Rollins Portfolio Borrower of its election to extend or renew its lease, Clark Pest Control or the replacement tenant failing to give such notice of renewal;

(iv)	a monetary event of default with respect to the payment of fixed rent, taxes or insurance premiums under the Clark Pest Control lease or replacement lease occurring and continuing beyond any applicable notice and cure period;

(v)	Clark Pest Control or replacement tenant, as applicable, or any guarantor of the applicable lease becoming insolvent or a debtor in any bankruptcy action;

(vi)	the Clark Pest Control lease or replacement lease, as applicable, being terminated;

(vii)	(A) Clark Pest Control “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting (x) 25% or more of the total rentable square footage at the applicable property (other than the Lodi property) pursuant to the Clark Pest Control lease or (y) 50% or more of the total square footage at the Lodi property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the leased premises) or (B) if applicable, replacement tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 25% or more of the total rentable square footage at the applicable property pursuant to the replacement lease (other than temporary cessation of operations in connection with remodelling, renovation or restoration of their leased premises); or

(viii)	the long term unsecured debt rating of Clark Pest Control or replacement tenant (or any applicable lease guarantor) fails to satisfy a long term unsecured debt rating of at least CCC by Fitch (or its equivalent by the other rating agencies), in each case, to the extent that the long term unsecured debt ratings of the applicable entity are rated by such rating agency, or is withdrawn by any rating agency that has rated the Certificates or any other certificates backed by the Rollins Portfolio Whole Loan (other than a withdrawal of the shadow rating in connection with or following the issuance of a credit rating).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

A Clark Pest Control Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that is the earlier of (1) Clark Pest Control or the replacement tenant revokes or rescinds all termination or cancellation notices, (2) the Clark Pest Control lease or replacement tenant lease, as applicable, is extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (3) a Clark Pest Control Space Re-Tenanting Event (as defined below) occurs;

●	with regard to clause (ii) above, the date that is the earlier of (1) the Clark Pest Control lease or the replacement tenant lease, as applicable, being extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (iii) above, the date that is the earlier of (1) the Clark Pest Control lease or replacement lease is extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (iv) above, the date that is the earlier of (1) a cure of the applicable event of default or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (v) above, (1) with respect to an involuntary proceeding, the bankruptcy action against Clark Pest Control, the replacement tenant or any lease guarantor (if applicable) is dismissed within 90 days after its commencement, (2) the Clark Pest Control lease, the related replacement lease and lease guaranty, as applicable, has been assumed, affirmed or assigned, pursuant to a final unappealable order of a court of competent jurisdiction and Clark Pest Control or the replacement tenant, as applicable, is no longer the subject of a bankruptcy action and is paying rent under such lease, or (3) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (vi) above, (1) the Clark Pest Control lease or the related replacement lease, as applicable, is reinstated after it is terminated or (2) a Clark Pest Control Re-Tenanting Event occurs;

●	with regard to clause (vii) above, (1) Clark Pest Control or the tenant under the related replacement lease, as applicable, re-commencing its normal business operations at the applicable Rollins Portfolio Property or (2) a Clark Pest Control Space Re-Tenanting Event occurs; or

●	with regard to clause (viii) above, the long term unsecured debt rating of Clark Pest Control or the replacement tenant (or any applicable lease guarantor) is equal to or greater than CCC+ by Fitch (or their equivalents by the other rating agencies).

A “Clark Pest Control Space Re-Tenanting Event” means that all of the Rollins Portfolio Properties (in the case of the Clark Pest Control lease) or all of the space demised under a single replacement lease with respect to all of the Rollins Portfolio Properties (in the case of a single replacement lease) has been re-tenanted to one or more replacement tenants pursuant to one or more replacement leases, or in the event less than all of the Rollins Portfolio Properties has been demised with respect to one or more replacement leases, the result that, after accounting for such replacement leases (1) the debt yield for the Rollins Portfolio Properties is at least 7.5% for one calendar quarter and (2) at least 75% of the Rollins Portfolio Properties are occupied with tenants in occupancy and conducting business, and all tenant improvements and leasing commissions with respect to any such leases have been paid in full and all tenant improvement work has been completed.

Lockbox and Cash Management. The Rollins Portfolio Whole Loan is structured with a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Rollins Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the Rollins Portfolio Borrowers or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Rollins Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be applied as follows: (a) if a Cash Management Trigger Event exists on account of any Cash Management Trigger Event other than a Cash Management DSCR Trigger Event (as defined below) or a Clark Pest Control Cash Management Trigger Event, to a lender-controlled excess cash flow account or (b) if no Cash Management Trigger Event exists or if a Clark Pest Control Cash Management Trigger Event or Cash Management DSCR Trigger Event exist and the excess cash flow account cap equal to 18 months of base rent is satisfied, to the Rollins Portfolio Borrower. The Rollins Portfolio Borrower has the right to deposit cash or a letter of credit to be applied towards such cap amount.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Rollins Portfolio Borrower or the guarantors;

(iii)	at any time (a) the Clark Pest Control lease or a single replacement lease with respect to the entire Rollins Portfolio Properties is no longer in effect and (b) the Rollins Portfolio Properties are being managed by a property manager, any bankruptcy action of the property manager;

(iv)	a Cash Management DSCR Trigger Event; or

(v)	a Clark Pest Control Cash Management Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the filing being discharged, stayed or dismissed within 60 days for the Rollins Portfolio Borrower or the guarantors and lender’s determination that such filing does not materially affect the Rollins Portfolio Borrower’s or the guarantors’ monetary obligations;

●	with regard to clause (iii), (a) the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Rollins Portfolio Whole Loan documents and (b) the filing being discharged, stayed or dismissed within 120 days, and lender’s determination that such filing does not materially affect the property manager’s monetary obligations;

●	with regard to clause (iv), the Cash Management DSCR Trigger Event being cured as set forth in the definition of such term below; or

●	with regard to clause (v), the Clark Pest Control Cash Management Trigger Event being cured as set forth in the definition of such term above.

A “Cash Management DSCR Trigger Event” means the debt service coverage ratio for any two consecutive quarters, as determined by the lender, based on the trailing 12-month period immediately preceding the date of such determination is (a) on or prior to the eight-and-a-half-year anniversary of the origination date, less than 1.25x and (b) thereafter, less than 2.00x. A Cash Management DSCR Trigger Event will end upon the occurrence of (A) the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is (x) on or prior to the eight-and-a-half-year anniversary of the origination date, at least 1.30x and (y) thereafter, at least 2.05x for two consecutive quarters or (B) the Rollins Portfolio Borrower deposits into the lockbox account, within 10 business days following commencement of the Cash Management DSCR Trigger Event, cash in an amount such that when added to the calculation of net operating income for the applicable fiscal quarter would result in the debt service coverage ratio for such quarter being at least equal to the applicable amount stipulated in clause (A).

Property Management. The Rollins Portfolio Properties are self-managed by Clark Pest Control.

Partial Release. A partial release is only permitted following (i) a casualty or condemnation affecting an individual property or (ii) an event of default occurring with respect to an individual property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Rollins Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Rollins Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Rollins Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. The seismic reports for the Rollins Portfolio Properties indicated scenario expected losses ranging between 2.0% and 11.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Lake Erie
Burke Lakefront Airport
Lakeland Frwy
Kirtland Park
Cleveland Mem. Shoreway
AMTRAK
Marginal Rd.
St. Clair-Superior
Asian Town Center
Asia Plaza
Innerbelt Frwy
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
North Point Tower
Galleria at Erieview
City Hall
Plain Dealer Plaza
Campus District
Cleveland State University
One Cleveland Center
Huntington Conv. Center
Downtown
The Mall
Money Museum
Cleveland Play House
Playhouse Square
Bonfoey Gallery
Key Tower
200 Public Sq.
Public Square
Soldiers' & Sailors' Monument
Cleveland Masonic Performance Arts Ctr.
The Children's Museum of Cleveland
University Circle 3 miles
1010 Building and Heinen's Rotunda Building
1010 Euclid Avenue
Cleveland, OH 44114
Euclid Ave.
Warehouse District
Gateway District
Terminal Tower
JACK Cleveland Casino
Rocket Mortgage FieldHouse
Progressive Field
Greater Cleveland Aquarium
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Willow Frwy
RTA RED, GREEN, BLUE LINES
CLEVELAND
Cuyahoga River
Proposed Park
RTA RED LINE
Lutheran Hospital
Ohio City
West Side Market
CUYAHOGA COUNTY
Industrial Valley
Tremont
Cleveland Hopkins Intl. Airport 10 miles
Mentor
Euclid
Lakewood
CLEVELAND
Parma
North Royalton
Strongsville
Cleveland Heights
Garfield Heights
North Olmsted
Brunswick
Hudson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 1010 Building and Heinen’s Rotunda Building

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use –Multifamily/Retail/ Office
	Original Principal Balance:	$24,250,000		Location:	Cleveland, OH
	Cut-off Date Balance:	$24,250,000		Size:	138,515 SF
	% of Initial Pool Balance:	3.2%		Cut-off Date Balance Per SF:	$175
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$143
	Borrower Sponsor:	Gregory M. Geis		Year Built/Renovated:	1907/ 2015
	Guarantor:	Gregory M. Geis		Title Vesting:	Fee
	Mortgage Rate:	4.6800%		Property Manager:	Geis Property Management, LLC (borrower-related)
	Note Date:	June 3, 2021		Current Occupancy (As of):	99.3% (5/11/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	93.0%
	Maturity Date:	July 1, 2031		YE 2019 Occupancy:	96.0%
	IO Period:	0 months		YE 2018 Occupancy:	97.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$42,520,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$307
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date:	March 25, 2021
				Underwriting and Financial Information
	Lockbox Type:	Springing		TTM NOI (3/31/2021):	$1,852,793
	Additional Debt:	None		YE 2020 NOI:	$1,838,477
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,831,406
				YE 2018 NOI:	NAV
				U/W Revenues:	$3,280,989
				U/W Expenses:	$1,142,866
Escrows and Reserves(1)				U/W NOI:	$2,138,122
	Initial	Monthly	Cap	U/W NCF:	$2,073,997
Taxes	$0	$12,606	NAP	U/W DSCR based on NOI/NCF:	1.42x / 1.38x
Insurance	$51,667	$4,473	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.6%
Replacement Reserve	$0	$3,012	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.4%
TI/LC Reserve	$0	$2,110	NAP	Cut-off Date LTV Ratio:	57.0%
Debt Service Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	46.5%

Sources and Uses
Sources			Uses
Original loan amount	$24,250,000	93.6%	Loan payoff	$25,176,845	97.2%
Sponsors equity	1,664,958	6.4	Closing costs	686,446	2.6
			Upfront reserves	51,667	0.2
Total Sources	$25,914,958	100.0%	Total Uses	$25,914,958	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

The Mortgage Loan. The mortgage loan (the “1010 Building and Heinen’s Rotunda Building Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 138,515 square foot mixed use multifamily, retail and office property located in Cleveland, Ohio (the “1010 Building and Heinen’s Rotunda Building Property”).

The Borrower and Borrower Sponsor. The borrower is 1010 Euclid, LLC (the “1010 Building and Heinen’s Rotunda Building Borrower”) a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the 1010 Building and Heinen’s Rotunda Building Borrower delivered a non-consolidation opinion in connection with the origination of the 1010 Building and Heinen’s Rotunda Mortgage Loan. The nonrecourse carve-out guarantor of the 1010 Building and Heinen’s Rotunda Building Mortgage Loan is Gregory M. Geis.

The borrower sponsor and nonrecourse carve-out guarantor, Gregory M. Geis, is the CEO of Geis Companies (“Geis”). Geis was formed in 1967 in Macedonia, Ohio and has become a multi-million dollar development and construction company, with more than 150 employees. Geis has grown to become a large industrial design firm in Ohio, designing and constructing approximately 2.0 million square feet annually, with projects underway in 14 states and two foreign countries. Mr. Geis is responsible for establishing the company’s mission, strategy and objectives. The borrower sponsor (or an affiliate) is the tenant at space representing approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

23.8% of the net rentable area and approximately 11.2% of the underwritten base rent at the 1010 space at the 1010 Building and Heinen’s Rotunda Building Property.

The Property. The 1010 Building and Heinen’s Rotunda Building Property is a mixed use multifamily, retail and office property located in Cleveland, Ohio. The 1010 Building and Heinen’s Rotunda Building Property consists of two buildings totaling 138,515 square feet of net rentable area, which is comprised of 90 multifamily units (59,976 square feet) and 81,539 square feet of retail and office space situated on a 0.92-acre parcel. The 90 multifamily units are located at 1010 Euclid Avenue in a 13-story high-rise building (the “1010 Building”) which attached to the Metropolitan at the 9 hotel (the “Metropolitan Hotel”) (which hotel is owned by an affiliate of the borrower but is not collateral for the 1010 Building and Heinen’s Rotunda Building Mortgage Loan). The 1010 Building was originally constructed in 1910 and converted from an office building in 2015 by the borrower sponsor. The 1010 Building is part of a larger development, which includes a 29-story tower, a hotel and an apartment building (which are not part of the collateral). In addition to the 90 multifamily units, the 1010 Building also includes 36,759 square feet of retail and office space (45.1% of the commercial net rentable area and 45.4% of the commercial underwritten base rent) leased to Downtown Cleveland Alliance (DCA), the Metropolitan Hotel – Azure (rooftop bar) (“Azure”), Gdot Design, Jen Diasio, Geis Hospitality, LLC (owned by the borrower sponsor) and office space for the Metropolitan Hotel. The 1010 Building and Heinen’s Rotunda Building Property also includes the building adjacent to the 1010 Building located at the adjacent building at the corner of Euclid Avenue and E 9th Street (the “Heinen’s Rotunda Building”). The Heinen’s Rotunda Building was originally constructed in 1907 and renovated in 2015 by the borrower sponsor. The Heienen’s Rotunda Building is occupied by two retail tenants, Heinen’s and Metropolitan Hotel – Vault (54.9% of the commercial net rentable area and 54.6% of the commercial underwritten base rent).

The 1010 Building and Heinen’s Rotunda Building Property is subject to a 12-year 100% tax abatement from Cleveland for the redevelopment of the 1010 Building and Heinen’s Rotunda Building Property. The abatement started in January 1, 2015 and expires December 31, 2021 for the retail/office space and December 31, 2026 for the multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property. The retail/office space is a separate tax parcel and each lease is 100.0% triple net to each of the tenants. The multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property shares a tax parcel with the Azure tenant space. Azure is required to reimburse its pro-rata share of the real estate taxes in an amount equal to 13.0% of the multifamily parcel taxes due. Additionally, the 1010 Building and Heinen’s Rotunda Building Property benefits from a 30-year tax increment finance (“TIF”) agreement that commenced on November 12, 2013 and will end December 31, 2043. During the term of the TIF agreement, the 1010 Building and Heinen’s Rotunda Building Borrower is required to make payments in lieu of taxes (“Service Payments”) in an amount equal to the amount of taxes that the 1010 Building and Heinen’s Rotunda Borrower would have paid had the improvements not been exempt from taxation under the TIF agreement. Pursuant to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents, the lender collects funds on a rolling basis for the payment of the Service Payments. The Service Payments are secured by a TIF mortgage for the benefit of the City of Cleveland that is senior to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments which become due and owing on subsequent tax collection dates. The Service Payments, other than a portion which are payable to the school board, are dedicated to the payment of annual debt service on the 1010 Building and Heinen’s Rotunda Building Mortgage Loan. Starting in 2022, Cuyahoga County will reimburse the school board taxes (35.0% of total taxes) to the 1010 Building and Heinen’s Rotunda Building Borrower on the retail/office spaces through the end of 2043, and once the abatement that covers the multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property ends in 2027, Cuyahoga county will reimburse the school board taxes to the 1010 Building and Heinen’s Rotunda Building Borrower for the entire 1010 Building and Heinen’s Rotunda Building Property through the end of 2043.

Multifamily

The multifamily portion of the 1010 Building consists of 90 multifamily units, which are comprised of 81 one-bedroom/one-bath units and nine two-bedroom/two-bath units. Unit amenities include air conditioning, dishwasher, garbage disposal, microwave, premium countertops, in-unit washer and dryer and walk-in closets. Community amenities include a fitness center, concierge service, grocery delivery, dog area and a rooftop lounge. According to the rent roll dated May 11, 2021, the multifamily units are 98.9% occupied.

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	81	81	90.0%	100.0%	601	$1,052
2 Bedrooms / 2 Bathrooms	9	8	10.0%	88.9%	924	$1,618
Total/Weighted Average	90	89	100.0%	98.9%	633	$1,103

(1)	Information obtained from the underwritten rent roll.

Retail/Office

The retail/office portion of the 1010 Building and Heinen’s Rotunda Building Property consists of 3 retail tenants (65.4% of the commercial net rentable area and 63.4% of the commercial underwritten base rent) and 4 office tenants (34.6% of the commercial net rentable area and 36.6% of the commercial underwritten base rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Major Tenants.

Largest Tenant: Heinen’s (33,280 square feet, 40.8% of commercial net rentable area; 42.8% of commercial underwritten base rent; 1/31/2030 lease expiration) – Heinen’s is a family-owned grocery store chain that began as a butcher shop in Shaker Heights, Ohio in 1929. Heinen’s features 14 departments ranging from quality meats, to wellness, to beer and fine wine. In addition, the grocer features a coffee expresso bar, offers catering, and holds events such as wine/beer tasting, raw oyster bars, and healthy cooking demos. Heinen’s has 19 locations in Ohio and four in Illinois. Heinen’s has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2015 and has two, 5-year renewal options remaining. Heinen’s may terminate its lease effective January 31, 2025 with a nine months’ notice period and payment of a termination fee equal to $1,791,707.

2nd Largest Tenant: Metropolitan Hotel (23,882 square feet, 29.3% of commercial net rentable area; 20.6% of commercial underwritten base rent; 20,032 SF expiring on 4/30/2036 and 3,850 SF expiring on 9/1/2029) – Metropolitan Hotel includes Metropolitan Hotel – Vault (“The Vault”) (11,500 SF), Metropolitan Hotel – Azure (8,532 SF), and Metropolitan Hotel office space (3,850 SF). The Vault is located in the vault of the former Cleveland Trust building (Heinen’s Rotunda Building). The Vault is a cocktail lounge and bar offering more than 30 handcrafted cocktails and small plates. The Vault has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2014 and has no renewal options remaining. The owner of the Metropolitan Hotel is an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower.

3rd Largest Tenant: Downtown Cleveland Alliance (“DCA”) (8,701 square feet; 10.7% of commercial net rentable area; 8.9% of commercial underwritten base rent; 6/30/2024 lease expiration) –DCA is a not-for-profit organization committed to making downtown Cleveland a compelling place to live, work and play. DCA is a collaboration of neighborhood-based organizations, property owners and downtown businesses, created as an organization dedicated to the long-term economic health of downtown Cleveland. As a not-for-profit organization, the DCA can implement strategic initiatives and provide services that enhance the pedestrian experience and attract more investment into downtown Cleveland. DCA has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2014 and has one, 5-year renewal option remaining.

COVID-19 Update. As of June 30, 2021, the 1010 Building and Heinen’s Rotunda Building Property is open and operating. Collection for June at the 1010 Building and Heinen’s Rotunda Building Property was at 93.3% of total square feet and 96.9% of total UW base rent. As of the date hereof, the 1010 Building and Heinen’s Rotunda Building Mortgage Loan is not subject to any modification or forbearance agreement, and the 1010 Building and Heinen’s Rotunda Building Borrower has not requested any modification or forbearance to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan terms.

The following table presents certain information relating to the tenancy at the 1010 Building and Heinen’s Rotunda Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Commercial Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Heinen’s	NR/NR/NR	33,280	40.8%	$14.41	$479,686	42.8%	1/31/2030	2, 5-year	Y(2)
Metropolitan Hotel – The Vault(3)	NR/NR/NR	11,500	14.1%	$11.49	$132,099	11.8%	4/30/2036	None	N
Downtown Cleveland Alliance (DCA)	NR/NR/NR	8,701	10.7%	$11.44	$99,547	8.9%	6/30/2024	1, 5-year	N
Gdot Design, Jen Diasio	NR/NR/NR	8,653	10.6%	$17.23	$149,094	13.3%	9/30/2024	None	N
Metropolitan Hotel - Azure(3)	NR/NR/NR	8,532	10.5%	$11.49	$98,006	8.8%	4/30/2036	None	N
Total Major Tenants		70,666	86.7%	$13.56	$958,432	85.6%

Non-Major Tenant		10,873	13.3%	$14.84	$161,344	14.4%

Occupied Collateral Total		81,539	100.0%	$13.73	$1,119,776	100.0%

Vacant Space		0	0.0%

Collateral Total		81,539	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2022 totaling $12,551.

(2)	Heinen’s may terminate its lease effective January 31, 2025 with a nine months’ notice period and payment of a termination fee equal to $1,791,707.

(3)	The owner of the Metropolitan Hotel (the tenant under the Metropolitan Hotel – The Vault lease and the tenant under the Metropolitan Hotel - Azure lease) is an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule at the 1010 Building and Heinen’s Rotunda Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	17,354	21.3%	17,354	21.3%	$248,641	22.2%	$14.33
2025	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2026	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2027	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2028	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2029	1	3,850	4.7%	21,204	26.0%	$0	0.0%	$0.00
2030	1	33,280	40.8%	54,484	66.8%	$479,686	42.8%	$14.41
2031	0	0	0.0%	54,484	66.8%	$0	0.0%	$0.00
Thereafter	3	27,055	33.2%	81,539	100.0%	$391,449	35.0%	$14.47
Vacant	0	0	0.0%	81,539	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	7	81,539	100.0%			$1,119,776	100.0%	$13.73

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual UW Base Rent per square foot excludes vacant space.

The following table presents historical occupancy percentages at the 1010 Building and Heinen’s Rotunda Building Property:

Historical Occupancy

12/31/2018	12/31/2019(1)	12/31/2020(1)	5/11/2021(2)
97.0%	96.0%	93.0%	99.3%

(1)	Information obtained from the borrower’s rent roll.

(2)	Information obtained from the underwritten rent roll dated May 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 1010 Building and Heinen’s Rotunda Building Property:

Cash Flow Analysis

	2019	2020	TTM 03/31/2021	U/W	%(1)	U/W $ per SF
Residential Rents in Place	$1,177,802	$1,230,969	$1,224,845	$1,178,326	34.8%	$8.51
Retail Rents in Place	1,081,315	1,072,074	1,080,862	1,107,226	32.7	7.99
Contractual Rent Steps(2)	0	0	0	12,551	0.4	0.09
Grossed Up Vacant Space	0	0	0	21,960	0.6	0.16
Gross Potential Rent	$2,259,117	$2,303,043	$2,305,707	$2,320,063	68.6%	$16.75
Other Income(3)	114,219	99,884	88,263	319,543	9.4	2.31
Total Recoveries	849,687	756,841	750,227	741,872	21.9	5.36
Net Rental Income	$3,223,023	$3,159,768	$3,144,197	$3,381,478	100.0%	$24.41
(Vacancy & Credit Loss)	(96,054)	(115,240)	(137,150)	(100,489)(4)	(4.3)	(0.73)
Effective Gross Income	$3,126,969	$3,044,529	$3,007,047	$3,280,989	97.0%	$23.69

Real Estate Taxes	142,393	151,271	151,271	151,271	4.6	1.09
Insurance	65,586	70,878	64,785	53,680	1.6	0.39
Management Fee	95,576	101,183	98,713	98,430	3.0	0.71
Other Operating Expenses	992,009	882,720	839,486	839,486	25.6	6.06
Total Operating Expenses	$1,295,564	$1,206,052	$1,154,255	$1,142,866	34.8%	$8.25

Net Operating Income	$1,831,406	$1,838,477	$1,852,793	$2,138,122	65.2%	$15.44
Replacement Reserves	0	0	0	38,808	1.2	0.28
TI/LC	0	0	0	25,317	0.8	0.18
Net Cash Flow	$1,831,406	$1,838,477	$1,852,793	$2,073,997	63.2%	$14.97

NOI DSCR	1.22x	1.22x	1.23x	1.42x
NCF DSCR	1.22x	1.22x	1.23x	1.38x
NOI Debt Yield	7.6%	7.6%	7.6%	8.8%
NCF Debt Yield	7.6%	7.6%	7.6%	8.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through January 2022.

(3)	Other income consist of a 15-year straight line reimbursement of the TIF income from Cuyahoga County in the amount $231,000.

(4)	The underwritten economic vacancy is 4.3%. The 1010 Building and Heinen’s Rotunda Building Property was 99.3% leased as of May 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Appraisal. As of the appraisal valuation date of March 25, 2021, the 1010 Building and Heinen’s Rotunda Building Property had an “as-is” appraised value of $42,520,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 6, 2021, there was no evidence of any recognized environmental conditions at the 1010 Building and Heinen’s Rotunda Building Property.

Market Overview and Competition. The 1010 Building and Heinen’s Rotunda Building Property is located in Cleveland, Cuyahoga County, Ohio, within the Cleveland-Elyria metropolitan statistical area (the “Cleveland MSA”). The Cleveland MSA consists of Cuyahoga, Geauga, Lake and Medina counties. The Cleveland MSA economy is driven by the manufacturing, engineering and science industries. There are approximately 168 engineering companies located in the Cleveland area that are engaged in civil engineering, construction, and information technology. Cleveland serves as headquarters to a group of companies on the Fortune 500 list, both industrial and non-industrial and includes firms such as National City Corp., Eaton Corp., Parker Hannifin Corp., Sherwin-Williams Co., and KeyCorp. Primary access to the 1010 Building and Heinen’s Rotunda Building Property’s neighborhood is provided by Interstate 90, 77 and 71. The neighborhood surrounding the 1010 Building and Heinen’s Rotunda Building Property consists of a mixture of office, retail and residential development. The Flats at East Bank is an approximately $500 million waterfront development project along the Cuyahoga River approximately 1.1 miles west of the 1010 Building and Heinen’s Rotunda Building Property. Phase One of the project opened in 2013 and features an 18-story, 500,000 square foot office tower, an Aloft hotel and a range of local restaurants. Phase 2 includes Flats at East Bank Apartments, a 241-unit residential building and 1,200 foot riverfront boardwalk. The 1010 Building and Heinen’s Rotunda Building Property is located within the Gateway District of downtown Cleveland. Gateway District is home to Progressive Field, Quicken Loans Arena, which is home to the Cleveland Indians and Cleveland Cavaliers, respectively. The area also includes the East 4th entertainment district offering restaurants, concerts, comedy shows and a bowling alley. According to the appraisal, the 2020 population within a one-, three-, and five-mile radius is 14,177, 76,575 and 238,476, respectively. The average household income within the same radii is $68,397, $51,528, and $46,786, respectively.

Submarket Information – According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is situated within the Central Cleveland apartment submarket, which contained approximately 13,472 units as of year end 2020. The Central Cleveland apartment submarket reported a vacancy rate of 7.3% with an average quoted rental rate of $1,396 per unit. The Central Cleveland apartment submarket reported positive absorption of 1,196 units and 777 units under construction.

Submarket Information – According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is located within the CBD retail submarket, which contained approximately 2.8 million square feet of retail space as of year end 2020. The CBD retail submarket reported a vacancy rate of 1.6% with an average quoted rental rate of $24.69 per square feet. The CBD retail submarket reported positive net absorption of 3,264 square feet and 18,702 square feet under construction. According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is situated within the CBD office submarket, which contained approximately 30.5 million square feet of office space as of year end 2020. The CBD office submarket reported a vacancy rate of 9.2% with an average quoted rental rate of $21.55 per square feet. The CBD office submarket reported positive absorption of 21,339 square feet and no new construction.

Appraiser’s Multifamily Comp Set – The appraiser identified four primary competitive properties for the 1010 Building and Heinen’s Rotunda Building Property totaling approximately 195,138 square feet, which reported an average occupancy rate of approximately 94.8%. The appraiser concluded to monthly market rents of $1,250 per unit for one bedroom units and $1,830 per unit for two bedroom units.

Appraiser’s Retail and Office Comp Set – The appraiser identified four retail and four office competitive properties for the 1010 Building and Heinen’s Rotunda Building Property totaling approximately 868 units, which reported an average occupancy rate of approximately 91.9%. The appraiser concluded to market rents of $14.50 per square foot, for grocery tenants, $11.00 per square foot for retail tenants, and $16.00 per square foot for office tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 1010 Building and Heinen’s Rotunda Property:

Market Rent Summary(1)

	Grocery	Retail	Office
Market Rent (PSF)	$14.50	$11.00	$16.00
Lease Term (Years)	NAV	NAV	NAV
Lease Type (Reimbursements)	NAV	NAV	NAV
Rent Increase Projection	NAV	NAV	NAV
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable sales for the 1010 Building and Heinen’s Rotunda Building Property identified by the appraiser:

Comparable Sales - Retail(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Whole Foods	Exton, PA	54,729	Apr-19	$22,140,368	$404.55
Pick’n Save	Oconomowoc, WI	61,700	Jul-19	$13,289,300	$215.39
Fresh Thyme	Muncie, IN	28,709	Jul-19	$8,446,386	$294.21
Whole Foods	Kildeer, IL	50,000	Feb-20	$24,900,000	$498.00

(1)	Information obtained from the appraisal.

The table below presents certain information relating to four comparable residential properties to the 1010 Building and Heinen’s Rotunda Building Property identified by the appraiser:

Competitive Set(1)

	1010 Building and Heinen’s Rotunda Building (Subject)(2)	Residences at 1717	Flats at East Bank Apartments	The Standard	The Garfield Apartments
Location	Cleveland, OH	Cleveland, OH	Cleveland, OH	Cleveland, OH	Cleveland, OH
Distance to Subject	--	0.2 miles	1.1 miles	0.5 miles	0.2 miles
Property Type	Mixed Use – Apartment/Commercial	Mixed Use –Retail/Apartment	Mixed Use – Apartment/Commercial	Mixed Use – Apartment/Commercial	Mixed Use – Apartment/Commercial
Year Built/Renovated	1907/2015	1958/2014	2015/NAP	1924/2017	1895/2017
Number of Units	90	223	235	281	129
Average Monthly Rent (per unit)
1 Bedroom	$1,052	$1,305	$1,916	$1,168	$1,195 - $1,480
2 Bedrooms	$1,618	$2,398	$2,858 - $10,076	$1,768	$1,628 - $1,913
3 Bedrooms	NAP	NAP	$3,374	NAP	$3,635
Occupancy	99.3%	91.5%	80.0%	92.7%	94.6%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to four comparable leases to those at the 1010 Building and Heinen’s Rotunda Building Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Retail
Gristmill Village Shopping Center 7530 Fredle Drive Painesville, OH	2001/NAP	91,580	25.6 miles	88.3%	5.0 Yrs	25,000	$13.00	NAV	NNN
Buckeye Plaza 11301 Buckeye Road Cleveland, OH	1990/1992	116,905	4.3 miles	74.6%	15.0 Yrs	55,331	$9.00	NAV	NNN
Dave’s Marketplace 5100-5106 Wilson Mills Road Richmond Heights, OH	1994/2000	57,845	10.2 miles	100.0%	4.0 Yrs	57,845	$13.14	NAV	NNN
Giant Eagle 3100 Cromer Avenue NW Canton, OH	1999/NAP	80,021	48.8 miles	100.0%	5.0 Yrs	80,021	$8.44	NAV	NNN
Office
Fifth Third Center 600 Superior Ave. Cleveland, OH	1991/NAP	508,397	0.2 miles	79.0%	5.0 Yrs	2,073	$23.00	NAV	MG
The Halle Building 1228 Euclid Ave. Cleveland, OH	1910/1986	409,000	0.1 miles	100.0%	5.0 Yrs	14,369	$15.00	NAV	FSG
Caxton Building 812 Huron Road East Cleveland, OH	1903/1991	163,353	0.1 miles	93.0%	5.0 Yrs	3,584	$16.00	NAV	MG
Rosetta Center Offices 629 Euclid Avenue Cleveland, OH	1896/2013	292,477	0.2 miles	100.0%	5.0 Yrs	28,800	$19.00	NAV	MG

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $12,606). Notwithstanding anything herein, to the extent required by the TIF documents, the lender will disburse on a semi-annual basis, real estate tax funds to the TIF escrow agent for the payment of real estate taxes in the amount the 1010 Building and Heinen’s Rotunda Building Borrower is required to deposit with the TIF escrow agent pursuant to the terms of the TIF documents.

Insurance – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require an upfront insurance reserve of $51,667 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $4,473).

Replacement Reserves – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly replacement reserves of $3,012.

TI/LC Reserve – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly TI/LC reserves of $2,110 for the TI/LCs and related expenses with respect to the commercial space at the 1010 Building and Heinen’s Rotunda Building Property. In addition, to the monthly TI/LC reserve, the 1010 Building and Heinen’s Rotunda Building Borrower is required to deposit into the TI/LC reserve any amounts paid to the 1010 Building and Heinen’s Rotunda Building Borrower in connection with a termination, cancellation, sale or other disposition of any lease or any portion thereof, other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition.

Debt Service Reserve - The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require a springing debt service reserve so long as upon lender’s receipt of any assigned service payments (as defined in the TIF documents) in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

TIF documents, lender will deposit such assigned service payments into a reserve fund account for the purposes of establishing a reserve fund to pay monthly debt service payment amounts.

Lockbox and Cash Management. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan requires a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Sweep Event (as defined below) the 1010 Building and Heinen’s Rotunda Building Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents also require that all revenues received by the 1010 Building and Heinen’s Rotunda Building Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the 1010 Building and Heinen’s Rotunda Building Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the critical tenant TI/LC subaccount until the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the 1010 Building and Heinen’s Rotunda Building Borrower, guarantor or property manager;

(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or

(iv)	a Critical Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the 1010 Building and Heinen’s Rotunda Building Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the 1010 Building and Heinen’s Rotunda Building Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur upon:

(i)	if Heinen’s or any other tenant occupying the space currently occupied by such tenant (a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminate;

(ii)	on or prior to six months prior to the then applicable expiration date or termination date under its lease, if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, and the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs;

(vi)	if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or

(vii)	if the Critical Tenant discontinues its normal business operations.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the 1010 Building and Heinen’s Rotunda Building Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the critical tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable default;

●	with regard to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent; or

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The 1010 Building and Heinen’s Rotunda Building Property is managed by Geis Property Management, LLC, an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 1010 Building and Heinen’s Rotunda Building Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1010 Building and Heinen’s Rotunda Building Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

2302 Webster
2302 Webster Avenue
Bronx, NY 10458
YONKERS
NEW JERSEY
WESTCHESTER COUNTY
College of Mount St. Vincent
Palisades Interstate Pkwy
Palisades Interstate Park
Hudson River
North Riverdale
Van Cortlandt Park
Van Cortlandt Golf Course
Riverdale Park
Riverdale
Manhattan College
Major Deegan Expwy
WOODLAWN CEMETERY
Mosholu Golf Course
Schervier Hospital
H. Hudson Pkwy
METRO NORTH HUDSON RIVER LINE
HENRY HUDSON BRIDGE
Spuyten Duyvil
DeWitt Clinton H.S.
Bronx H.S. of Science
Jerome Park Reservoir
Harris Park
Montefiore Medical Center
Williamsbridge Oval
Williamsbridge
E. 222nd St.
E. Gun Hill Rd.
Bronx River Pkwy
METRO NORTH
Robert K. Kraft Field
NY Presbyterian Hospital
Inwood Hill Park
Lehman College
BRONX
James J. Peters VA Medical Ctr.
Webster Ave.
Boston Rd.
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Fordham Rd.
MANHATTAN
Inwood
Harlem River
CUNY Bronx Community College
Jerome Ave.
Grand Concourse
Pelham Pkwy.
Williamsbridge Rd.
St. Barnabas Hospital
Bronx Zoo
Morris Park
Morris Park Ave.
George Wash. Bridge
Yeshiva Univ.
Harlem River Dr.
Major Deegan Expwy
Morris Heights
3rd Ave.
Crotona Ave.
Cross Bronx Expwy
Tremont Ave.
AMTRAK
High Bridge Park
Claremont Park
Crotona Park
E. 169th St.
The Fountain at Metropolitan Oval
NEW YORK
CONN.
STAMFORD
YONKERS
PATERSON
NEW JERSEY
MANHATTAN
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Long Island Sound

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 2302 Webster

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid Rise
	Original Principal Balance:	$23,200,000		Location:	Bronx, NY
	Cut-off Date Balance:	$23,200,000		Size:	71 Units
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per Unit:	$326,760.56
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$326,760.56
	Borrower Sponsors:	Ayush Kapahi and Michael Froning		Year Built/Renovated:	2020/NAP
	Guarantors:	Ayush Kapahi and Michael Froning		Title Vesting:	Leasehold
	Interest Rate:	3.806%		Property Manager:	Self-managed
	Note Date:	June 30, 2021		Current Occupancy (As of):	98.6% (6/25/2021)
	Seasoning:	0 months		YE 2020 Occupancy(2):	NAV
	Maturity Date:	July 6, 2031		YE 2019 Occupancy(2):	NAV
	Interest-Only Period:	120 months		YE 2018 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		As-Stabilized Appraised Value(3):	$34,800,000
	Loan Amortization Type:	Interest Only		As-Stabilized Appraised Value Per Unit:	$490,140.85
	Call Protection:	L(24),D(92),O(4)		As-Stabilized Appraisal Valuation Date(3):	July 1, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (2):	NAV
				YE 2020 NOI(2):	NAV
				YE 2019 NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$2,082,495
Escrows and Reserves(1)				U/W Expenses:	$519,714
	Initial	Monthly	Cap	U/W NOI:	$1,562,781
Taxes	$116,569	$58,285	NAP	U/W NCF:	$1,540,827
Insurance	$31,285	$3,476	NAP	U/W DSCR based on NOI/NCF:	1.75x / 1.72x
Replacement Reserve	$0	$1,139	NAP	U/W Debt Yield based on NOI/NCF(4):	7.2% / 7.1%
TI/LC Reserve	$0	$691	NAP	U/W Debt Yield at Maturity based on NOI/NCF(4):	7.2% / 7.1%
Earnout Reserve(4)	$3,550,778	$0	NAP
Ground Reserve	$12,500	$12,542	NAP	Cut-off Date LTV Ratio(3):	66.7%
Outstanding Leases Obligation Reserve	$368,323	$0	NAP	LTV Ratio at Maturity(3):	66.7%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$23,200,000	99.6%	Loan Payoff	$18,334,444	78.7%
Sponsor equity	$90,000	0.4	Closing costs	$876,101	3.8
			Upfront Reserves	$4,079,455	17.5
Total Sources	$23,290,000	100.0%	Total Uses	$23,290,000	100.0%
(1)	See “Escrows” section below.

(2)	Historical cash flows and occupancy figures for 2020 and before are not available as the 2302 Webster Property (as defined below) was built in 2020 and received a certificate of occupancy in January 2021.

(3)	The 2302 Webster Property has an As-Is Appraised Value of $34,600,000 as of March 10, 2021. At the time of valuation, the 2302 Webster Property was in the process of leasing up after it received a certificate of occupancy in January 2021. The multifamily units at the 2302 Webster Property are 98.6% leased as of June 25, 2021.The borrower sponsors are in the process of obtaining a 25-year ICAP tax abatement with respect to the commercial component of the 2302 Webster Property and 35-year 421-a tax exemption with respect to the residential component of the 2302 Webster Property, for which the 2302 Webster Mortgage Loan will be full recourse until full and irrevocable receipt of the tax abatement and exemption. The appraised value was calculated based on the assumption that the tax abatement and exemption are obtained. The Cut-off Date LTV Ratio based on the As-Is Appraised Value is 67.1%.

(4)	The UW NOI Debt Yield and UW NCF Debt Yield are calculated based on the Cut-off Date Balance of the 2302 Webster Mortgage Loan (as defined below) net of a $1,407,692 portion of a $3,550,778 upfront earnout reserve (such portion of the earnout reserve being allocable to Clifford Glover Day Care, which has signed a letter of intent to occupy space at the 2302 Webster Property), which earnout reserve will be released to the 2302 Webster Borrower (as defined below) upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event (as defined below) exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent, as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

not met within 12 months of the 2302 Webster Mortgage Loan origination (or 24 months so long as the 2302 Webster Borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Webster Mortgage Loan shall be paid down by the outstanding balance of the earnout reserve. The UW NOI Debt Yield and UW NCF Debt Yield (both as of the Cut-off Date and at maturity), without netting the $1,407,692 portion of the holdback, are 6.7% and 6.6%, respectively.

The Mortgage Loan. The mortgage loan (the “2302 Webster Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the leasehold interest in a 71 unit multifamily building located in Bronx, New York (the “2302 Webster Property”).

The Borrower and Borrower Sponsors. The borrower under the 2302 Webster Mortgage Loan is 2306 Webster Development LLC (the “2302 Webster Borrower”), a New York limited liability company and single purpose entity with one independent director. Legal counsel to the 2302 Webster Borrower delivered a non-consolidation opinion in connection with the origination of the 2302 Webster Mortgage Loan. The two non-recourse carveout guarantors and borrower sponsors of the 2302 Webster Mortgage Loan are Ayush Kapahi and Michael Froning. Mr. Kapahi is the principal and founding partner of HKS Capital Partners, has over 15 years of experience and has a real estate portfolio comprised of 2,164 multifamily units with a total portfolio value over $1 billion. Mr. Froning has ownership interests in thirty properties.

The Property. The 2302 Webster Property consists of a newly constructed residential building located on the east side of Webster Avenue between East 183rd and East 184th Streets in the Belmont neighborhood of the Bronx. The 8-story building has a gross building area of 63,518 square feet and was constructed in 2020. The building has a total of 71 residential units. The 71 units have a net rentable area of 56,485 square feet. The rentable residential units consist of 48 market rate units (leased to section 8 tenants) and 22 affordable units. The affordable units are leased through the CityFHEPS program. CityFHEPS is a rental assistance supplement to help individuals and families find and keep housing. It is administered by the Department of Social Services (DSS), which includes both the Department of Homeless Services (DHS) and the Human Resources Administration (HRA). The borrower sponsors have been leasing the remaining 70% market rate units exclusively to tenants with Section 8 vouchers. The 2021 average underwritten Section 8 rents are $1,900 per month for studio units, $1,945 per month for one bedroom units, and $2,069 per month for two bedroom units. According to the appraisal, the Section 8 rents are generally in-line with market rate rents in the local area. The building was constructed as a 70/30 development under the Affordable New York Program. As such, the 2302 Webster Property will benefit from a 35-year Affordable New York tax exemption. The related mortgage loan seller valued the tax savings from the abatement separately in its underwriting analysis. The rentable residential units have an average unit size of 578 square feet. The residential rental units at the 2302 Webster Property are currently 98.6 percent leased as of June 25, 2021. There is currently one vacant market rate unit. In addition to the residential units, the 2302 Webster Property also has a commercial component consisting of three retail suites and one community facility suite. The three commercial suites contain a total net rentable area of 8,985 square feet.

A portion of the retail component will benefit from a 25-year Industrial & Commercial Abatement Program (ICAP). The related mortgage loan seller valued the tax savings from the abatement separately in its underwriting analysis. The 2302 Webster Property also has a garage parking component with a total of 36 parking spaces. An affiliate of the 2302 Webster Borrower has signed a master lease for the parking garage with annual rent of $64,800, which expires in June 2036. The amenities at the development are located on the second floor and consist of two recreation rooms, a common laundry room, and bicycle storage.

The 2302 Webster Property is subject to a ground lease with approximately 96 years remaining. The rent is $150,500 per year for the first five years (through October 2022), followed by 2.0% annual increases. The lessor is G.J.B. Realty Corp., which has no affiliation with the borrower sponsors.

The following table presents certain information relating to the unit mix of the 2302 Webster Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio 70%	6	6	8.5%	100.0%	450	$1,900
1 Bed 70%	28	28	39.4%	100.0%	550	$1,945
2 Bed 70%	15	14	21.1%	93.3%	650	$2,069
1 Bed 30% Affordable	11	11	15.5%	100.0%	650	$3,044
2 Bed 30% Affordable	11	11	15.5%	100.0%	550	$2,526
Total/Weighted Average	71	70	100.0%	98.6%	578	$2,228
(1)	Based on the underwritten rent roll as of June 25, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

The following table presents historical occupancy percentages of the residential rental units at the 2302 Webster Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/25/2021(2)
NAV	NAV	NAV	NAV	98.6%
(1)	Occupancy not available as the 2302 Webster Property was built in 2020 and received a certificate of occupancy in January 2021.

(2)	Information obtained from the underwritten rent roll dated June 25, 2021.

COVID-19. As of the date hereof, the 2302 Webster Mortgage Loan is not subject to any modification or forbearance agreement, and the 2302 Webster Borrower has not requested any modification or forbearance to the 2302 Webster Loan terms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 2302 Webster Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit
Base Rent	$1,924,620	89.9%	$27,107.32
Concessions	0	0.0	0.00
Bad Debt	0	0.0	0.00
Gross Potential Rent	$1,924,620	89.9%	$27,107.32
Other Income(3)	215,613	10.1	3,036.81
Net Rental Income	$2,140,233	100.0%	$30,144.13
(Vacancy & Credit Loss)(4)	(57,739)	(3.0)	(813.22)
Effective Gross Income	$2,082,495	97.3%	$29,330.91

Real Estate Taxes	42,516	2.0	598.82
Insurance	38,111	1.8	536.77
Management Fee	62,475	3.0	879.93
Other Operating Expenses	376,612	18.1	5,304.39
Total Operating Expenses	$519,714	25.0%	$7,319.92

Net Operating Income	$1,562,781	75.0%	$22,010.99
Capital Expenditures	21,954	1.1	309.21
Net Cash Flow	$1,540,827	74.0%	$21,701.78

NOI DSCR	1.75x
NCF DSCR	1.72x
NOI Debt Yield(5)	7.2%
NCF Debt Yield(5)	7.1%

(1)	Historical cash flow figures for 2020 and before are not available as the 2302 Webster Property was built in 2020 and received a certificate of occupancy in January 2021.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of commercial and parking income.

(4)	The underwritten economic vacancy is 3.0%. The residential rental units at the 2302 Webster Property were 98.6% leased as of June 25, 2021.

(5)	The NOI Debt Yield and NCF Debt Yield are based on the 2302 Webster Mortgage Loan amount net of the allocated holdback of $1,407,692 for Clifford Glover Day Care, which has signed a letter of intent to occupy space at the 2302 Webster Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

Appraisal. As of the appraisal valuation date of July 1, 2021, the 2302 Webster Property had an “as-stabilized” appraised value of $34,800,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2021, there was no evidence of any recognized environmental conditions at the 2302 Webster Property.

Market Overview and Competition. The 2302 Webster Property is located within Bronx County, New York. New York City consists of five counties at the mouth of the Hudson River in the southeast area of New York State. The borough of Manhattan, also referred to as New York County, forms the political, financial and cultural core of the city. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. This region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

Following the 2.3% annual increase in gross metro product (GMP) to $809.1 billion in 2019, the City’s 2020 GMP fell 7.4% year over year to measure $749 billion due to COVID-19-related disruption to all business sectors. According to the appraisal, GMP is forecast to exhibit positive annual growth of 3.5% in 2021 and is projected to continue registering positive in all subsequent years in the forecast period with the greatest growth occurring in 2022 at 6.2%. According to the appraisal GMP growth is also forecast to outpace the growth of gross national product (GNP) in 2022.

The 2302 Webster Property is located in the Bronx submarket. As of the third quarter 2020, the Bronx multifamily submarket reported a total vacancy rate of 4.0% and average asking monthly rent per unit of $1,350.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the 2302 Webster Property totaling 482 units, which have an average occupancy rate of approximately 94.9%. The appraiser concluded to monthly market rents per unit ranging from $994 to $3,884.

The following table presents certain information relating to comparable multifamily properties for the 2302 Webster Property:

Competitive Property Summary

Property Name Address City, State	No. Units	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Monthly PSF
2302 Webster(1) 2302 Webster Avenue Bronx, NY	71	450 578 608	2020/ NAP	98.6%	N/A	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,900 $1,945 $2,217	$41.45 $35.91 $35.47
2330 Hoffman Street(2) Bronx, NY	57	400 650 700 1,167	2018/ NAP	87.7%	0.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,801 $2,426 $3,235	$33.25 $41.59 $33.26
Hudson 192(2) 4469 Broadway New York, NY	85	500 700 1,000	2008/ NAP	89.4%	2.7 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,606 $2,087 $2,718	$38.54 $35.78 $32.62
The Stack(2) 4857 Broadway New York, NY	28	450 750 1,100 1,500	2013/ NAP	92.9%	2.8 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$2,056 $2,208 $3,004 $3,884	$54.83 $35.33 $32.77 $31.07
2483 Cambreleng Avenue(2) Bronx, NY	21	500 650	2008/ NAP	100%	1.2 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,392 $1,851	$33.41 $34.17
Axe Kingsbridge(2) 2763 Morris Avenue Bronx, NY	70	337 622 754	2017/ NAP	100%	1.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,576 $1,675 $2,017	$56.12 $32.32 $32.10
700 Rosewood Street(2) Bronx, NY	125	450 550 650	2011/ NAP	94.4%	3.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,265 $1,349 $1,636	$33.73 $29.43 $30.20
Riverview Tower(2) 1514 Sedgwick Avenue Bronx, NY	96	400 550 700	2004/ NAP	100%	2.4 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$994 $2,102 $2,435	$29.82 $45.86 $41.74
(1)	Information obtained from the underwritten rent roll dated June 25, 2021.

(2)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

Escrows.

Real Estate Taxes – The 2302 Webster Mortgage Loan documents require reserves for real estate taxes with upfront collections of $116,569 and monthly collections currently equal to $58,285.

Insurance – The 2302 Webster Mortgage Loan documents require reserves for insurance premiums with upfront collections of $31,285 and monthly collections currently equal to $3,476.

TI/LC Reserve – The 2302 Webster Mortgage Loan documents require monthly collections of $691 for tenant improvements and leasing commissions.

Ground Reserve – The 2302 Webster Mortgage Loan documents require with respect to ground rent an upfront deposit equal to $12,500 and require monthly deposits currently equal to $12,542.

Replacement Reserves – The 2302 Webster Mortgage Loan documents require ongoing monthly replacement reserves of $1,139.

Outstanding Leases Obligation Reserve - The 2302 Webster Mortgage Loan documents require an upfront reserve for outstanding lease obligations for the three commercial tenants of $368,323.

Earnout Reserve - The 2302 Webster Mortgage Loan documents require a $3,550,778 upfront earnout reserve, which will be released to the 2302 Webster Borrower upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent (the “earnout conditions”), as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed to the 2302 Webster Borrower pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are not met within 12 months of loan origination (or 24 months so long as the 2302 Webster Borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Webster Mortgage Loan may be paid down by the outstanding balance of the earnout reserve.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the 2302 Webster Borrower is required to establish a lender-controlled lockbox account, and the 2302 Webster Borrower and property manager are required to deposit all rents into the lockbox account. During a Cash Management Trigger Event, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the 2302 Webster Mortgage Loan documents (ii) an event of default under the property management agreement or (iii) if the debt service coverage ratio is less than 1.10x and will end (x) with respect to clause (i) above, upon the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, if the default under the property management has been cured or the property management agreement has been replaced in accordance with the 2302 Webster Mortgage Loan documents and (z) with respect to clause (iii) above, if the 2302 Webster Property achieves a debt service coverage ratio of at least 1.10x for at least two consecutive quarters. The 2302 Webster Borrower will have the right to avoid the Cash Management Trigger Event related to clause (iii) above by posting cash or letters of credit equal to $89,577 on an annual basis.

Property Management. The 2302 Webster Property is self-managed.

Partial Release. None.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The 2302 Webster Property is subject to a ground lease with G.J.B. Realty Corp., as the ground lessor, which ground lease has an expiration of October 18, 2116. The annual rent due under the ground lease for the 2302 Webster Property is $150,500 through October 2022, followed by 2.0% annual increases thereafter with no resets.

Terrorism Insurance. The 2302 Webster Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 2302 Webster Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 2302 Webster Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Minot Air Force Base 9 miles
The Wyatt at Northern Lights
1410 30th Avenue Northwest
Minot, ND 58703
62nd Ave NE
46th Ave NW
46th Ave NE
36th Ave NW
30th Ave NW
16th St NW
US 83 Bypass
Polaris Park
Optimist Soccer Complex
21st Ave NW
N. Broadway
Minot International Airport
27th St NE
Keith White Sertoma Complex
Herbert M. Parker Stadium
MSU Dome
Minot State University
WARD COUNTY
Minot
4th Ave NW
5th Ave NE
3rd Ave NW
Oak Park
MINOT AMTRAK
Taube Museum of Art
Roosevelt Park
DOWNTOWN MINOT
Jack Hoeven Baseball Park
Moose Park
Trinity Health West
Trinity Hospital-St. Joseph's
Roosevelt Park Zoo
Burdick Expwy East
Valley St
Souris River
Souris Valley Golf Course
Burdick Expwy West
Scandinavian Heritage Assoc.
Town & Country Shopping Center
South Hill Complex
AMTRAK
33rd St SW
13th St SE
27th St SE
20th Ave SW
20th Ave SE
Dakota Square Mall
16th St SW
37th Ave SW
54th Ave SE
SASKATCHEWAN
MANITOBA
WINNIPEG
Brandon
Portage la Prairie
Estevan
CANADA
U.S.
Williston
Minot
Grafton
MINN.
Devils Lake
Grand Forks
East Grand Forks
Sidney
NORTH DAKOTA
MT
Bismarck
FARGO
Dickinson
Mandan
Jamestown
West Fargo
Aberdeen
SOUTH DAKOTA
Watertown
Spearfish
Pierre
Huron
Brookings
WY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – The Wyatt at Northern Lights

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$22,750,000		Location:	Minot, ND
	Cut-off Date Balance:	$22,750,000		Size:	276 Units
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per Unit:	$82,428
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$82,428
	Borrower Sponsors:	Tim Edwards, Wesley D. Hill and Darrin N. Jones		Year Built/Renovated:	2014/NAP
	Guarantors:	Tim Edwards, Wesley D. Hill and Darrin N. Jones		Title Vesting:	Fee
	Interest Rate:	4.3400%		Property Manager:	WestCorp Management Group One, Inc.
	Note Date:	June 25, 2021		Current Occupancy (As of):	98.2% (6/14/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	91.5%
	Maturity Date:	July 6, 2031		YE 2019 Occupancy:	96.8%
	IO Period:	120 months		YE 2018 Occupancy:	86.2%
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$35,700,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit:	$129,348
	Call Protection:	L(24),D(91),O(5)		As-Is Appraisal Valuation Date:	May 26, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (5/31/2021):	$1,927,651
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$1,805,576
				YE 2019 NOI:	$1,821,515
				YE 2018 NOI(2):	NAP
				U/W Revenues:	$3,390,664
				U/W Expenses:	$1,380,060
Escrows and Reserves(1)				U/W NOI:	$2,010,604
	Initial	Monthly	Cap	U/W NCF:	$1,941,604
Taxes	$179,400	$29,900	NAP	U/W DSCR based on NOI/NCF:	2.01x / 1.94x
Insurance	$11,364	$5,411	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.5%
Replacement Reserves	$0	$5,750	$345,000	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.5%
				Cut-off Date LTV Ratio:	63.7%
				LTV Ratio at Maturity:	63.7%

Sources and Uses
Sources			Uses
Original loan amount	$22,750,000	64.1%	Purchase price	$35,000,000	98.6%
Borrower sponsor equity	12,761,500	35.9	Closing costs	320,736	0.9
			Upfront reserves	190,764	0.5
Total Sources	$35,511,500	100.0%	Total Uses	$35,511,500	100.0%

(1)	See “Escrows” section below.

(2)	The borrower acquired The Wyatt at Northern Lights Property (as defined below) in 2021. As such, not all historical occupancy and NOI information is available.

The Mortgage Loan. The mortgage loan (“The Wyatt at Northern Lights Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering a multifamily garden property (“The Wyatt at Northern Lights Property”) located in Minot, North Dakota.

The Borrower and Borrower Sponsors. The borrower comprises three tenants-in-common: Edwards Wyatt LLC, Hill Wyatt LLC and Jones Wyatt LLC (collectively, “The Wyatt at Northern Lights Borrower”), each a single purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantors and borrower sponsors of The Wyatt at Northern Lights Mortgage Loan are Tim Edwards, Wesley D. Hill and Darrin N. Jones.

Wesley D. Hill is the owner of Hill Properties, a real estate management, brokerage and investment company based in Chico, California. Hill Properties has over 750 apartment units currently under management in California, Oregon and Washington. Mr. Hill and Mr. Edwards own Multifamily Asset Advisors, a full-service consulting and asset management firm. Multifamily Asset Advisors has approximately $200.0 million of assets under management and ownership in California, Oregon, Utah and Washington. Darrin Norman

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Jones has been passive real estate investors since 2005. Mr. Jones currently has ownership in 495 units in Springfield, Oregon and 108 units in Clarkston, Washington.

The Property. The Wyatt at Northern Lights Property is a 276-unit garden multifamily property located in Minot, North Dakota. Built from 2014 to 2016, The Wyatt at Northern Lights Property consists of eight, three-story buildings, situated on a 15.0-acre site. The Wyatt at Northern Lights Property’s unit mix includes 108 one-bedroom/one-bathroom units, 144 two-bedroom/two-bathroom units and 24 three-bedroom/two-bathroom units, with an average unit size of 969 square feet. Common area amenities at The Wyatt at Northern Lights Property include a fitness center, indoor heated pool/spa, dry sauna, 10-seat theatre room, library, business center, clubhouse, coffee café, playground, package locker delivery system and garages. Unit amenities include stainless steel appliances, granite countertops, modern lighting, full size washer and dryer, central air conditioning and wood laminate flooring. During 2019 to 2021, The Wyatt at Northern Lights Property underwent capital improvements of approximately $324,526 or $1,176 per unit for interior and exterior renovations, flooring replacement, appliances, electrical and landscaping and parking renovations. Onsite parking is provided by 443 uncovered parking spaces and 208 garage parking spaces for a total of 651 parking spaces, resulting in a parking ratio of approximately 2.4 spaces per unit. As of June 14, 2021, The Wyatt at Northern Lights Property was 98.2% leased.

The following table presents certain information relating to the unit mix of The Wyatt at Northern Lights Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	108	107	39.1%	99.1%	758	$793
2 Bedrooms / 2 Bathrooms	144	140	52.2%	97.2%	1,068	$963
3 Bedrooms / 2 Bathrooms	24	24	8.7%	100.0%	1,324	$1,225
Total/Weighted Average	276	271	100.0%	98.2%	969	$919
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at The Wyatt at Northern Lights Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/14/2021(2)
86.2%	96.8%	91.5%	98.2%

(1)	Information obtained from The Wyatt at Northern Lights Borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 14, 2021, The Wyatt at Northern Lights Property is open and operating. As of the date hereof, collection at The Wyatt at Northern Lights Property was at 96.7% of total units and at 98.6% of total UW base rent. As of the date hereof, The Wyatt at Northern Lights Mortgage Loan is not subject to any modification or forbearance agreement, and The Wyatt at Northern Lights Borrower has not requested any modification or forbearance to The Wyatt at Northern Lights Mortgage Loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Wyatt at Northern Lights Property:

Cash Flow Analysis

	2019	2020	TTM 5/31/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$2,986,900	$3,023,002	$3,042,815	$2,989,824	84.4%	$10,833
Grossed Up Vacant Space	0	0	0	58,380	1.6	212
Gross Potential Rent	$2,986,900	$3,023,002	$3,042,815	$3,048,204	86.0%	$11,044
Other Income(2)	529,020	483,698	494,329	494,329	14.0	1,791
Net Rental Income	$3,515,920	$3,506,700	$3,537,144	$3,542,533	100.0%	$12,835
(Vacancy & Credit Loss)	(323,503)	(384,234)	(298,381)	(151,869)(3)	(5.0)	(550)
Effective Gross Income	$3,192,417	$3,122,466	$3,238,763	$3,390,664	95.7%	$12,285

Real Estate Taxes	271,169	287,272	279,971	358,800	10.6	1,300
Insurance	70,695	84,138	89,569	64,936	1.9	235
Management Fee	95,338	93,671	97,065	101,720	3.0	369
Other Operating Expenses	933,700	851,809	844,507	854,604	25.2	3,096
Total Operating Expenses	$1,370,902	$1,316,890	$1,311,112	$1,380,060	40.7%	$5,000

Net Operating Income	$1,821,515	$1,805,576	$1,927,651	$2,010,604	59.3%	$7,285
Capital Expenditures	0	0	0	69,000	2.0	250
Net Cash Flow	$1,821,515	$1,805,576	$1,927,651	$1,941,604	57.3%	$7,035

NOI DSCR	1.82x	1.80x	1.93x	2.01x
NCF DSCR	1.82x	1.80x	1.93x	1.94x
NOI Debt Yield	8.0%	7.9%	8.5%	8.8%
NCF Debt Yield	8.0%	7.9%	8.5%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes (i) utility income of $175,056, (ii) parking income of $138,303 and (iii) other income of $176,970 which include month-to-month fees, application fees, cleaning fees, late fees, cable income, pet fees, admin/legal fees, non-sufficient funds fees, corporate units/furniture, damage income, key/lock change and miscellaneous income.

(3)	The underwritten economic vacancy is 5.0%. As of June 14, 2021, The Wyatt at Northern Lights Property was 98.2% leased.

Appraisal. As of the appraisal valuation date of May 26, 2021, The Wyatt at Northern Lights Property had an “as-is” appraised value of $35,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 14, 2021, there was no evidence of any recognized environmental conditions at The Wyatt at Northern Lights Property.

Market Overview and Competition. The Wyatt at Northern Lights Property is located in Minot, Ward County, North Dakota, within the Minot, North Dakota micropolitan statistical area (the “Minot MSA”). Minot is located in the north central part of North Dakota. The Minot MSA economy is primarily driven by services, retail trade, and agriculture/mining and public administration. Major employers within the Minot MSA include Minot Air Force Base, Trinity Health, Minot Public Schools, City of Minot and Minot State University. Minot Air Force Base (“Minot AFB”) is located approximately 13 miles north of The Wyatt at Northern Lights Property. Minot AFB employs approximately 5,551 active duty members and has approximately 5,584 family members and 1,060 civilians who live near the Minot AFB.

Access to the Minot area is provided via U.S. Highway 83 and U.S. Highway 2. U.S. Highway 83 is a north-south route that provides access to Bismarck, which is approximately 120 miles south of Minot. The immediate area surrounding The Wyatt at Northern Lights Property is characterized by single family and multifamily uses. Minot State University is located approximately 2.1 miles southeast of The Wyatt at Northern Lights Property. As of fall 2020, Minot State University had approximately 2,920 students consisting of 1,948 full time students and 972 part time students. Dakota Square Mall is located approximately 5.6 miles south of The Wyatt at Northern Lights. The mall is anchored by Scheels, Target, Barnes & Noble, Ross Dress for Less and JC Penney. Other national retailers include T-Mobile, Old Navy, T.J. Maxx, AMC Theater, Party City, ULTA, and Victoria’s Secret. Other retailers within the area include Walmart, Best Buy, Hobby Lobby, Kohl’s, and Menards. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of The Wyatt at Northern Lights Property is 4,052, 26,935 and 48,474, respectively, with an average household income within a one-, three-, and five-mile radius of The Wyatt at Northern Lights Property of approximately $81,478, $72,614 and $74,043, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

According to a third party market research report, as of the first quarter of 2021, the Minot multifamily submarket contained approximately 6,517 units, a reported 5.7% vacancy rate representing a 0.2% decrease year-over-year, and an average asking rent per unit of $895 representing a 2.4% increase year-over-year.

Appraiser’s Comp Set – The appraiser identified four competitive properties for The Wyatt at Northern Lights Property totaling 795 units, which reported a weighted average occupancy rate of approximately 99.0%. The appraiser concluded to monthly market rents of $879 per unit for one bedroom/one bathroom units, $1,077 per unit for two bedroom/two bathroom units and $1,369 per unit for three bedroom/two bathroom units.

Competitive Set(1)

	The Wyatt at Northern Lights (Subject)(2)	Northern Highlands	The Commons and Landing at Southgate	The Plaza Apartments	Minot Place
Location	Minot, ND	Minot, ND	Minot, ND	Minot, ND	Minot, ND
Distance to Subject	--	0.3 miles	6.4 miles	6.1 miles	8.1 miles
Property Type	Garden/Low Rise	Garden/Low Rise	Mid/High Rise	Garden/Low Rise	Garden/Low Rise
Year Built/Renovated	2014-2016/NAP	2014/NAP	2014/NAP	2008/NAP	2011/NAP
Number of Units	276	239	341	71	144
Average Monthly Rent (per unit)
Studio	NAP	NAP	NAP	NAP	$775
1 Bedroom	$793	$995	$605 - $963	$832 - $960	$968
2 Bedrooms	$963	$1,100 - $1,237	$993 - $1,295	$945 - $1,168	$945 - $975
3 Bedrooms	$1,225	$1,401	$1,035 - $1,843	$1,210 - $1,502	$1,195
Occupancy	98.2%	99.6%	99.4%	100.0%	97.2%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Wyatt at Northern Lights Mortgage Loan documents require an upfront real estate tax reserve of $179,400 and ongoing monthly real estate tax reserves in the amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $29,900).

Insurance – The Wyatt at Northern Lights Mortgage Loan documents require an upfront insurance reserve of $11,364 and ongoing monthly insurance premium reserves in the amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $5,411).

Replacement Reserves – The Wyatt at Northern Lights Mortgage Loan documents require ongoing monthly replacement reserves of $5,750, subject to a cap of $345,000.

Lockbox and Cash Management. The Wyatt at Northern Lights Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) The Wyatt at Northern Lights Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Wyatt at Northern Lights Mortgage Loan documents also require that all revenues received by The Wyatt at Northern Lights Borrower or property manager be deposited into the lockbox account within two business days of receipt. Pursuant to The Wyatt at Northern Lights Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to The Wyatt at Northern Lights Borrower; and (b) if a Cash Sweep Event is in effect, funds will be applied to an excess cash flow account controlled by the lender, to be held by the lender as additional security for The Wyatt at Northern Lights Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	The Wyatt at Northern Lights Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of The Wyatt at Northern Lights Borrower, guarantor or property manager; or

(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for The Wyatt at Northern Lights Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, The Wyatt at Northern Lights Borrower replacing the property manager with a qualified manager acceptable to the lender; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for The Wyatt at Northern Lights Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of The Wyatt at Northern Lights Borrower, guarantor or property manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for The Wyatt at Northern Lights Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, The Wyatt at Northern Lights Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for The Wyatt at Northern Lights Mortgage Loan.

Property Management. The Wyatt at Northern Lights Property is managed by WestCorp Management Group One, Inc., a third-party property management company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Wyatt at Northern Lights Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by The Wyatt at Northern Lights Borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Wyatt at Northern Lights Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C60	Transaction Contact Information

V.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Credit Suisse Securities (USA) LLC

Brendan Jordan	Tel. (212) 325-1924

Julia Powell	Tel. (212) 325-3294

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.